UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WINNEBAGO INDUSTRIES, INC.
(Name of Registrant as Specified in its Charter)

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WINNEBAGO INDUSTRIES

Be great, outdoors.

KING AIRE

2025 PROXY STATEMENT

Dear Fellow Shareholders,
Winnebago Industries remained resilient despite a challenging operating environment in Fiscal 2025. We delivered innovative products, enhanced production efficiency, reduced costs, and collaborated with our dealer partners to align inventory with market demand. In addition, we took decisive steps to improve the operational performance of our Winnebago-branded businesses. These disciplined actions enabled us to adapt to dynamic conditions and position the Company for growth as our markets recover.
New product momentum was strong in the Motorized RV segment, with the launch of compelling new offerings from Grand Design RV and Newmar. These offerings included the Lineage Series F Class Super C, featuring a rugged Fox Factory Suspension, the Lineage Series VT Class B, and the Newmar Freedom Aire. In Fiscal 2025 – its first full year on the market – the Lineage Series achieved its revenue target of more than $100 million. Grand Design expanded its towable RV reach with the new Transcend Series travel trailers, applying its proven consumer-centric design to attract quality- and value-minded customers. These models further broaden the brand’s reach, offering practical design and reliable performance at an accessible price point.
We advanced the transformation of our Winnebago-branded businesses with key leadership moves. Don Clark was promoted to Group President – Towable RV Segment; President – Grand Design RV, integrating both Grand Design and Winnebago Towables. Casey Tubman was promoted to Group President – Newmar and Winnebago Motorized, where he will continue to lead the Newmar business day-to-day as president and now provide executive oversight for the Winnebago-brand motorhome business. Chris West, formerly Senior Vice President of Enterprise Operations and Barletta Boats, now leads Winnebago Motorhomes and Specialty Vehicles. He brings the operational expertise and fresh perspective that will help to reinvigorate the portfolio.
The process improvements underway at our Winnebago-branded businesses are part of a broader margin recapture plan: refreshing the product lineup, boosting operational efficiency and rebuilding sustained profitability, starting in Fiscal 2026. New products such as Winnebago Towables’ Thrive™ travel trailer and Winnebago Motorhomes’ Sunflyer™ Class C Motorhome, which debuted at the RV Open House in September, are positioning the Winnebago brand to drive improved margins and meaningful share gains over time.
For 60 years, Winnebago Industries focused exclusively on RVs. In 2018, we transformed our business with the acquisition of iconic boatmaker Chris-Craft, followed in 2021 by the acquisition of Barletta, a rapidly expanding premium pontoon manufacturer. Today, these brands represent our Marine segment, which continued to perform well in Fiscal 2025. Chris-Craft’s dynamic and competitively priced Sportster Series is attracting new customers to the boating lifestyle; Barletta’s exciting model year 2026 product line advances its position as the third-largest brand in the U.S. aluminum pontoon market and North America’s fastest growing aluminum pontoon manufacturer.
From a financial perspective, we reduced our debt by roughly $159 million in Fiscal 2025 through a $100 million tender of our 6.25% senior secured notes due 2028 and $59 million in convertible debt extinguishment. As we begin Fiscal 2026, we are focused on achieving our target leverage range through stronger cash generation driven by working capital discipline, operational efficiency and profitable growth. We are also working with our supply base to further mitigate tariff risk.
Our disciplined capital allocation strategy is underpinned by more than 11 consecutive years of quarterly dividend payments as well as more than $440 million in share repurchases over the past nine years, including $50 million in Fiscal 2025. This track record reinforces our commitment to creating value for shareholders and our confidence in the future.
The 2025 Proxy Statement includes several items that will be voted on at our upcoming Annual Meeting of Shareholders, which will be conducted virtually on Tuesday, December 16, 2025. We encourage you to participate and vote your shares.
On behalf of the entire Winnebago Industries Board, thank you for your continued support. We look forward to executing in the year ahead to drive long-term value.

David W. Miles,
Chair of the Board of Directors

Michael J. Happe,
President and Chief Executive Officer

Proxy Statement for 2025 Annual Meeting 1

Notice of Annual Meeting of Shareholders to be held December 16, 2025

Time and Date: Tuesday, December 16, 2025 3:30 p.m. Central Standard Time	Place: The annual meeting will be held virtually. www.virtualshareholdermeeting.com/WGO2025	Record Date: October 21, 2025

Winnebago Industries, Inc. (Winnebago Industries or the Company) will hold its 2025 annual meeting of shareholders (Annual Meeting) on Tuesday, December 16, 2025 at 3:30 p.m. Central Standard Time. The Annual Meeting will be completely virtual. The proxy materials were either made available to you over the internet or mailed to you on or about November 4, 2025. At the Annual Meeting, shareholders will be asked to:
1.	Elect three Class II directors to hold office for a three-year term
2.	Approve, on an advisory basis, the compensation of our named executive officers
3.	Approve our amended and restated 2019 Omnibus Incentive Plan
4.	Approve our amended and restated Employee Stock Purchase Plan
5.	Ratify the selection of Deloitte & Touche LLP as our independent registered public accountant for Fiscal 2026
Only shareholders of record at the close of business on October 21, 2025 may vote at the Annual Meeting or any adjournment thereof.
By Order of the Board of Directors

Stacy L. Bogart
Senior Vice President - Chief Legal Officer, Corporate Secretary and Corporate Responsibility
Eden Prairie, MN
November 4, 2025
How to Vote

Your Vote Is Important
Please read this proxy statement and submit your vote as soon as possible. A prompt response is helpful and your cooperation is appreciated.

Proxy Statement for 2025 Annual Meeting 2

Proxy Statement for 2025 Annual Meeting

Proxy Statement for 2025 Annual Meeting

Business and Strategic Overview
Enterprise Strategies

Fiscal 2025 Performance Highlights

(1)	Source: Statistical Surveys Inc. - North America, trailing twelve months as of fiscal year-end, measured in units.

Proxy Statement for 2025 Annual Meeting 5

Director Nominees and Continuing Directors

Name and Primary Occupation	Age	Director Since	Independent	Other Public Boards	Current Committees
Sara E. Armbruster President and Chief Executive Officer of Steelcase, Inc.	54	2019	Yes	1	•	Human Resources
					•	Nominating and Governance*
Christopher J. Braun Former Chief Executive Officer of Teton Buildings, LLC	65	2015	Yes	—	•	Audit
					•	Nominating and Governance
Kevin E. Bryant Executive Vice President, Stakeholder Affairs and Chief Strategy Officer of Southwest Power Pool	50	2021	Yes	1	•	Audit*
					•	Technology and Innovation
William C. Fisher Former Chief Information Officer of Polaris, Inc.	71	2015	Yes	—	•	Audit
					•	Technology and Innovation
Michael J. Happe President and Chief Executive Officer of Winnebago Industries	54	2016	No	1

Staci L. Kroon President and Chief Executive Officer of TouchPoint, Inc.	52	2023	Yes	—	•	Human Resources
					•	Technology and Innovation*
David W. Miles (Chair) Co-Founder and Managing Principal of Manchester Story Group	68	2015	Yes	—

John M. Murabito Former Executive Vice President and Chief Administrative Officer of Cigna Corporation	66	2017	Yes	—	•	Human Resources*
					•	Nominating and Governance
Michael E. Pack Executive Vice President and President, Vocational of Oshkosh Corporation	50	2025	Yes	—	•	Audit
					•	Technology and Innovation

*	Committee Chair

Proxy Statement for 2025 Annual Meeting 6

CORPORATE RESPONSIBILITY & INCLUSION

Winnebago Industries is driven by a purpose to elevate every moment outdoors. We help make the outdoor recreation industry more inclusive, sustainable and giving – elevating every moment outdoors for everyone. We are committed to building a culture of corporate and individual responsibility focused on our people, planet and community. Our materiality assessment informs our CR&I Strategy. To learn more about our materiality assessment, read our Corporate Responsibility Report at www.winnebagoind.com/our-impact.

Our CR&I efforts are centered on three priorities: • LEARN about each other and the world we live in • ACT on what we learn to positively impact our people and our planet • INSPIRE others to do the same

PEOPLE Build a shared sense of inclusion to empower our teammates and create a sense of belonging.

Developing Our People Leveraged our Leadership Speaker Series to enhance understanding of how inclusion is part of our Leadership Expectations	Champion of Women Supported women’s leadership by engaging in the Women MAKE Mentorship program and supporting industry partnerships like the RV Women’s Alliance	Employee Experience Grew membership in our Employee Resource Groups - Women’s Inclusion Network, Veterans Network, and Mosaic - by 38%	Zero-Harm Safety In our ongoing commitment to putting people first, we embraced the annual theme “Safety: From Design to Delivery” across all business units, leading to enhanced safety metrics

PLANET Act as responsible environmental stewards to protect and preserve the outdoors.

Waste Reduction	GHG Emissions Reduction	Product Stewardship	Water Reduction
Goal: Achieve a Zero Waste to Landfill target of 90% diversion of waste from landfills by 2030 Completing projects to reduce landfilled waste through reduction and recycling projects	Goal: Reduce absolute greenhouse gas (GHG) emissions by at least 50% by 2030 Scored a “B” on our latest submission to CDP
Goal: Build a Lifecycle
Assessment process to
address upstream and
downstream environmental
impacts for our product
lines by 2030

Updating our product sustainable attributes and developing a project management model to incorporate sustainable design
Goal: Reduce freshwater use by 30% by 2030 Managing our water usage through a combination of training on water stewardship and leak detection preventative maintenance

COMMUNITY Commit to doing well and doing good in the places we travel, live, work and play.

In Fiscal 2025, Winnebago Industries,
its employees, and the
Winnebago Industries Foundation
gave $3.9 million in total community support
(grants, charitable donations, in-kind
contributions, employee giving,
and volunteer hours)
In Fiscal 2025, total community support includes $750,000 raised by employees, including Winnebago Foundation matching gifts, for 360 community partners	In Fiscal 2025, 13,600 volunteer hours logged by 450 employees

Follow our corporate responsibility journey at www.winnebagoind.com/responsibility

Proxy Statement for 2025 Annual Meeting 7

Corporate Governance Highlights
We are committed to a strong corporate governance structure that promotes long-term value for our shareholders. Our Board of Directors (Board) believes that having a mix of directors with complementary qualifications, experience and expertise strengthens its oversight ability, provides diverse perspectives, and represents the best interests of our shareholders. The following graphs reflect our Board membership following the Board’s acceptance of the resignation of Jacqueline Woods in August 2025.

Corporate Governance Practices

Independent leadership	⯀ 8 of 9 director nominees and continuing directors are independent (all except our Chief Executive Officer)
⯀ Independent non-employee chair
⯀ All Board committee members are independent
⯀ Executive sessions of independent directors before and/or after each regular Board meeting
Board refreshment	⯀ Mix of tenure and diversity of directors
⯀ Age limit for directors (72)
⯀ Annual Board and committee self-evaluations
Other strong governance practices	⯀ Single class of outstanding shares with equal voting rights
⯀ Code of Conduct applicable to all directors, officers and employees
⯀ Non-employee director and executive stock ownership guidelines
⯀ All employees and directors prohibited from hedging and pledging Company stock
⯀ Maintain clawback policies applicable to our executive officers’ incentive awards
⯀ Excellent meeting attendance
⯀ Director overboarding policy with guidelines and limitations for service on other public company boards

Proxy Statement for 2025 Annual Meeting 8

Corporate Governance
Board Leadership Structure
The Board is committed to robust corporate governance, which enhances long-term stability and value for all of our shareholders.
Our bylaws and corporate governance policy delegate to the Board the right to exercise its discretion to either separate or combine the offices of Board Chair and Chief Executive Officer (CEO). This decision is based upon the Board’s determination of what is in the best interests of the Company and our shareholders, in light of then-current and anticipated future circumstances and taking into consideration succession planning, the skills and experience of the individual(s) filling those positions, and other relevant factors.
The Board, as part of its continuing obligation to determine the appropriate role for the Chair, has concluded that at this time the Company will have an independent Chair. The Board concluded that this structure provides us with a strong governance and leadership structure that is designed to exercise independent oversight of members of our management team and key issues related to strategy and risk. Mr. David W. Miles, an independent director, has served as Chair since June 2019.
The Board recognizes that, depending on the specific characteristics and circumstances of the Company, other leadership structures might also be appropriate. We are committed to reviewing this determination on an annual basis.
Skills and Experiences
The following chart shows the specific experiences and skills the Board currently believes are important for our directors to collectively possess for effective governance of Winnebago Industries. The chart also provides a high-level summary of the important experiences and skills of each of our directors. We seek to achieve a balance of knowledge, experience and perspective on the Board to contribute to the sound governance of the Company.

Directors		Michael Happe (CEO)	Sara Armbruster	Christopher Braun	Kevin Bryant	William Fisher	Staci Kroon	David Miles (Chair)	John Murabito	Michael Pack
Executive Leadership Experience	Public/Private Company CEO	■	■				■	■		
	Financial Expert				■					■
	Global Experience	■	■	■		■			■	■
Sector/ Functional Expertise	Technology Leader/Data & Analytics					■	■	■		
	Mobility Ecosystem					■	■			■
	Marketing/Sales/Branding	■								
	Strategic Transformation	■	■		■			■	■	
	Operations Optimization			■	■	■	■			
	Human Capital Mgmt/ Compensation								■	
	Channel Development	■		■		■				
	Public Affairs/ Stakeholder Mgmt							■

Proxy Statement for 2025 Annual Meeting 9

Executive Leadership
Experience Criteria: Definitions

Area of Expertise	Description
Public/Private Company CEO	⯀ Current or recently retired public/private CEO of organization with comparable scale and complexity, preferably with a strong manufacturing base
Financial Expert
⯀
Strong financial acumen through experience in a senior financial leadership role (e.g., CFO, audit, treasurer, accounting), preferably public company CFO experience or as an audit partner in an accounting firm

Global Experience	⯀ Senior experience in a multinational business; understanding of new market entry, navigating complexities of local and regional geopolitical and cultural sensitivities
Technology Leader/ Data & Analytics	⯀ Leadership in businesses focused on disruption or technology-driven change leveraging innovative digital technologies and data analytics, focusing on customer experience and connectivity solutions
Mobility Ecosystem	⯀ Leadership within on or off-highway transportation and/or mobility ecosystem; understanding of technology-driven advancements in relevant markets
Marketing/Sales/ Branding
⯀
Marketing/managing a portfolio of brands with a focus on data and digital competencies; leadership in customer or user experience within a business-to-business and/or business-to-consumer environment

Strategic Transformation	⯀ Executive experience creating and driving enterprise-wide strategic transformation at scale including experience with development of a strategic acquisition pipeline and business integration
Operations Optimization	⯀ Operations optimization experience including continuous improvement, operational automation relevant to factory operations and supply chain
Human Capital Mgmt/ Compensation	⯀ Senior experience in recruiting, developing and retaining an inclusive workforce with a strong track record of driving a high-performing culture
Channel Development	⯀ Experience working with independent dealers and/or complex go-to-market models including leadership in a business with significant aftermarket parts and service and omnichannel market development
Public Affairs/Stakeholder Mgmt	⯀ Experience in public sector/industry associations/investor community, including venture capital and private equity (as relevant)

Proxy Statement for 2025 Annual Meeting 10

Board and Shareholder Meeting Attendance; Executive Sessions
During Fiscal 2025, the Board met eight times. Each director who served on the Board during Fiscal 2025 attended at least 75% of the meetings of the Board and the committees on which he or she served that were held during his or her tenure on the Board or relevant committee. It is the Board’s policy that directors are encouraged, but are not required, to attend the annual meeting of shareholders. All of our then-serving directors attended the 2024 annual meeting of shareholders. During the year, our independent directors held executive sessions without the CEO or other management as a routinely scheduled agenda item for every regular Board meeting.
Board Committees
The Board has established the Audit, Human Resources, and Nominating and Governance Committees to assist it in discharging its responsibilities. In December 2024, the Board also formed a new Technology and Innovation Committee and dissolved the Finance Committee. The formation of the Technology and Innovation Committee aligns with our focus on new product development and integration of new technology to support how our customers engage with our products. At the same time, the Board determined that certain duties of the Finance Committee should be transitioned to the Audit Committee, while other responsibilities are more appropriately overseen by the full Board. Each committee operates under a written charter, each of which is available under “Corporate Governance” in the “Investors” section of our website at www.winnebagoind.com. The current membership of each committee and its primary responsibilities, as well as the number of meetings held by each of these committees during Fiscal 2025, are described below.

Board Committees
	Audit	Human Resources	Nominating and Governance	Technology and Innovation
Sara E. Armbruster			C
Christopher J. Braun
Kevin E. Bryant*	C
William C. Fisher
Michael J. Happe
Staci L. Kroon				C
David W. Miles (Chair)
John M. Murabito		C
Michael E. Pack*

C	Chair
Member
*	Designated as an “audit committee financial expert” as that term has been defined by the SEC.

Proxy Statement for 2025 Annual Meeting 11

Audit Committee[1] Members Kevin E. Bryant (Chair) Christopher J. Braun William C. Fisher Michael E. Pack Number of meetings during Fiscal 2025: 5
Each year, the Audit Committee appoints the independent registered public accountant to examine our financial statements. It reviews with representatives of the independent registered public accountant the auditing arrangements and scope of the independent registered public accountant’s examination of the books, results of those audits, any non-audit services, their fees for all such services and any problems identified by and recommendations of the independent registered public accountant regarding internal controls. Following the dissolution of the Company’s Finance Committee in December 2024, the Audit Committee also has oversight responsibilities relating to financial management including in the areas of financial returns, liquidity metrics, and total shareholder return performance; credit positioning, capital structure, and capital allocation; financial aspects of mergers and acquisitions; and tax strategy and risk management.

Those in regular attendance for part of the committee meeting typically include: the Board Chair; the CEO; the Chief Financial Officer (CFO); the Chief Legal Officer; the Chief Compliance Officer; and the Corporate Controller. The Audit Committee meets at least annually with the CFO, the internal auditors and the independent auditors in separate executive sessions. The committee is also prepared to meet privately at any time at the request of the independent registered public accountant or members of our management to review any special situation arising on any of the above subjects.

Human Resources Committee Members John M. Murabito (Chair) Sara E. Armbruster Staci L. Kroon Number of meetings during Fiscal 2025: 5
The Human Resources Committee is responsible for: (1) reviewing and approving corporate goals and objectives relevant to compensation of our CEO, evaluating performance and compensation of our CEO in light of such goals and objectives and establishing compensation levels for other executive officers; (2) overseeing the evaluation of our executive officers (other than the CEO) and approving the general compensation program and salary structure of such executive officers; (3) administering and approving awards under our incentive compensation and equity-based plan; (4) reviewing and approving all executive officer compensation, including any executive employment agreements, severance agreements, and change in control agreements; (5) reviewing the list of peer group companies used for compensation purposes when deemed necessary; (6) reviewing and approving Board retainer fees, attendance fees, and other compensation, if any, to be paid to non-employee directors; (7) reviewing and discussing with management the Compensation Discussion and Analysis section and certain other disclosures, including those relating to compensation advisors, compensation risk and the “say on pay” vote, as applicable for our Form 10-K and proxy statement; (8) preparing the committee’s annual report on executive compensation for our Form 10-K and proxy statement; and (9) overseeing policies and strategies relating to corporate culture and human capital management.

The Human Resources Committee is authorized to retain an outside compensation consultant for matters relating to executive compensation. For Fiscal 2025, the committee retained Semler Brossy Consulting Group LLC (Semler Brossy) to advise on certain executive compensation-related matters, as further described in the Compensation Discussion and Analysis section of this proxy statement.

1	All members of the Audit Committee are non-employee directors who have been determined to be “independent” under applicable listing standards of the New York Stock Exchange (NYSE).

Proxy Statement for 2025 Annual Meeting 12

Nominating and Governance Committee Members Sara E. Armbruster (Chair) Christopher J. Braun John M. Murabito Number of meetings during Fiscal 2025: 7
The Nominating and Governance Committee is primarily responsible for: (1) adopting policies and procedures for identifying and evaluating director nominees, including nominees recommended by shareholders; (2) identifying and evaluating individuals qualified to become Board members, considering director candidates recommended by shareholders and recommending that the Board select the director nominees for the next annual meeting of shareholders; (3) establishing a process by which shareholders and other interested parties are able to communicate with members of the Board; (4) developing and recommending to the Board a corporate governance policy applicable to the Company; (5) reviewing and approving related person transactions; and (6) overseeing the Company’s commitment to corporate responsibility matters, including ESG matters.

The Nominating and Governance Committee recommended to the Board the director-nominees proposed in this proxy statement for election by the shareholders. The committee reviews the qualifications of, and recommends to the Board, candidates to fill Board vacancies as they may occur during the year.

Technology and Innovation Committee Staci L. Kroon (Chair) Kevin E. Bryant William C. Fisher Michael E. Pack Number of meetings during Fiscal 2025: 3
The Technology and Innovation Committee was established by the Board in December 2024.

The Technology and Innovation Committee is primarily responsible for providing oversight with respect to the Company’s use of technology to enable customers, empower employees, optimize operations and transform products, including sub-systems, accessories and on-board software. Specifically, the committee is responsible for (1) assisting the Board in identifying new and emerging technology trends, opportunities and threats that may impact the Company’s overall business strategy, (2) providing oversight over the Company’s technology-based innovation strategy and the effectiveness of its research and development programs, and (3) reviewing risks associated with major innovation and technology investments.

Director Independence
Under our corporate governance policy and NYSE rules, the Board must have a majority of directors who meet the standards for independence. The Board must determine, based on a review of the relevant facts and circumstances, whether each director satisfies the criteria for independence. The Board undertook an annual review of director and director nominee independence. The Board process was designed to identify any transactions and relationships between each director and director nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates known to the Company. The Board also considered whether there were any transactions or relationships between directors, director nominees or any member of their immediate family (or any entity of which a director, director nominee or an immediate family member is an executive officer, general partner or significant equity holder). Based on this review, the Board affirmatively determined that all non-employee directors are independent. Mr. Happe is the only employee director and is not independent. As part of the Board’s independence assessment and determination, the Board specifically considered Ms. Kroon’s appointment as an executive officer of TouchPoint, Inc., from which the Company purchased various components in Fiscal 2025. Because the amount involved in these transactions was less than 1% of both the Company’s and TouchPoint, Inc.’s annual revenues, and Ms. Kroon was not personally involved in these transactions and she received no particular benefit related to these transactions, the Board concluded that these transactions did not impair Ms. Kroon’s independence.

Proxy Statement for 2025 Annual Meeting 13

Risk Oversight
The Board has responsibility for overseeing Winnebago Industries’ overall approach to risk management and is actively engaged in addressing the most significant risks facing the Company, including financial, technological, operational, strategic and competitive risks. The Board manages its risk oversight function both as a full Board and through delegation to Board committees, which meet regularly and report back to the Board. The Board and its committees receive information used in fulfilling their oversight responsibilities through our executive officers and other advisors, including our legal counsel, our independent registered public accounting firm, our consulting firm for internal controls over financial reporting, and the compensation consultants we engage from time to time.
Following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of the Board committees.

Proxy Statement for 2025 Annual Meeting 14

Board Refreshment
The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members and making recommendations on director nominees to the Board. The committee considers potential new candidates that may be proposed by current directors, management, professional search firms, and shareholders. The committee retains third-party search firms from time to time to assist in identifying potential Board members who have expertise and experience that would complement the current Board.
The Nominating and Governance Committee considers the then-current composition of the Board, the operating requirements of the Company and the long-term interests of all shareholders in its assessment of potential director candidates. The committee seeks directors who have the skills and experience to guide management in the operation of the Company’s business given the then-current and anticipated future needs of the Board and the Company while maintaining a balance of perspectives, qualifications, qualities and skills on the Board. The Board does not have a specific diversity policy but believes that having a mix of directors with complementary qualifications, experience and expertise strengthens its oversight ability, provides diverse perspectives, and represents the best interests of our shareholders.
Michael E. Pack was appointed to the Board effective January 8, 2025. The Nominating and Governance Committee led the process for identifying director candidates, selecting Mr. Pack as a director nominee and recommending his selection to the Board. A third party search firm assisted the committee with its recruitment efforts and identified Mr. Pack as a candidate. Mr. Pack was identified and recommended as a director candidate due to a number of factors, including his financial expertise, strong executive leadership and experience, and manufacturing and industry expertise.
To promote Board refreshment and effectiveness, the Board and its committees engage in an annual self-assessment process. The Nominating and Governance Committee leads the Board’s annual self-evaluation to assess the performance of the Board and its committees. The assessment focuses on the Board’s contribution to the Company and specifically focuses on areas where the Board or management believes that the Board could improve.
Board Commitments
To ensure that each director does not have other board commitments that would impair a director’s ability to fulfill his or her duties on the Board, the Board has adopted limitations on the number of public company boards on which a director may serve. Any director who serves as an executive officer of a public company may serve on one other public company board of directors approved by the Board, and any director who does not serve in such capacity may serve on the board of directors of up to three other public companies. No director may join another board of directors without first obtaining approval from the Board Chair.
Code of Conduct and Corporate Governance Documents
We have adopted a Code of Conduct applicable to all of our directors, officers, employees and business partners. Our Human Rights Policy, which applies to all of our directors, officers, employees and business partners, describes our commitment to upholding and promoting fundamental human rights, including with respect to maintaining a safe and healthy workplace, a respectful work environment, diversity and inclusion, and fair labor practices. Our Code of Conduct, Human Rights Policy, committee charters, supplier code of conduct, and other governance documents are available under “Corporate Governance” in the “Investors” section of our website at www.winnebagoind.com. This website and the materials available through it are not incorporated by reference into this proxy statement.
Policy on Transactions with Related Persons
We have adopted a written policy for review of transactions involving more than $120,000 in any calendar year in which Winnebago Industries is a participant and in which any executive officer, director, director nominee, greater than 5% shareholder or any immediate family member of any of these persons has a direct or indirect material interest. Our Nominating and Governance Committee must review and approve any such transaction before it is entered into, except that the Human Resources Committee reviews and approves the compensation of any

Proxy Statement for 2025 Annual Meeting 15

employee who is an immediate family member of a director or executive officer and whose compensation exceeds $120,000. If advance approval by the Nominating and Governance Committee is not possible, then the related-party transaction will be considered and, if the committee determines it to be appropriate, ratified by the committee.
In determining whether to approve or ratify any potential related-party transaction, the Nominating and Governance Committee considers the relevant facts and circumstances, including (if applicable) but not limited to: whether the transaction is on terms no less favorable to the Company than terms generally available to unrelated parties and the extent of the related person’s interest in the transaction. No director may participate in any review, approval, or ratification of any transaction if the director, or the director’s immediate family member, has a direct or indirect material interest in the transaction. The committee will not approve any related person transaction that is inconsistent with the interests of the Company and its shareholders.
During Fiscal 2025, the only related party transactions involved Donald Clark, one of our executive officers. Mr. Clark has a 20% ownership interest in Three Oaks, LLC (Three Oaks), an entity which owns certain land and buildings that Grand Design RV, LLC (Grand Design) leases in order to operate its business. Grand Design paid $2,160,000 to Three Oaks under its lease with Three Oaks, which was entered into on October 2, 2016 and most recently amended on March 12, 2024. The transaction with Three Oaks was approved by the Nominating and Governance Committee. In addition, during Fiscal 2025, three of Mr. Clark's relatives were employed by Grand Design and received the following total compensation for Fiscal 2025: (i) his brother, Ray Clark, is a sales representative with total compensation of $382,833, (ii) his son, Austin Clark, is a sales representative with total compensation of $431,544, and (iii) his son-in-law, Matt Eppers, is a product manager with total compensation of $646,813. None of Mr. Clark’s relatives that are employed by Grand Design report directly to Mr. Clark.
Communications with Directors
Shareholders and other interested parties seeking to communicate with our directors or a particular director may write to: Winnebago Industries, Inc., Attn: Senior Vice President — Chief Legal Officer, Corporate Secretary, Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, MN 55347 or email: SLBogart@winnebagoind.com. All communications received from shareholders and other interested parties will be reviewed by the Senior Vice President — Chief Legal Officer, Corporate Secretary, Corporate Responsibility, or such other person designated by all non-employee directors of the Board, and if they are relevant and appropriate, they will be forwarded to the Board Chair or applicable Board member or members as soon as reasonably practicable.
Insider Trading Policy; Anti-Hedging and Anti-Pledging Policy
The Company’s insider trading policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information (as defined in the policy) in securities trading. The policy applies to the Company’s directors, officers and employees, as well as certain of their family members and related parties. The policy prohibits covered persons from engaging in transactions in the Company’s securities when aware of material nonpublic information, and also prohibits “tipping” such information. Additionally, our insider trading policy prohibits employees and directors from engaging in transactions intended to hedge or offset the market value of any Winnebago Industries securities owned by them. This policy also prohibits employees and directors from holding Winnebago Industries securities in a margin account or otherwise pledging Winnebago Industries securities as collateral for a loan. Under the policy, certain persons are subject to trading windows and pre-clearance requirements. The policy also requires the Company to comply with securities laws when transacting in its own securities.

Proxy Statement for 2025 Annual Meeting 16

Proposal 1 – Election of Directors
Our bylaws provide that our Board is comprised of between three and fifteen directors. Mr. Michael E. Pack was elected as a Class II director on January 8, 2025, at which time the size of the Board was increased to ten. The Board accepted Ms. Jacqueline D. Woods’ resignation on August 4, 2025, at which time the size of the Board was reduced to nine.
The Board adopted a majority voting policy for the election of directors in uncontested elections. Under this policy, in any uncontested election of directors, if any nominee receives less than a majority of the votes cast for the nominee, that nominee will still be elected, but must tender his or her resignation to the full Board for consideration at the next regularly scheduled meeting of the Board. The Board will only not accept the tendered resignation for, in its judgment, a compelling reason. If the Board, with the affected director not participating, does not accept the resignation at the regularly scheduled meeting following the election, then the nominee will be considered elected and may serve out the term to which he or she was elected. In any contested election of directors where the number of nominees exceeds the number of available positions, strict plurality voting will apply.
Based on the recommendation of the Nominating and Governance Committee, our Board has nominated Mr. Kevin E. Bryant, Mr. John M. Murabito, and Mr. Michael E. Pack for election to serve as Class II directors for three-year terms expiring at the annual meeting of shareholders following Fiscal 2028.

✔	The Board UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Proxy Statement for 2025 Annual Meeting 17

Director Nominees — Class II (Term Ending 2028)

Kevin E. Bryant Age 50 Director since 2021 Committees: Audit (Chair) Technology and Innovation	Skills and Qualifications:
	•	Financial Expert	•	Strategic Transformation
	•	Operations Optimization

Kevin E. Bryant is Executive Vice President of Stakeholder Affairs and Chief Strategy Officer of Southwest Power Pool (SPP), a regional transmission organization, a position he has held since April 2025. In this role, Mr. Bryant oversees the development and execution of SPP’s corporate strategy, leads the administration of SPP’s independent and inclusive stakeholder process and directs the management of the organization’s relationships and communications with internal and external stakeholders. Before joining SPP, Mr. Bryant has held several positions that have drawn on his strategic insight and finance/marketing experience. Prior to his current position, Mr. Bryant served as Executive Vice President and Chief Operating Officer of Evergy, Inc. after holding several roles at Evergy. Before joining Evergy, Mr. Bryant held roles at THQ, Inc., UBS and Hallmark Cards, Inc. Mr. Bryant also serves on the boards of directors of Ralliant Corporation and Children’s Mercy Kansas City. Mr. Bryant brings financial, operational, business development and energy platform expertise to the Company.

John M. Murabito Age 66 Director since 2017 Committees: Human Resources (Chair) Nominating and Governance	Skills and Qualifications:
	•	Global Experience	•	Strategic Transformation
	•	Human Capital Management/Compensation

John M. Murabito most recently served as Executive Vice President at Cigna Corporation, a global healthcare services company, from 2003 until his retirement in April 2022. Mr. Murabito joined Cigna as its Chief Human Resources Officer and served in that role for 18 years before becoming Chief Administrative Officer in 2021. In that role, he had oversight of human resources, enterprise marketing, security and aviation, civic affairs, and the Cigna Foundation, of which he was the president. Earlier in his career, he served as Senior Vice President of Human Resources and Corporate Services at the Monsanto Company. His background includes over 40 years of extensive related experience with the Frito-Lay division of PepsiCo, Symbion, Inc., and The Trane Company. Mr. Murabito is a Fellow of the National Academy of Human Resources and served as Chair of the Board for many years. He is a former Trustee and Board Chair for his alma mater, Augustana College. Mr. Murabito brings strong executive business leadership and talent management expertise to our Board as a former senior executive of a Fortune 20 public company. He provides valuable insights to the Board on human capital, executive compensation, leadership development and succession planning.

Proxy Statement for 2025 Annual Meeting 18

Michael E. Pack Age 50 Director since 2025 Committees: Audit Technology and Innovation	Skills and Qualifications:
	•	Financial Expert	•	Global Experience
	•	Mobility Ecosystem

Michael E. Pack is Executive Vice President and President, Vocational of Oshkosh Corporation (Oshkosh), a global industrial technology company focused on innovating purpose-built vehicles and equipment, a position he has held since June 2024. In this role, he is responsible for leading all aspects of the Vocational segment, which includes Pierce fire trucks, McNeilus refuse and recycling vehicles, and Oshkosh AeroTech airport ground support equipment and jet bridges. Mr. Pack has been with Oshkosh since 2006. During his tenure, he has served as Executive Vice President and Chief Financial Officer and held various domestic and international assignments of increasing responsibility across Oshkosh. Prior to joining Oshkosh, he was a senior audit manager at Grant Thornton LLP. He is a certified public accountant. Mr. Pack brings financial expertise, strong executive leadership and experience, and manufacturing and industry expertise to the Board.

Directors Continuing in Office — Class III (Term Ending 2026)

Sara E. Armbruster Age 54 Director since 2019 Committees: Human Resources Nominating and Governance (Chair)	Skills and Qualifications:
	•	Public/Private Company CEO	•	Global Experience
	•	Strategic Transformation

Sara E. Armbruster is President and Chief Executive Officer of Steelcase Inc., a global office furniture manufacturer, a position she has held since October 2021. Ms. Armbruster also serves on the board of directors of Steelcase. Ms. Armbruster has held several leadership positions since joining Steelcase in 2007 as Vice President of Corporate Strategy, including as Vice President, Strategy, Research and Digital Transformation and Executive Vice President. In her roles, Ms. Armbruster oversaw Steelcase’s technology efforts and was responsible for advancing the embrace of digital technologies and for digital transformation of Steelcase. Ms. Armbruster also has had responsibility for a range of innovation activities, including global design research, the design and implementation of new business models, and the development of external growth opportunities, including acquisitions and partnerships. In August 2025, Steelcase announced that it entered into an agreement pursuant to which HNI Corporation will acquire Steelcase, subject to required approvals and customary closing conditions. Before joining Steelcase, Ms. Armbruster was Vice President of Business Development at Banta Corporation, a contract printing company. Ms. Armbruster brings substantial experience in strategy, innovation, information technology, and digital transformation to our Board. As a senior executive of a public company with primary responsibility in these areas, she provides valuable strategic insights and expertise with respect to growth opportunities for the Company and areas of critical business innovation.

Proxy Statement for 2025 Annual Meeting 19

William C. Fisher Age 71 Director since 2015 Committees: Audit Technology and Innovation	Skills and Qualifications:
	•	Operations Optimization	•	Mobility Ecosystem
	•	Global Experience	•	Technology Leader/Data & Analytics
	•	Channel Development

William C. Fisher was the Chief Information Officer of Polaris Industries Inc., a manufacturer of power sports products, from 1999 until his retirement in 2015. During his tenure at Polaris, he also served as the General Manager of Service from 2005 until 2014 overseeing all technical, dealer, and consumer service operations. Prior to joining Polaris, Mr. Fisher was employed by MTS Systems for 15 years in various positions in information services, software engineering (applications and embedded control systems), factory automation, vehicle testing, and general management. Before that time, Mr. Fisher worked as a civil engineer for Anderson-Nichols and later joined Autocon Industries, where he developed process control software. Mr. Fisher brings substantial experience with information technology and cybersecurity issues to our Board, and his experience as an engineer and in executive positions in service and consumer service operations provides valuable insight for our customer service function as well as relationships with channel partners. Additionally, his familiarity with highly discretionary consumer products is a key asset as we focus on improved service and operational efficiency.

Michael J. Happe Age 54 Director since 2016	Skills and Qualifications:
	•	Public/Private Company CEO	•	Strategic Transformation
	•	Marketing/Sales/Branding	•	Global Experience
	•	Channel Development

Michael J. Happe joined Winnebago Industries in January 2016, as the President, Chief Executive Officer and a director. Mr. Happe has led a transformation of the Company into an outdoor recreation/lifestyle enterprise. Under his leadership, Winnebago Industries has grown both organically and inorganically; completed acquisitions of Grand Design RV, Chris-Craft, Newmar, Barletta Boats, and Lithionics Battery; and expanded its industry and geographic footprint. Winnebago Industries’ net sales, net income, RV and marine market share, and total shareholder returns have all grown significantly under Mr. Happe’s leadership, as has the Company’s commitment to corporate responsibility. In 2023, Mr. Happe was named the Ernst & Young National Entrepreneur of the Year for the United States. He worked previously at The Toro Company, a global manufacturer of turf and landscape maintenance and development solutions, where he most recently served as an Executive Officer and Group Vice President of Toro’s Residential and Contractor business until 2015. A 19-year veteran of The Toro Company, Mr. Happe held a series of senior leadership positions throughout his career across a variety of the company’s domestic and international divisions. Mr. Happe also serves as a director for H.B. Fuller Company. His knowledge of all aspects of the Winnebago Industries business positions him well to serve on the Board. Mr. Happe’s extensive experience and positions rising in complexity and breadth at Toro, including global business affairs, as well as his director position at H.B. Fuller, brings further expertise in corporate leadership and development and execution of profitable business growth strategy.

Proxy Statement for 2025 Annual Meeting 20

Staci L. Kroon Age 52 Director since 2023 Committees: Human Resources Technology and Innovation (Chair)	Skills and Qualifications:
	•	Public/Private Company CEO	•	Mobility Ecosystem
	•	Operations Optimization	•	Technology Leader/Data & Analytics

Staci L. Kroon is President and Chief Executive Officer of TouchPoint, Inc. a global industrial company, a position she has held since 2025. Before joining TouchPoint, Ms. Kroon was President and Chief Executive Officer of BraunAbility, a position she held from 2017 to 2024. Before joining BraunAbility, Ms. Kroon spent 20 years at Eaton, a global power management company, holding several roles with increasing scope and complexity in operations, business development and general management before being named Executive Vice President of Eaton Business System in September 2015. Ms. Kroon brings substantial experience in operational excellence, strategic growth, and product innovation.

Directors Continuing in Office — Class I (Term Ending 2027)

Christopher J. Braun Age 65 Director since 2015 Committees: Audit Nominating and Governance	Skills and Qualifications:
	•	Global Experience	•	Operations Optimization
	•	Channel Development

Christopher J. Braun has over 30 years of leadership experience encompassing manufacturing, finance and sales. Most recently, he was self-employed as a management consultant from 2014 through February 2020. He founded Teton Buildings in 2008 and held the position of CEO through 2013. His previous experience includes CEO of Teton Homes, Executive Vice President – RV Group at Fleetwood Enterprises and various senior management positions within PACCAR Inc., a manufacturer of Kenworth and Peterbilt trucks. As a recognized leader in the RV industry, Mr. Braun provides keen insights to the Board. His prior experience in the RV industry, combined with his vast manufacturing background and his role as a former CEO, make him well-positioned to critically and thoughtfully review and guide the Company’s strategy.

Proxy Statement for 2025 Annual Meeting 21

David W. Miles Age 68 Director since 2015 Chair of the Board	Skills and Qualifications:
	•	Public/Private Company CEO	•	Technology Leader/Data & Analytics
	•	Strategic Transformation	•	Public Affairs/Stakeholder Management

David W. Miles, a financial adviser, entrepreneur and investor, was elected as Chair of the Board in June 2019. Mr. Miles is co-founder and Managing Principal of ManchesterStory Group, an early-stage venture capital firm, and founder and manager of The Miles Group, LLC, which makes direct and indirect private equity investments. He is also a director and member of the Audit Committee of Northwest Financial Corporation. Until the company’s sale in March 2020, Mr. Miles was the principal owner of Miles Capital, Inc., an institutional asset management firm serving insurance companies, public bodies, foundations and endowments, and high net worth investors, where he worked for over 23 years. Mr. Miles served as Executive Vice President, Principal Mutual Funds, and Executive Vice President, AMCORE Financial, Inc., where he was responsible for asset management, trust, private banking, brokerage, employee benefits and insurance services. During his career, Mr. Miles has served as a director or officer of more than 60 public mutual funds with total assets exceeding $30 billion. Mr. Miles brings legal and investment transaction experience to the Board and holds a J.D. from Harvard Law School. He also brings significant expertise in financial reporting and capital allocation strategy.

Proxy Statement for 2025 Annual Meeting 22

Director Compensation
The Board approves non-employee director compensation based on recommendations of the Human Resources Committee. The Human Resources Committee has engaged Semler Brossy to analyze the total compensation paid to the Board. Semler Brossy assisted the committee in reviewing the market data and made recommendations regarding the types and amounts of compensation we pay our non-employee directors. Based on the committee’s review of our director compensation program with Semler Brossy, the committee recommended, and the Board approved, maintaining the current director compensation program for Fiscal 2026.
Employee directors receive no additional compensation for serving on the Board or its committees. Non-employee directors receive the following for their service on the Board:

Compensation Element		Fiscal 2025
Annual Board Cash Retainer		$90,000
• Payable in quarterly installments in arrears
Annual Board/New Board Member Equity Retainer		$150,000
• Granted in the form of restricted stock units for the upcoming year
Annual Board Chair Cash Retainer		$150,000
• Payable in quarterly installments in arrears
Annual Committee Chair Cash Retainer	Audit Committee	$20,000
• Payable in quarterly installments in arrears	Other Committees	$15,000

Director equity awards are granted prospectively for the upcoming year. This means that any new directors will receive a prorated award at the next regularly scheduled Board meeting, if the next regularly scheduled Board meeting is not the meeting at which annual awards are granted. Directors who joined the Board before we began prospectively granting equity awards will receive an award of the annual grant prior to separation of service from the Board that provides for accelerated vesting of the award upon retirement from the Board at the conclusion of his or her term.

Proxy Statement for 2025 Annual Meeting 23

Use of Winnebago Industries Products
We encourage each of our independent directors to use our recreational vehicles and boats on a periodic and temporary basis at no charge to gain a first-hand understanding of the outdoor lifestyle experienced by our customers and to provide our directors with the opportunity to evaluate product design and efficiency.
Director Compensation Table
The following table sets forth the total compensation paid to each non-employee director for Fiscal 2025:

Director	Fees Earned or Paid in Cash(1)(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Sara E. Armbruster	100,574	150,000	—	250,574
Christopher J. Braun	90,000	150,000	—	240,000
Kevin E. Bryant	107,841	150,000	—	257,841
William C. Fisher	94,488	150,000	—	244,488
Staci L. Kroon	100,574	150,000	—	250,574
David W. Miles	240,000	150,000	—	390,000
Richard D. Moss(5)	27,501	150,000	—	177,501
John M. Murabito	105,000	150,000	—	255,000
Michael E. Pack	58,308	96,698	—	155,006
Jacqueline D. Woods(6)	90,000	150,000	—	240,000

(1)	Our directors may elect to receive retainer fees in cash or may defer their retainer fees into the Directors’ Deferred Plan.
(2)
During Fiscal 2025, the Board Chair received an additional $150,000 per year, the Audit Committee Chair received an additional $20,000 annual retainer, and the Chairs of the other Board committees received an additional $15,000 annual retainer, each of which are reflected in these figures.

(3)
These awards are valued at $58.87 per share, the closing stock price on October 15, 2024, the date of the restricted stock unit grant, except for Mr. Pack’s award, which is valued at $48.47, the closing stock price on January 8, 2025, the date of his restricted stock unit grant.

(4)	None of the directors received perquisites and other personal benefits in an aggregate amount of $10,000 or more.
(5)	Mr. Moss retired from the Board at the 2024 annual meeting of shareholders.
(6)	In connection with Ms. Woods’ resignation from the Board effective August 4, 2025, the Board accelerated the vesting of Ms. Woods’ restricted stock unit effective as of her resignation.

Proxy Statement for 2025 Annual Meeting 24

Non-Employee Director Equity Awards Outstanding as of August 30, 2025
As of August 30, 2025, our non-employee directors held the unvested restricted stock awards and stock units set forth below. The stock units in the right column were granted under the Directors’ Deferred Plan described below.

Director	Restricted Stock Awards / Units	Deferred Stock Units
Sara E. Armbruster	2,548	—
Christopher J. Braun	7,288	—
Kevin E. Bryant	2,548	—
William C. Fisher	13,288	6,327
Staci L. Kroon	2,548	—
David W. Miles	7,288	12,346
Richard D. Moss	—	—
John M. Murabito	4,688	—
Michael E. Pack	1,995	1,629
Jacqueline D. Woods	—	—

Director Ownership Guidelines
Our corporate governance policy requires us to maintain guidelines encouraging non-employee director stock ownership. Our current guidelines require non-employee directors to hold common stock, stock units or other equity equivalents having a market value of at least 500% of their annual cash retainer of $90,000 (as well as any additional cash retainer amounts earned relating to his or her chair positions), and that they attain this level of stock ownership within five years of becoming a director. All non-employee directors have met this goal or are on track to meet this goal within the prescribed five-year time frame.
Directors’ Deferred Compensation Plan
We maintain the Winnebago Industries, Inc. Directors’ Deferred Compensation Plan (the Directors’ Deferred Plan) for all non-employee directors. A non-employee director can defer 50% or 100% of the retainer and fee payments that would otherwise be paid to him or her in cash and can defer taxes on such compensation.
A participant may elect to apply his or her annual cash retainer amounts to either, but not both, money credits or Winnebago stock units.
Money credits are units credited in the form of dollars to a participant’s account established by the Company. The money credits accrue interest from the credit date. Presently, the interest rate to be applied to money credits is the 30-year Treasury bond yield as of the first business day of the plan year.
Winnebago Industries stock units are denominated in the form of the Company’s common stock. The stock units accrue dividends, if any, paid by us on our common stock. The number of Winnebago Industries stock units recorded in a participant’s account is determined based on the closing price of a share of our common stock on the NYSE on the date upon which the account is credited.
A participant will generally receive payment of his or her Directors’ Deferred Plan account (either in a lump sum payment or annual installments, as elected by the participant) at the earlier of a “change in control” of the Company, as defined in the Directors’ Deferred Plan, termination of service as a director, or, if elected by the participant, at the time elected by the participant; provided that a participant will receive a lump-sum distribution of his or her account within 30 days following his or her termination of service as a director after such change in control.
The Winnebago Industries stock units credited to a participant’s account are included in the “Security Ownership of Certain Beneficial Owners and Management” table in this proxy statement.

Proxy Statement for 2025 Annual Meeting 25

Director Annual Equity Grants
The Fiscal 2025 equity awards, issued in the form of restricted stock units, were granted in October 2024 pursuant to the Winnebago Industries, Inc. Amended & Restated 2019 Omnibus Incentive Plan (2019 Plan), which limits the aggregate grant date fair value of all equity awards to a non-employee director during a calendar year to not more than $400,000, excluding awards granted at a director’s request in lieu of cash retainers or other fees payable in cash.
Each restricted stock unit vests approximately one year from the date of the applicable grant. If a participant terminates his or her service as a director prior to the vesting of the underlying restricted stock unit award, the award will be forfeited by the director, except as follows: (i) in the event of the director’s death or disability prior to vesting, all unvested restricted stock units will vest as of the termination date and (ii) in the event of a change in control while the director is serving on the Board, all unvested restricted stock units will vest on the date of termination. Directors may also elect to defer settlement of their vested restricted stock units until the director’s service to the Company terminates or, if earlier, upon a change in control.

Proxy Statement for 2025 Annual Meeting 26

Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes the material elements of our executive compensation program. Throughout this discussion, we refer to named executive officers (NEOs). The following individuals are our NEOs for Fiscal 2025:

Name	Position
Michael J. Happe	President and Chief Executive Officer
Bryan L. Hughes	Senior Vice President – Chief Financial Officer, Investor Relations, Information Technology and Business Development(1)
Donald J. Clark	Group President – Towable RV Segment; President – Grand Design RV
Casey J. Tubman	Group President – Newmar and Winnebago Motorized(2)
Stacy L. Bogart	Senior Vice President – Chief Legal Officer, Corporate Secretary and Corporate Responsibility

(1)	Mr. Hughes was named to this position effective as of September 1, 2025 and was previously Senior Vice President — Chief Financial Officer, Finance, Investor Relations, and Business Development.
(2)	Mr. Tubman was named to this position effective as of September 1, 2025 and was previously President, Newmar.
Executive Summary
Executive Compensation Philosophy and Program Objectives
The Human Resources Committee (referred to in this Compensation Discussion and Analysis section of this proxy statement as the “committee”) believes that the most effective compensation program is one that is designed to pay for performance. Towards this end, we strive to reward the achievement of our specific annual, long-term and strategic goals and align executives’ interests with those of our shareholders, with the ultimate objective of improving shareholder value. The committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to our peer group. The committee believes executive compensation packages provided to our executives, including the NEOs, should include both cash and stock-based compensation that reward performance as measured against established goals.
The committee has worked with management and its independent compensation consultant, Semler Brossy, to design the current executive compensation programs, following the belief that compensation should reflect the value created for our shareholders while furthering our strategic goals. In doing so, we instituted our compensation programs to achieve the following goals:
⯀	Align the interests of management with those of our shareholders
⯀	Provide fair and competitive compensation
⯀	Integrate compensation with our business plans
⯀	Reward both business and individual performance
⯀	Attract and retain key executives critical to our success
These objectives emphasize pay for performance by providing an incentive opportunity for performance that meets or exceeds Company objectives.

Proxy Statement for 2025 Annual Meeting 27

Fiscal 2025 Performance Results

The Company’s financial results tied to annual incentive compensation measures for Fiscal 2025 are set forth below.

	Incentive Plan		Performance
	Annual(1)	Long-Term(2)	1-year	3-year(3)
Net Revenue ($ in thousands)	✔		$2,798,170	N/A
Operating Income ($ in thousands)	✔		$57,185	N/A
Net Working Capital	✔		20.7%	N/A
Average Return on Invested Capital (Incentive ROIC)(4)		✔	N/A	3.5%
Incentive Earnings Per Share (Incentive EPS)(4)		✔	N/A	$1.66

(1)	The annual Officers Incentive Compensation Plan metrics and performance for each of our named executive officers are described in detail under the “Fiscal 2025 OICP” section of this proxy statement.
(2)	The performance metrics for the 2023-2025 performance share unit awards consisted of 50% Incentive ROIC and 50% Incentive EPS.
(3)
Relates to the Fiscal 2023-2025 performance period of the 2023-2025 LTIP plan. The full details of the plan and performance are outlined in the “Payout of the Fiscal 2023-2025 LTIP Cycle” section of this proxy statement.

(4)
When determining the level of actual performance for the Fiscal 2023-2025 three-year performance period of the Long-Term Incentive Program (LTIP), the committee excluded the impact of certain events impacting comparability, consistent with our defined methodology. The Incentive ROIC metric was adjusted from ROIC to exclude the following: (i) pretax amortization, and (ii) the tax impact of the aforementioned adjustment, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax amortization, (ii) pretax impact of the loss incurred on the partial repurchase of our Senior Secured Notes, (iii) pretax restructuring and related costs, (iv) pretax asset impairment, and (v) the tax impact of the aforementioned adjustments, as applicable. The estimated tax rate used for Incentive EPS and Adjusted EPS are calculated at different times, which accounted for the $0.01 per share difference for Fiscal 2025.

Proxy Statement for 2025 Annual Meeting 28

Impact of Performance on Fiscal 2025 Compensation
The compensation program for our NEOs in Fiscal 2025 was directly impacted by our financial performance and total shareholder returns:

Performance Objective		Link to 2025 Compensation
Financial	⯀
For Messrs. Happe and Hughes, and Ms. Bogart, 70% of the 2025 annual incentive award was based on achieving targeted levels of net revenue (40%), operating income (50%), and net working capital (10%) at the enterprise level. For Mr. Tubman, 70% of the 2025 annual incentive award was based on achieving targeted levels of net revenue (40%), operating income (50%), and net working capital (10%) at the Newmar business unit level. The other 30% was tied to individual metrics aligned with goals deemed important to advancing business objectives.

⯀
Pursuant to the terms of his employment agreement, Mr. Clark’s incentive compensation is 90% dependent on pretax net income of the Grand Design business and 10% dependent on Grand Design’s performance against an operating target set by the Company.

	⯀	Payout for the Fiscal 2023-2025 LTIP awards was tied 50% to our Incentive ROIC and 50% to our Incentive EPS.
	⯀	For Fiscal 2025, the committee awarded an additional grant of performance share units tied to Fiscal 2025 Adjusted EPS objectives.
Total Shareholder Returns	⯀	With the exception of Mr. Clark, 52% of our NEOs’ target compensation on average was delivered in the form of Company equity awards (75% in the case of our CEO).
⯀
15% of the annual equity grants made in Fiscal 2025 to all NEOs, excluding Mr. Clark, were in the form of stock options, which only have value to the executive if the value of the Company grows for our shareholders.

Based on our performance as measured against predefined goals, the 2023-2025 LTIP paid out at 0% of target, and the Fiscal 2025 Officers Incentive Compensation Plan (OICP) paid out as follows for all NEOs, except for Mr. Clark: 37.6% of target for Messrs. Happe and Hughes, and Ms. Bogart, and 174.9% for Mr. Tubman. Performance share units specific to Fiscal 2025 Adjusted EPS were not earned.
Mr. Clark received a cash incentive award of $4,090,474 for Fiscal 2025. This incentive was paid in four quarterly installments with respect to Fiscal 2025.
Other Pay and Governance Practices
The Company has adopted the following key programs, policies and practices to respond to best governance practices in executive compensation and enhance the alignment of our executive compensation programs and shareholder interests:

What we do	What we don’t do

✔
Tie the majority of target total compensation to performance
✔
Provide appropriate mix of pay to reward Company, line of business, and individual performance
✔
Align executive interests with the interests of the shareholders through equity-based awards
✔
Use different performance metrics for annual incentive awards and long-term incentive awards
✔
Maintain clawback policies, applicable to our executive officers’ incentive awards, which provide for the recoupment of incentive compensation payouts following certain financial restatements or in the event of certain misconduct
✔
Align our performance goals and measures with our strategy and operating plan
✔
Maintain meaningful executive and director stock ownership guidelines
✔
Conduct annual “say-on-pay” advisory votes
✔
Use an outside, independent third-party advisor to provide objective compensation advice to our fully-independent human resources committee

✘
Provide excessive severance benefits to our executive officers
✘
Provide excise tax gross-ups upon change in control
✘
Grant equity awards subject to automatic acceleration of vesting (i.e., single-trigger) upon change in control
✘
Allow for hedging, pledging or speculative trading of Company securities by executives or directors
✘
Reprice options without shareholder approval
✘
Provide significant perquisites

Proxy Statement for 2025 Annual Meeting 29

Advisory Vote on Executive Compensation
At our 2024 annual meeting of shareholders, our shareholders voted to approve on an advisory basis the compensation of our NEOs. 97.6% of the votes cast with respect to this proposal were cast for approval of our NEOs’ compensation. The committee determined that our current executive compensation philosophy and compensation elements continued to be appropriate. We conduct regular investor outreach in the form of investor calls, attendance at investor conferences, execution of non-deal roadshows, and hosting of quarterly earnings calls with open Q&A. We continue to evaluate and refine our compensation programs on a regular basis and view the advisory vote as a helpful gauge of our compensation design.
Elements of Fiscal 2025 Compensation
The table below lays out the Fiscal 2025 compensation elements for all NEOs, other than Mr. Clark.

	Element	Mechanics	Rationale
Paid in Cash	Salary	Weekly payments Values correspond to experience and job scope	Provides competitive fixed pay to attract employees
Officers Incentive Compensation Plan (OICP)
Annual payout tied to performance against pre-determined metrics and goals across a one-year performance period (30%) and each of the first and last six months of Fiscal 2025 (30% and 40%, respectively)
For Fiscal 2025, the metrics included:
•
70% financial objectives (enterprise level for Messrs. Happe and Hughes and Ms. Bogart, and business level for Mr. Tubman)
  ○ 40% Net Revenue
  ○ 50% Operating Income
  ○ 10% Net Working Capital
• 30% Individual Objectives
Incentivizes achievement of key annual objectives at an enterprise-wide or individual business unit level, driving progress towards achievement of long-term initiatives
Paid in Equity	Performance Share Units / Long-Term Incentive Program (LTIP) – Annual
50% of all annual equity awards
For the Fiscal 2025-2027 performance period, payouts are tied to performance against pre-determined goals across a three-year performance period.
The metrics consist of:
• 50% Incentive ROIC
• 50% Incentive EPS
Payouts range from 0%-200% of a pre-determined target value
Rewards for achievement of specific long-term financial objectives Aligns NEOs’ interest with long-term shareholder value creation
	Stock Options – Annual	15% of all annual equity awards Stock options can be exercised over 10 years and vest over three years in equal installments	Aligns NEOs’ interest with long-term shareholder value creation as measured by appreciation in stock price from the date of grant
	Restricted Stock Units – Annual	35% of all annual equity awards Restricted stock units vest over three years in equal installments	Aligns NEOs’ interest with long-term shareholder value creation Encourages executive retention
	Performance Share Units – Fiscal 2025 Only	For Fiscal 2025, performance share units were granted with payouts tied to performance against a pre-determined Adjusted EPS goal for 2025, which were not earned	Performance-based program to incentivize an Adjusted EPS goal and further encourage executive retention

Proxy Statement for 2025 Annual Meeting 30

In connection with our acquisition of Grand Design, we entered into an employment agreement with Mr. Clark in November 2016, which was most recently amended on October 17, 2023 to extend Mr. Clark’s employment through August 31, 2028. Under the current agreement, Mr. Clark is (i) paid an annual base salary of at least $500,000 and (ii) eligible to receive an incentive bonus pursuant to the pre-existing Grand Design Management Incentive Plan (the Grand Design MIP). Mr. Clark’s annual base salary was increased to $700,000 on October 14, 2024 in connection with his promotion to Group President – Towable RV Segment; President – Grand Design RV. Payment under the Grand Design MIP is 90% dependent on pretax net income performance of the Grand Design business and 10% dependent on Grand Design’s performance against an operating target set by the Company. Any incentive bonus earned under the Grand Design MIP is payable 100% in cash. Mr. Clark is not eligible to participate in any other Winnebago Industries cash or stock incentive program.
Performance-based Pay Mix
Consistent with the committee’s commitment to a strong, positive link among our business objectives, our performance and our executive compensation practices, we have placed a significant emphasis on pay “at risk,” based on the achievement of established business objectives and shareholder value creation. In Fiscal 2025, 88% of our CEO’s total target compensation and 75% of the average total target compensation of our other NEOs was performance-based pay, including annual incentive compensation and annual equity grants (including the performance share units specific to Fiscal 2025), with a significant emphasis on long-term performance and shareholder value creation. The following charts illustrate the components of our CEO’s Fiscal 2025 total target compensation, as well as the components of the average total target compensation for our other NEOs in Fiscal 2025, excluding Mr. Clark. Total target compensation includes Fiscal 2025 annualized base salary, target annual incentive compensation, and the grant date fair value of the annual equity grants made in Fiscal 2025 (including the performance share units specific to Fiscal 2025), as reported in the Summary Compensation Table (and excludes benefits and other compensation).

(1)	Excludes Mr. Clark

Proxy Statement for 2025 Annual Meeting 31

Determination of Compensation
Role of the Human Resources Committee
The Human Resources Committee is responsible for reviewing and approving, on an annual basis, the corporate goals and objectives with respect to the compensation of all of our executive officers, as described in the committee’s charter. The committee relies on its own review and the advice of its independent compensation consultant in establishing executive officer pay. The committee seeks the input of the CEO in making executive officer pay decisions for all executives other than himself, with the committee approving all compensation decisions. In October 2024, the committee approved annual incentive performance objectives for Fiscal 2025 based upon the business plan for the year. In October 2024, the committee granted long-term incentive awards to our executive officers, including annual LTIP performance share units, stock options, and restricted stock units, and also approved the grant of performance share units specific to Fiscal 2025 Adjusted EPS goals. After the completion of Fiscal 2025, the committee (i) approved the 2025 annual incentives for our NEOs based on achievement of the performance objectives established at the beginning of the year, (ii) certified achievement of performance objectives with respect to the LTIP performance share unit awards granted to then-current executives in Fiscal 2023 that had a performance period running from Fiscal 2023-2025, and (iii) determined that the Adjusted EPS goal for the Fiscal 2025 performance share units had not been achieved.
Role of the Compensation Consultant
The Human Resources Committee retained Semler Brossy as its independent executive compensation consultant for Fiscal 2025. Retained by and reporting directly to the committee, Semler Brossy provided the committee with assistance in evaluating our executive compensation programs and policies, and, where appropriate, assisted with the revision of elements of the programs. Additionally, Semler Brossy performed the following activities to support the committee:
⯀	Reviewed annual and long-term incentive designs and assisted with determination of annual and long-term incentive awards, including Fiscal 2025 payouts
⯀	Reviewed the total compensation program, including competitive peer group analysis and analysis of executive pay levels in relation to broader market survey data
⯀	Reviewed information provided to the committee by management
⯀	Developed recommendations with respect to CEO compensation decisions and provided advice to the committee on the compensation decisions affecting all executives, including the NEOs
⯀	Attended and participated in committee meetings as requested by the committee
⯀	Reported on compensation trends and best practices, plan design, and the reasonableness of individual compensation awards
⯀	Assisted the committee in reviewing the Board’s compensation and assessing its competitiveness relative to market
⯀
Assisted the committee in assessing the extent to which the Company’s compensation policies and practices promote reasonable and appropriate risk-taking behavior by management and avoid excessive risk-taking behavior

⯀	Provided a consultant independence and conflicts of interest assessment
⯀	Met with the committee and/or its members without management present
Semler Brossy did not provide any services to us other than those detailed above. The committee determined that no conflicts of interest exist with respect to Semler Brossy serving as an advisor to the committee. In making this determination, the committee considered various factors, including those set forth in the SEC’s and NYSE’s rules.

Proxy Statement for 2025 Annual Meeting 32

Role of Management
Our CEO and our other executive officers do not set their own compensation nor are they present when the committee sets their specific individual compensation. Our CEO provides his evaluation of each executive officer’s performance to the committee, and makes recommendations with respect to base salary and target incentives, incentive awards and equity awards for each executive officer other than himself. These recommendations are considered by the committee, which ultimately makes its own determinations. Our human resources department provides additional analysis and guidance as requested by the committee related to NEO compensation, including the following:
⯀	Developing, summarizing and presenting information and analyses to enable the committee to execute its responsibilities, as well as addressing specific requests for information from the committee
⯀	Attending committee meetings as requested to provide information, respond to questions and otherwise assist the committee
⯀
Assisting the CEO in making preliminary recommendations of base salary structure, annual and long-term (equity) program design and target award levels for the NEOs and other employees eligible to receive annual incentive awards

⯀	Preparing tally sheets outlining current pay opportunities and potential value of severance under various termination scenarios
Market Competitiveness Review
When setting Fiscal 2025 compensation, the Human Resources Committee focused on trying to set pay levels, in the aggregate, within a competitive range of the market median. Some roles may be higher or lower in the competitive range based on performance, tenure in role, or other internal considerations. Competitive market data is only one of several factors considered by the committee in setting executive compensation levels.
The committee establishes an individual annual bonus and equity incentive target opportunity for each NEO based on the committee’s evaluation of the executive’s experience, level and scope of responsibility and individual performance. Actual cash compensation may be more or less than the target opportunity as a result of performance under the incentive plan. Realized compensation from our equity-based awards may be more or less than the target opportunity as a result of our performance relative to the LTIP measures and our stock price performance.
In setting compensation, the committee compares base salaries, annual incentive opportunities and long-term compensation for the NEOs to a peer group of similarly sized companies (which we refer to collectively as our compensation peers). The peer group is reviewed and recommended annually by the committee’s independent consultant, Semler Brossy. For Fiscal 2025, the committee used the following set of companies that were determined to have similarly sized revenues and market values as our compensation peers.

Compensation Peers
American Axle – AXL (NYSE)	Oshkosh Corporation – OSK (NYSE)
Brunswick Corporation – BC (NYSE)	Patrick Industries – PATK (NASDAQ)
Crane Co. – CR (NYSE)	Polaris – PII (NYSE)
Dana Incorporated – DAN (NYSE)	REV Group – REVG (NYSE)
Donaldson Company, Inc. – DCI (NYSE)	The Timken Company – TKR (NYSE)
Harley-Davidson, Inc. – HOG (NYSE)	The Toro Company – TTC (NYSE)
Hyster-Yale – HY (NYSE)	Wabash National – WNC (NYSE)
LCI Industries – LCII (NYSE)

Proxy Statement for 2025 Annual Meeting 33

In addition to the market comparison data based on the compensation peers listed above, to better understand the competitive talent market, the committee also reviewed compensation practices and levels at Thor Industries and Malibu Boats, two companies that operate in similar markets, but whose sizes are not sufficiently similar to be used for market comparisons.
In addition to peer group data, Semler Brossy collected market data from compensation surveys for executive positions where the scope of responsibilities for the Company’s executives was not comparable to the peer group named executive officers and where general industry survey data provided a better match for comparable positions in the market.
Fiscal 2025 NEO Compensation Decisions
Base Salary
We provide NEOs with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for NEOs are determined for each executive based on the individual’s position and responsibilities. The base salaries of our executives are also determined by considering such factors as:
⯀	Experience of the executive
⯀	Time in position
⯀	Individual performance
⯀	Level of responsibility for the executive
⯀	Economic conditions, Company performance, financial condition and strategic goals
⯀	Competitive market data provided by the committee’s independent compensation consultant
In general, base salary determinations are considered each year as part of the committee’s review process as well as upon a promotion or other change in job responsibility. Base salary is also used as the basis for calculating annual and long-term incentive awards and in calculating payments that may be paid upon a change in control, as described below. In October 2024, as a result of a review of performance, consideration of the above referenced factors, and with input from the independent compensation consultant and our CEO, the committee recommended and approved the following increases for Fiscal 2025:

Name	Fiscal 2025 Salary ($)	Fiscal 2024 Salary ($)	Percentage Increase (%)
Michael J. Happe	1,150,000	1,100,000	4.5
Bryan L. Hughes	625,000	600,000	4.2
Donald J. Clark	700,000	500,000	40.0(1)
Casey J. Tubman	560,000	535,000	4.7
Stacy L. Bogart	555,000	533,000	4.1

(1)	Mr. Clark’s annual base salary was increased to $700,000 on October 14, 2024 in connection with his promotion to Group President – Towable RV Segment; President – Grand Design RV.

Proxy Statement for 2025 Annual Meeting 34

Annual Incentive Plan — Officers’ Incentive Compensation Plan (OICP)
The OICP is designed to motivate and reward the successful completion of our annual performance goals as set by the Human Resources Committee. Seventy percent (70%) of the participants’ annual incentive compensation earned for a given fiscal year is calculated under the OICP in direct proportion to our financial performance expressed as a percentage (financial factor) against compensation targets for each participant as determined by the committee. Thirty percent (30%) of the participants’ annual incentive compensation is earned to the extent we meet or exceed individual performance goals. Each NEO, except for Mr. Clark, is eligible for a target award, denominated as a percentage of Fiscal 2025 base salary. NEOs may earn from 0% of the target award under the OICP up to a maximum of 200% of the target award. In setting the target award percentages for the NEOs, the committee considers competitive data in the compensation peer studies, individual performance evaluations, and internal equity factors.
Fiscal 2025 OICP
Net revenue, operating income, net working capital, and individual objectives related to each NEO’s particular responsibilities were chosen by the committee as the performance measurements under the OICP for Fiscal 2025. The committee selected these as key performance metrics because they are closely aligned with our business strategy. These metrics are described further below. The following financial performance metrics represented 70% of OICP for all NEOs, other than Mr. Clark, measured either at the enterprise-wide level (for Messrs. Happe and Hughes, and Ms. Bogart) or the applicable business unit level (for Mr. Tubman), which metrics were weighted as set forth in the tables below:
⯀	Net Revenue — focuses on overall enterprise and/or business unit growth; drives customer focus
⯀	Operating Income — reinforces the importance of profitable growth
⯀	Net Working Capital — helps measure overall financial health
There are three performance periods established within the OICP, each of which has threshold, target and maximum goals for Net Revenue, Operating Income, and Net Working Capital. The performance periods are weighted as follows:
⯀	First six-month performance period — weighted at 30%
⯀	Second six-month performance period — weighted at 40%
⯀	Full 12-month performance period — weighted at 30%
Individual objectives (30% of the OICP for the NEOs other than Mr. Clark) provide actionable and measurable objectives controllable by the individual to achieve financial and non-financial goals.
Individual goals for our NEOs during Fiscal 2025 included the following:
For Mr. Happe, to continue driving enterprise-wide strategic priorities including building an inclusive and collaborative high-performing culture; growing exceptional outdoor lifestyle brands; elevating the total customer experience; expanding our digital capabilities and connections; and integrating innovation, expertise, leverage, and productivity to optimize our family of businesses.
For Mr. Hughes, to continue evolving our finance capabilities and improving overall maturity of the function, and to lead our business development initiatives, strategic planning process, and enterprise risk management framework and processes.
For Mr. Tubman, to continue building a high-performing culture, maintaining discipline on costs and investments and unlocking productivity through technology, while also working to improve quality, elevate the customer journey, and launch new products.
For Ms. Bogart, to continue enhancing our compliance program, elevating product safety prevention, supporting innovation and protecting our inventions as assets, building awareness and recognition with elected officials that represent areas in which we operate, and developing our Corporate Responsibility & Inclusion program.

Proxy Statement for 2025 Annual Meeting 35

In October of 2025, the committee (i) evaluated performance against the established OICP financial performance metrics and determined that the Net Revenue performance met the threshold metric for each of the three performance periods; the Operating Income performance did not meet the threshold metric for any of the performance periods; and the Net Working Capital performance met the threshold metric for the first six-month period, but did not meet the threshold performance metric for the second six-month period or the full 12-month period, resulting in a 37.6% payout for Messrs. Happe and Hughes, and Ms. Bogart, based on enterprise-wide performance and a 174.9% payout for Mr. Tubman based on his applicable business unit performance and (ii) assessed the performance of each of the NEOs against his individual objectives to determine the OICP payout achieved by him as set forth below.
The tables below reflect the Fiscal 2025 OICP financial metric payout thresholds and targets for each period as well as our performance against these metrics ($ in millions):
Enterprise-Wide Financial Performance Metrics for the Full 12-Month Fiscal Year Period

Metric	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2025 Performance	Actual Payout % (Weighted)
Net Revenue	40.0%	$2,212.5	$3,002.7 – $3,318.7	$3,476.8	$2,798.2	34.8%
Operating Income	50.0%	$104.1	$164.8 – $182.2	$208.2	$57.2	0.0%
Net Working Capital	10.0%	19.9%	17.4% – 15.8%	13.3%	20.7%	0.0%
Total Payout Percentage						34.8%
30% of Total Percentage						10.4%

Enterprise-Wide Financial Performance Metrics for the First Six-Month Fiscal Year Period

Metric	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2025 Performance	Actual Payout % (Weighted)
Net Revenue	40.0%	$949.0	$1,287.9 – $1,423.5	$1,491.3	$1,245.8	37.5%
Operating Income	50.0%	$20.3	$32.2 – $35.6	$40.7	$6.9	0.0%
Net Working Capital	10.0%	22.7%	19.8% – 18.0%	15.1%	20.3%	9.2%
Total Payout Percentage						46.7%
30% of Total Percentage						14.0%

Enterprise-Wide Financial Performance Metrics for the Second Six-Month Fiscal Year Period

Metric	Weight	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Fiscal 2025 Performance	Actual Payout % (Weighted)
Net Revenue	40.0%	$1,263.5	$1,714.7 – $1,895.2	$1,985.5	$1,552.3	32.8%
Operating Income	50.0%	$83.8	$132.6 – $146.6	$167.5	$50.3	0.0%
Net Working Capital	10.0%	19.2%	16.8% – 15.2%	12.8%	21.5%	0.0%
Total Payout Percentage						32.8%
40% of Total Percentage						13.1%

Enterprise-Wide Financial Performance Metrics (70% of the OICP for Messrs. Happe and Hughes, and Ms. Bogart) for all three Performance Periods — Total Financial Results(1)

Actual Total Financial Payout % (Weighted)
Total Fiscal Year Financial Performance Metrics Payout Percentage	37.6%

(1)
Mr. Tubman’s financial performance is based upon the Newmar business unit and the financial performance metrics are weighted: (1) 40% net revenue; (ii) 50% operating income; and (iii) 10% net working capital.

Proxy Statement for 2025 Annual Meeting 36

When determining the level of actual performance for the OICP, the committee considered and reviewed the CEO’s evaluation of each eligible NEO’s performance, other than himself. The committee determined that each of the participating NEOs earned his or her individual performance goal opportunity at a level of 130% of target for Mr. Hughes, 125% of target for Mr. Tubman, and 125% of target for Ms. Bogart. The committee also determined, in its sole discretion, that Mr. Happe’s level of achievement of his individual objectives was 100% of target.
The following table reflects the Fiscal 2025 year-end salary, target OICP percentage and dollar amounts, and actual OICP percentage and dollar amounts earned by the participating NEOs, each as approved by the committee. The calculated portion of the OICP payout related to achievement of the metrics set at the beginning of the fiscal year is reported in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

		Fiscal 2025 Target OICP		Fiscal 2025 Actual OICP
Name	Fiscal 2025 Eligible Earnings	% of Salary	Target Award	% of Target	Payout
Michael J. Happe	$1,150,000	N/A(1)	$1,250,000	56.3%	$704,000
Bryan L. Hughes	$625,000	100%	$625,000	65.3%	$408,250
Casey J. Tubman	$560,000	95%	$532,000	159.9%	$850,828
Stacy L. Bogart	$555,000	85%	$471,750	63.8%	$301,071

(1)	Mr. Happe’s target OICP is set at the listed target award amount and is not calculated as a percent of his eligible earnings.
Mr. Clark does not participate in the OICP. For Fiscal 2025, Mr. Clark received an incentive bonus of $4,090,474 under the Grand Design MIP. Mr. Clark’s incentive under such plan is calculated as 3.5% of the pretax net income of Grand Design (before taking into account any bonus payments thereunder).
Fiscal 2025 Equity Awards
We recognize long-term incentive opportunity as an important element of the total executive compensation program for NEOs. Long-term incentives are intended to retain and motivate executives and to encourage a strong link between management objectives and long-term shareholder interests. In Fiscal 2025, we awarded long-term incentives under our 2019 Plan in the form of annual LTIP performance share units, restricted stock units and stock options as well as certain performance share units specific to Fiscal 2025.
Mr. Clark does not receive equity awards under the long-term incentive program because he participates in the Grand Design MIP in lieu of other incentive compensation.
LTIP / Performance Share Units
Each year, the committee establishes a three-year performance plan to promote our long-term growth and profitability and to attract and retain executives by providing them an opportunity for an incentive award consisting of performance share units that settle, when and to the extent earned and vested, in shares of the Company’s common stock. The amount of an NEO’s performance share incentive compensation for the three-year period is calculated to be in direct linear proportion to our measured financial performance expressed as a percentage against compensation targets as approved by the committee.
In general, the awards are based upon our financial performance as measured against the specific three-year plan approved by the committee. The committee approved financial measurements and weightings for each specific three-year plan (as set forth in the following chart).
For the Fiscal 2025-2027 LTIP performance share units, the committee selected the following Company performance metrics:

Metric	Weight
Incentive ROIC	50%
Incentive EPS	50%

Proxy Statement for 2025 Annual Meeting 37

The definitions of Incentive ROIC and Incentive EPS incorporate adjustments for Board approved non-recurring disclosure items affecting comparability, including adjustments for acquisitions and divestitures where appropriate, which generally align with our non-GAAP financial reporting.
Given the financial challenges of establishing a three-year performance plan in a cyclical industry, the committee decided to separate the Fiscal 2025-2027 LTIP into four measurement periods. Each of these four measurement periods has the financial performance metrics described above with performance goals set at the beginning of the three-year performance period for Period 1 and Period 4, established at the start of fiscal year 2026 for Period 2 and established at the start of fiscal year 2027 for Period 3. The measurement periods and associated plan weighting are indicated below:

Measurement Period	Weight
Period 1: Fiscal 2025 (financial performance measured against established Fiscal 2025 financial plan)	25%
Period 2: Fiscal 2026 (financial performance measured against established Fiscal 2026 financial plan)	25%
Period 3: Fiscal 2027 (financial performance measured against established Fiscal 2027 financial plan)	25%
Period 4: Fiscal 2025-2027 (financial performance measured against established financial plan for Fiscal 2025-2027 period)	25%

Following the completion of each of these measurement periods, the results are computed, and the payout results are “banked” until the end of Period 4. Employees must be employed by the Company on the date of payout, following the end of Period 4, to receive any payout, except in the case of an employee’s retirement (as more fully described under the “Long-Term Incentive Program and Performance Share Units” section below). The number of performance share units that may be earned range from 0% to 200% of the target share amount.
Fiscal 2025 Performance Share Units
In Fiscal 2025, NEOs were granted performance share units to promote and reward executives for the achievement of Fiscal 2025 Adjusted EPS goals, with any performance share units earned vesting over a two-year period. The 2025 Adjusted EPS goal was not achieved and therefore no performance share units were earned.
Restricted Stock Units
In Fiscal 2025, NEOs were granted restricted stock units that vest in three equal annual installments, beginning on the first anniversary of the grant date.
Stock Options
In Fiscal 2025, NEOs were granted stock options that vest over three years in equal installments, beginning on the first anniversary of the grant date, and can be exercised over 10 years.

Proxy Statement for 2025 Annual Meeting 38

Fiscal 2025 Awards
The target value of the annual equity incentive awards granted to the NEOs in Fiscal 2025 was as set forth below. In addition to the annual awards, all NEOs, other than Mr. Clark, received performance share units tied to achievement of Fiscal 2025 Adjusted EPS goals, which are not included because they were specific to Fiscal 2025. These specific Fiscal 2025 performance share units were not earned.

	Annual Awards
Name	LTIP / Performance Shares (50%)(1)	Restricted Stock Units (35%)	Stock Options (15%)	Fiscal 2025	Fiscal 2024	% Increase/ Decrease(2)
Michael J. Happe	$3,049,996	$2,134,979	$915,006	$6,099,981	$5,549,953	9.9%
Bryan L. Hughes	$625,023	$437,522	$187,511	$1,250,056	$1,079,985	15.7%
Donald J. Clark	N/A	N/A	N/A	N/A	N/A	N/A
Casey J. Tubman	$335,971	$235,186	$100,791	$671,948	$588,465	14.2%
Stacy L. Bogart	$430,104	$301,061	$129,029	$860,194	$799,501	7.6%

(1)
To perform this calculation, we assumed that the annual LTIP/performance share unit awards for Fiscal 2025 and Fiscal 2024 were earned at target. This value does not include the performance share units granted specific to Fiscal 2025 Adjusted EPS goals that were not earned.

(2)
The committee approved the increase in the target value of equity incentives awards granted to these NEOs in Fiscal 2025 based on a review of each NEO’s target value of equity incentive awards as compared to the peer group, market data, and individual performance.

Proxy Statement for 2025 Annual Meeting 39

Certification of Results for the Fiscal 2023-2025 LTIP Cycle
For the Fiscal 2023-2025 LTIP performance share units, the committee used the metrics of Incentive ROIC and Incentive EPS for each of the following performance periods: (i) Period 1: Fiscal 2023; (ii) Period 2: Fiscal 2023-2024 growth (financial performance measured against established 2023-2024 financial growth rates which contribute to the overall Fiscal 2023-2024 financial plan); (iii) Period 3: Fiscal 2024-2025 growth (financial performance measured against established 2024-2025 financial growth rates which contribute to the overall Fiscal 2024-2025 financial plan); and (iv) Period 4: Fiscal 2023-2025 (financial performance measured against established Fiscal 2025 plan). The award payouts were determined based on our performance against these metrics.
The definitions of Incentive ROIC and Incentive EPS incorporate adjustments for Board approved non-recurring disclosure items affecting comparability, including adjustments for acquisitions and divestitures where appropriate, which generally align with our non-GAAP financial reporting. The payout scale provided for a minimum award of 0% of the shares granted and a maximum award of 200% of the shares granted. Subsequent to Fiscal 2025, the committee determined that the metrics for the Fiscal 2023-2025 LTIP performance period were not satisfied and therefore no performance share units were earned. The table below reflects our performance against the original metrics:

Performance Period	Weight	Metric	Weight	Threshold (25% Payout)	Target (100% Payout)	Maximum (200% Payout)	Performance	Actual Payout %
Period 1(1) (Fiscal 2023)	25%	Incentive ROIC	50.0%	15.1%	18.0% - 19.8%	21.7%	13.4%	0.0%
		Incentive EPS	50.0%	$9.10	$10.81 - $11.95	$13.09	$7.67	0.0%
		Payout Percentage						0.0%
		Weighted Payout Percentage						0.0%
Period 2(2) (Fiscal 2024)	25%	Incentive ROIC	50.0%	10.6%	12.5% - 13.9%	15.2%	4.7%	0.0%
		Incentive EPS	50.0%	$8.61	$8.79 - $8.91	$9.03	$3.38	0.0%
		Payout Percentage						0.0%
		Weighted Payout Percentage						0.0%
Period 3(3) (Fiscal 2025)	25%	Incentive ROIC	50.0%	5.0%	5.9% - 6.5%	7.1%	3.5%	0.0%
		Incentive EPS	50.0%	$3.31	$3.93 - $4.35	$4.76	$1.66	0.0%
		Payout Percentage						0.0%
		Weighted Payout Percentage						0.0%
Period 4(4) (Fiscal 2023-2025)	25%	Incentive ROIC	50.0%	16.2%	19.2% - 21.2%	23.2%	3.5%	0.0%
		Incentive EPS	50.0%	$12.87	$15.29 - $16.89	$18.50	$1.66	0.0%
		Payout Percentage						0.0%
		Weighted Payout Percentage						0.0%
		Total Payout Percentage						0.0%

(1)
The Incentive ROIC metric was adjusted to exclude the following: (i) the pretax acquisition-related costs associated with the acquisition of Lithionics, (ii) pretax amortization, and (iii) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) the pretax acquisition-related costs associated with the acquisition of Lithionics, (ii) pretax amortization, (iii) pretax earnout valuation adjustments related to the Barletta acquisition, (iv) pretax litigation reserves, (v) the dilution of convertible notes which is economically offset by a call spread overlay that was put in place upon issuance; beginning in Fiscal 2024 with the adoption of ASU 2020-06, the convertible notes are assumed to be converted into common stock at the beginning of the reporting period, and (vi) the tax impact of the aforementioned adjustments, as applicable.

(2)
The Incentive ROIC metric was adjusted to exclude the following: (i) the pretax acquisition-related costs associated with the acquisition of Lithionics, (ii) pretax amortization, and (iii) the tax impact of the aforementioned adjustments, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) the pretax acquisition-related costs associated with the acquisition of Lithionics, (ii) pretax amortization, (iii) pretax earnout valuation adjustments related to the Barletta acquisition, (iv) pretax change in fair value of notes receivable, (v) loss on inducement related to the repurchase of the 2025 convertible notes, (vi) impact of the goodwill impairment of the Chris-Craft reporting unit and (vii) the tax impact of the aforementioned adjustments, as applicable.

(3)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax amortization, and (ii) the tax impact of the aforementioned adjustment, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax amortization, (ii) pretax

Proxy Statement for 2025 Annual Meeting 40

impact of the loss incurred on the partial repurchase of our Senior Secured Notes, (iii) pretax restructuring and related costs, (iv) pretax asset impairment, and (v) the tax impact of the aforementioned adjustments, as applicable. The estimated tax rate used for Incentive EPS and Adjusted EPS are calculated at different times, which accounted for the $0.01 per share difference for Fiscal 2025.
(4)
The Incentive ROIC metric was adjusted to exclude the following: (i) pretax amortization, and (ii) the tax impact of the aforementioned adjustment, as applicable. The Incentive EPS metric was adjusted from diluted EPS to exclude the following: (i) pretax amortization, (ii) pretax impact of the loss incurred on the partial repurchase of our Senior Secured Notes, (iii) pretax restructuring and related costs, (iv) pretax asset impairment, and (v) the tax impact of the aforementioned adjustments, as applicable. The estimated tax rate used for Incentive EPS and Adjusted EPS are calculated at different times, which accounted for the $0.01 per share difference for Fiscal 2025.

Winnebago Motorhome Profitability Improvement Plan
Subsequent to the end of Fiscal 2025, on October 20, 2025, the committee approved the Winnebago Motorhome Profitability Improvement Bonus Plan for key members of our Winnebago Motorhome leadership team, including Casey J. Tubman, Group President – Newmar and Winnebago Motorized. The plan is designed to promote the growth and profitability of our Winnebago Motorhome business. The plan provides an opportunity for the participant to earn some or all of a certain bonus amount ($0.9 million in the case of Mr. Tubman), with one-third of the amount earned upon achievement of each of three operating margin improvement goals for our Winnebago Motorhome business, each to be achieved over a trailing twelve-month period, by the end of Fiscal 2028. Amounts earned under the plan will be paid one-half in cash and one-half in restricted stock units that vest after one year. The restricted stock units will have terms consistent with our customary form of restricted stock unit award, provided that the restricted stock units will also vest in the event the participant’s employment is involuntarily terminated without cause.
Benefits
Our NEOs are eligible to participate in the same benefit plans designed for all our full-time employees. The basic insurance package includes health, dental, disability and basic group life insurance. Except as specifically summarized in this Compensation Discussion and Analysis and the “2014 Plan and 2019 Plan Awards” section below, we do not currently provide payments and benefits for NEOs following their retirement, including, but not limited to, tax-qualified defined benefit plans and supplemental executive retirement plans.
Profit Sharing and Deferred Savings and Investment Plan
We maintain a 401(k) plan, the Winnebago Industries, Inc. Profit Sharing and Deferred Savings and Investment Plan (the 401(k) Plan), which is a tax-qualified defined contribution plan maintained for the benefit of substantially all hourly and salaried employees, including our executives. The 401(k) Plan offers NEOs and all other employees the opportunity to defer a percentage of income that is a part of their base compensation. Employees may defer a percentage of income that is part of their base salary and incentive pay (401(k) Eligible Compensation). The Company currently matches employee contributions dollar for dollar up to 3% of 401(k) Eligible Compensation and half of employee contributions up to the next 2% of 401(k) Eligible Compensation (subject to IRS limits and 401(k) safe harbor considerations), subject to a two-year, pro-rata vesting period for employees hired after January 1, 2018.
Executive Deferred Compensation Plan (Non-Qualified Deferred Compensation Plan)
Under the Executive Deferred Compensation Plan (Deferred Compensation Plan), executive officers and certain key employees may annually choose to defer up to 50% of their salary and up to 100% of their cash incentive awards. The committee has determined that the Deferred Compensation Plan will have the same nominal investment options as the 401(k) Plan. The Company does not provide any matching contributions to the Deferred Compensation Plan.
Perquisites
We provide NEOs with limited perquisites that the committee believes are reasonable and consistent with the overall compensation program to better enable us to attract and retain superior employees for key positions. The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. Based upon this periodic review, perquisites are awarded or adjusted on an individual basis. NEOs are not automatically awarded all, or in equal amounts, perquisites granted by the Company.

Proxy Statement for 2025 Annual Meeting 41

The perquisites provided to our NEOs include:
⯀	Executive Physical. To encourage executives to monitor and maintain good health, we pay for voluntary annual physical examinations for executives, including the NEOs.
⯀
Recreational Vehicle and Boat Use. Our executives, including NEOs, can use our recreational vehicles and boats on a periodic and temporary basis. We encourage our executives to have a first-hand understanding of the outdoor lifestyle experienced by our customers and to provide our executives with the opportunity to evaluate product design and efficiency.

⯀	Car Allowance. A car allowance is provided as frequent travel is required.
⯀	Financial and Tax Planning. To address complex tax and financial situations, a tax and financial planning payment is provided.
Additional Compensation Policies
Policies and Procedures Related to the Grant of Certain Equity Awards
The Company does not have any formal policy that requires us to grant, or avoid granting, equity-based compensation to our executive officers at certain times. Our current long-term incentive program includes the grant of stock options, representing 15% of the total long-term incentive value for Fiscal 2025 awards. Consistent with our annual compensation cycle, the committee typically grants annual equity awards, including stock options, to our executive officers in October of each year at the committee’s first meeting of our fiscal year. The dates for these committee meetings are set more than a year in advance on a fairly consistent cadence year over year.
The timing of any equity grants to executive officers in connection with new hires, promotions, or other non-routine grants is tied to the event giving rise to the award (such as an executive officer’s commencement of employment or promotion effective date).
As a result, in all cases, the timing of grants of equity awards, including stock options, occurs independent of the release of any material nonpublic information, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.
Stock Ownership Guidelines
The committee has adopted stock ownership guidelines for executive officers. The purpose of the guidelines is to encourage our executive officers to own and retain Company shares, thereby aligning their interests with our shareholders. In general, each executive officer has five years from the date he or she becomes an executive to accumulate the appropriate number of shares. In addition, each executive officer is required to retain 50% of any after-tax shares received from the vesting of awards or exercise of stock options until the applicable stock ownership guideline is met. For purposes of this determination, stock ownership includes shares of our common stock that are owned directly, unvested restricted stock, and unvested restricted stock units (other than stock units subject to achievement of performance targets).
We review our stock ownership guidelines on a periodic basis. The table below describes the current ownership guidelines for the NEOs. As of August 30, 2025, each of our NEOs had either met his or her stock ownership guideline goal or was on track to meet this goal within the prescribed five-year time frame.

Name	Stock Ownership Guidelines (as a multiple of base salary)	In Compliance with Guidelines?
Michael J. Happe	5x	Yes
Bryan L. Hughes	3x	Yes
Donald J. Clark	2.5x	Yes
Casey J. Tubman	2.5x	On Track
Stacy L. Bogart	2.5x	Yes

Proxy Statement for 2025 Annual Meeting 42

Employment, Severance and Change in Control Arrangements
Employment Agreements
Mr. Happe and Mr. Clark are the only NEOs with individual employment agreements with the Company.
In December 2021, the committee completed a review of benchmarking data and market practices regarding executive officer severance outside of a change in control. Following that review, the committee approved, and Mr. Happe and the Company entered into an amended and restated employment agreement, which amended the pre-change in control severance benefits for Mr. Happe. If Mr. Happe is terminated by the Company without cause or terminates employment with the Company for good reason (as such terms are defined in his employment agreement), he is entitled to severance pay of two times his annual base salary, payable in installments over 24 months, and an amount equal to two times his target annual bonus plus the annual COBRA premium cost for Mr. Happe’s group medical, dental and vision insurance coverage, payable in a lump sum. Mr. Happe also is subject to one-year non-competition and non-solicitation covenants following termination of employment.
If Mr. Clark is terminated by the Company without cause or terminates employment with the Company for good reason (as such terms are defined in his employment agreement), he is entitled to severance pay of his base salary for 12 months and any earned but unpaid incentive bonus due under the Grand Design MIP through the fiscal quarter in which the termination occurred. Mr. Clark is subject to a non-compete and non-solicitation covenants that terminate one year following termination of employment.
Executive Officer Severance Plan
In December 2021, the committee approved a Winnebago Executive Officer Severance Plan (the Executive Severance Plan) that applies to all of the Company’s executive officers, including the NEOs, other than Messrs. Happe and Clark, and provides severance benefits for eligible executives outside of a change in control of the Company. The Executive Severance Plan provides that, in the event of a termination of an eligible executive’s employment without cause or for good reason, the eligible executive would be entitled to receive 12 months of salary continuation and a payment equal to the target annual incentive under the OICP (as well as annual COBRA premium cost), subject to certain conditions.
Executive Change in Control Agreements
Each of the NEOs, including Mr. Happe and Mr. Clark, have also entered into an Executive Change in Control Agreement (CIC Agreement) with the Company.
The CIC Agreements generally provide that, in the event of a termination of the executive’s employment (for a reason other than death, disability, termination for cause or a voluntary termination of employment by the executive for good reason) within two years of a change of control, such executive will receive severance pay relative to salary and target annual incentives under the OICP (as well as annual COBRA premium cost) at a 2x multiple (or 3x, in the case of Mr. Happe only). The CIC Agreement for Mr. Clark provides that the severance benefit payable would be capped at $3,000,000.
The committee believes these arrangements are an important part of the total executive compensation program because they protect our interest in the continuity and stability of the executive group, and to facilitate a smooth transition in the event that an executive’s employment is terminated under circumstances covered by the arrangements. The committee also believes that the CIC Agreements reduce the executives’ interest in working against a potential change of control and help to keep them focused on minimizing interruptions in business operations by reducing any concerns they may have of being terminated prematurely and without cause during any ownership transition. See “Potential Payments upon Termination or Change in Control-Executive Change in Control Agreements” below for additional detail.
Clawback Policies
Our incentive compensation programs include “clawback” provisions for each of the OICP and LTIP programs, which, in part, provide for the recoupment of incentive compensation payouts if payments are made based upon the achievement of financial results that are subsequently subject to a restatement due to material noncompliance with financial reporting requirements. In addition, our compensation recovery policies (the Clawback Policies),

Proxy Statement for 2025 Annual Meeting 43

provides for the recovery of certain compensation from all of our officers subject to Section 16 of the Exchange Act in certain circumstances. The Clawback Policies provide that the Company will require recovery of erroneously awarded compensation incentive-based compensation in the event of a financial restatement, all as required by the SEC rules and NYSE listing requirements, and such compensation as the committee determines in the event of certain misconduct by the Section 16 officer.
Tax Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code (Code) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000. While our committee is mindful of the benefit to us of the deductibility, it believes that we should maintain flexibility in compensating our executive officers in a manner that best promotes our corporate objectives.
Section 409A of the Internal Revenue Code
Section 409A of the Code (Section 409A), which governs the form and timing of payment of deferred compensation, imposes sanctions, including a 20% penalty and an interest penalty, on a recipient of deferred compensation that does not comply with Section 409A. Although the Company makes no guarantees with respect to exemption from, or compliance with, Section 409A, our committee takes into account the potential implications of Section 409A in determining the form and timing of compensation awarded to our executives and strives to structure its nonqualified deferred compensation plans to meet these requirements.
Compensation-Related Risk Assessment
Our committee has analyzed the potential material risks that may be created by our compensation programs. Because performance-based incentives play a large role in our executive compensation program, it is important to ensure that these incentives do not result in our employees taking actions that may conflict with the Company’s long-term interests. The committee reviewed and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage employees to take unnecessary or excessive risks.

Proxy Statement for 2025 Annual Meeting 44

Human Resources Committee Report
The Human Resources Committee of the Board has reviewed and discussed the foregoing Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K and this proxy statement.
Human Resources Committee:
John M. Murabito, Chair
Sara E. Armbruster
Staci L. Kroon
Human Resources Committee Interlocks and Insider Participation
The current members of the Human Resources Committee, Mses. Armbruster and Kroon, and Mr. Murabito, were not at any time during Fiscal 2025 or at any other time a Winnebago Industries officer or employee, and no member had any relationship with the Company requiring disclosure under applicable SEC rules. No executive officer has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or the Human Resources Committee during Fiscal 2025.

Proxy Statement for 2025 Annual Meeting 45

Compensation Tables and Narrative Disclosure
Summary Compensation Table
The tables below contain compensation information for each of our NEOs for Fiscal 2025, 2024, and 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Changes in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Happe President and Chief Executive Officer	2025	1,150,000	—	6,185,000	915,006	704,000	—	45,892	8,999,898
	2024	1,121,154	—	4,717,461	832,492	505,500	—	40,624	7,217,231
	2023	1,050,000	—	4,249,995	749,992	550,500	—	77,241	6,677,728
Bryan L. Hughes Senior Vice President – Chief Financial Officer, Investor Relations, Information Technology and Business Development	2025	625,000	—	1,437,547	187,511	408,250	—	42,824	2,701,132
	2024	611,539	—	917,990	161,995	259,254	—	40,624	1,991,402
	2023	575,000	—	855,316	150,942	243,872	—	56,271	1,881,401
Donald J. Clark(5) Group President – Towable RV Segment; President – Grand Design RV	2025	676,923	—	—	—	4,090,474	—	14,475	4,781,872
	2024	509,616	—	—	—	4,732,606	—	14,354	5,256,576
	2023	400,000	—	—	—	6,099,325(6)	—	21,624	6,520,949
Casey J. Tubman Group President – Newmar and Winnebago Motorized	2025	560,000	—	839,957	100,791	850,828	—	41,283	2,392,859
	2024	545,289	—	500,189	88,277	587,072	—	43,070	1,763,897
	2023	500,000	—	424,994	75,004	380,719	—	42,259	1,422,976
Stacy L. Bogart Senior Vice President – Chief Legal Officer, Corporate Secretary and Corporate Responsibility	2025	555,000	—	989,251	129,029	301,071	—	41,772	2,016,123
	2024	543,250	—	679,573	119,928	188,745	—	40,624	1,572,120
	2023	512,000	—	652,775	115,199	193,024	—	53,855	1,526,853

Proxy Statement for 2025 Annual Meeting 46

(1)	The table below illustrates the three categories of stock awards as presented above:

Name	Fiscal Year	Non-Performance- Based Restricted Stock Grant(a) ($)	LTIP / Performance Share Units(b) ($)	Fiscal 2025 Performance Share Units(c) ($)	Total Stock Awards ($)
Michael J. Happe	2025	2,134,979	3,049,996	1,000,025	6,185,000
	2024	1,942,484	2,774,977	—	4,717,461
	2023	1,750,008	2,499,987	—	4,249,995
Bryan L. Hughes	2025	437,522	625,023	375,002	1,437,547
	2024	378,017	539,973	—	917,990
	2023	352,189	503,127	—	855,316
Donald J. Clark	2025	—	—	—	—
	2024	—	—	—	—
	2023	—	—	—	—
Casey J. Tubman	2025	235,186	335,971	268,800	839,957
	2024	205,967	294,222	—	500,189
	2023	175,001	249,993	—	424,994
Stacy L. Bogart	2025	301,061	430,104	258,086	989,251
	2024	279,845	399,728	—	679,573
	2023	268,783	383,992	—	652,775

(a)
These amounts represent restricted stock units granted each computed in accordance with Accounting Standards Codification (ASC) 718. The grant date fair value of each of the awards was determined at the closing price of the Company’s shares on the NYSE on the grant date without regard to estimated forfeitures related to service-based vesting conditions.

(b)
These amounts represent the grant date fair value computed in accordance with ASC 718 of the LTIP/performance share unit awards. These amounts represent the values that are based on achievement of 100% of the target performance. Assuming achievement of the maximum 200% of target performance, the value of the Fiscal 2025-2027 LTIP awards would have been: $6,099,992 for Mr. Happe; $1,250,046 for Mr. Hughes; $671,942 for Mr. Tubman; and $860,208 for Ms. Bogart. Assumptions used in the calculation of the amounts reported in this column are included in Note 14, Stock-Based Compensation Plans, of the Notes to the Consolidated Financial Statements included in our 2025 Form 10-K.

(c)
These amounts represent the grant date fair value computed in accordance with ASC 718 of the Fiscal 2025 performance share unit awards specific to Fiscal 2025 Adjusted EPS goals, which awards were not earned. These amounts represent the values that are based on achievement of 100% of the target performance. Assuming achievement of the maximum 200% of target performance, the value of the Fiscal 2025 performance share units would have been: $2,000,050 for Mr. Happe; $750,004 for Mr. Hughes; $537,600 for Mr. Tubman; and $516,172 for Ms. Bogart. Assumptions used in the calculation of the amounts reported in this column are included in Note 14, Stock-Based Compensation Plans, of the Notes to the Consolidated Financial Statements included in our 2025 Form 10-K.

(2)
The amounts shown represent the aggregate grant date fair values of the option grants. Assumptions used in the calculation of the amounts reported in this column are included in Note 14, Stock-Based Compensation Plans, of the Notes to the Consolidated Financial Statements included in our 2025 Form 10-K.

(3)
These amounts represent actual annual incentive plan award payouts made in cash to NEOs under the Fiscal 2025, 2024, and 2023 OICPs. In the case of Mr. Clark, these amounts do not represent award payouts under such OICPs, but instead represent award payouts under the pre-existing Grand Design MIP that he participates in.

(4)	Amounts reported in this column for Fiscal 2025 include the following:

Name	Tax and Financial Planning ($)	Car Allowance ($)	Life Insurance Premiums STD & LTD ($)	Other ($)	401(K) Match ($)	Total All Other Compensation ($)
Michael J. Happe	7,800	18,000	707	—	14,000	45,892(a)
Bryan L. Hughes	7,800	18,000	707	—	14,000	42,824(a)
Donald J. Clark	—	—	475	—	14,000	14,475
Casey J. Tubman	7,800	18,000	1,483	—	14,000	41,283
Stacy L. Bogart	7,800	18,000	707	—	14,000	41,772(a)

(a)	The difference in the amount shown here and the sum of the other compensation elements included in this table reflects the amount paid for an executive physical.
(5)
Under the terms of his employment agreement, Mr. Clark’s annual incentive plan payout under the Grand Design MIP paid out 100% in cash for Fiscal 2025 and 2024 and 85% in cash and 15% in restricted stock units for Fiscal 2023. Both the cash and restricted stock units are reported under the Non-Equity Incentive Plan Compensation column.

(6)	The amount shown here includes $914,899 in restricted stock units awarded for Fiscal 2023 performance pursuant to the Grand Design MIP.

Proxy Statement for 2025 Annual Meeting 47

Grants of Plan-Based Awards Table
The following table provides additional information relating to plan-based awards granted to our NEOs in Fiscal 2025. All equity awards were granted under the 2019 Plan.

	Award Type	Grant Date(5)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael J. Happe	Stock Options	10/15/24								38,755	58.87	915,006
	RSU Award	10/15/24							36,266			2,134,979
	2025 OICP		625,000	1,250,000	2,500,000
	2025-2027 LTIP	10/15/24				25,905	51,809	103,618				3,049,996
	2025 PSUs	10/15/24				8,494	16,987	33,974				1,000,025
Bryan L. Hughes	Stock Options	10/15/24								7,942	58.87	187,511
	RSU Award	10/15/24							7,432			437,522
	2025 OICP		312,500	625,000	1,250,000
	2025-2027 LTIP	10/15/24				5,309	10,617	21,234				625,023
	2025 PSUs	10/15/24				3,185	6,370	12,740				375,002
Donald J. Clark(6)
Casey J. Tubman	Stock Options	10/15/24								4,269	58.87	100,791
	RSU Award	10/15/24							3,995			235,186
	2025 OICP		266,000	532,000	1,064,000
	2025-2027 LTIP	10/15/24				2,854	5,707	11,414				335,971
	2025 PSUs	10/15/24				2,283	4,566	9,132				268,800
Stacy L. Bogart	Stock Options	10/15/24								5,465	58.87	129,029
	RSU Award	10/15/24							5,114			301,061
	2025 OICP		235,875	471,750	943,500
	2025-2027 LTIP	10/15/24				3,653	7,306	14,612				430,104
	2025 PSUs	10/15/24				2,192	4,384	8,768				258,086

(1)
Fiscal 2025 OICP targets annual performance against goals approved by the committee. Awards under the Fiscal 2025 OICP are payable in cash. The threshold, target and maximum amounts presented above represent amounts that could have been earned by our NEOs for Fiscal 2025 under the Fiscal 2025 OICP.

(2)
Fiscal 2025-2027 LTIP refers to our performance share units. For each of the NEOs except for Mr. Clark, the threshold, target and maximum amounts under the Fiscal 2025-2027 LTIP represent potential performance share amounts that are measured over a three-year performance period from September 1, 2024 through August 28, 2027.

(3)	Consists of restricted stock units that vest one-third each year on the anniversary of the grant date.
(4)	The grant date fair value per share of the restricted stock was $58.87. The Black-Scholes grant date fair value per option award was $23.61.
(5)	The committee approved the Fiscal 2025 OICP and Fiscal 2025-2027 LTIP performance share units on October 15, 2024, effective as of the beginning of Fiscal 2025.
(6)
Mr. Clark is not eligible to participate in the OICP or LTIP; however he remains eligible to participate in the Grand Design MIP. For Fiscal 2025, Mr. Clark’s annual incentive plan payout under the Grand Design MIP paid out 100% in cash.

Proxy Statement for 2025 Annual Meeting 48

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Employment Arrangements
None of the current NEOs has an employment agreement except for Mr. Happe and Mr. Clark, as previously discussed. However, all NEOs are party to a CIC Agreement that provides the executive with two-year (or three-year, in the case of Mr. Happe, or capped at $3,000,000 in the case of Mr. Clark) severance benefits in the event he or she ceased to be employed by the Company within two years of a change in control, as defined in the CIC Agreement. Discussion of the payouts provided for under various termination situations is set forth in the section “Potential Payments upon Termination or Change in Control” below.
Base Salary
In general, the committee annually reviews and adjusts base pay, in keeping with the overall objectives, pay philosophy and relative position with comparable companies, as discussed in more detail in the Compensation Discussion and Analysis.
Time-Based Stock and Option Awards
Grants of restricted stock units and stock options, the ASC 718 grant date fair value of which is disclosed in the Summary Compensation Table, begin vesting annually in increments of one-third beginning one year from the date of grant for restricted stock unit and stock option grants. Restricted stock unit grants and stock option awards are subject to earlier vesting in the event of a change in control, retirement (at the earlier of age 65, or age 55 with 10 years of service) or certain termination of employment scenarios, as set forth in the section “Potential Payments upon Termination or Change in Control” below.
Annual Incentive Plan
In addition to base salary, each NEO (other than Mr. Clark, who is eligible for a bonus as described in the Compensation Discussion and Analysis) is eligible to receive, subject to the Company’s achievement of certain financial performance metrics and the NEO’s achievement of certain individual goals, a target annual incentive cash award equal to a percentage of his or her annual base salary, which is discussed in the Compensation Discussion and Analysis.
Long-Term Incentive Plans/Performance Share Units
This element of compensation is described in the Compensation Discussion and Analysis. Additionally, see the Compensation Discussion and Analysis for further information regarding the terms of awards reported in the Summary Compensation Table and the Grants of Plan-Based Awards Table and for discussions regarding incentive compensation awards and allocations between short-term and long-term compensation. See also “Additional Compensation Policies” above for information regarding officer stock ownership guidelines.

Proxy Statement for 2025 Annual Meeting 49

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding the outstanding equity awards held by each of the NEOs as of August 30, 2025:

Name	Option Awards				Stock Awards		LTIP / Performance Shares
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(17)
Michael J. Happe	10,000	—(1)	16.67	01/18/26
	13,300	—(2)	27.89	10/11/26
	17,000	—(3)	35.50	12/13/26
	28,015	—(4)	44.40	10/18/27
	42,831	—(5)	31.70	10/15/28
	27,417	—(6)	47.93	12/17/29
	25,660	—(7)	54.49	10/13/30
	20,669	—(8)	75.59	10/12/31
	20,883	10,445(9)	56.09	10/11/32
	11,054	22,113(10)	58.68	10/10/33
	—	38,755(11)	58.87	10/15/34
							44,571(12)	1,603,665
							47,290(13)	1,701,494
							51,809(14)	1,864,088
							16,987(15)	611,192
					10,403(9)	374,300
					22,070(10)	794,079
					36,266(11)	1,304,851
Bryan L. Hughes	8,373	—(4)	44.40	10/18/27
	11,438	—(5)	31.70	10/15/28
	4,932	—(6)	47.93	12/17/29
	4,811	—(7)	54.49	10/13/30
	4,060	—(8)	75.59	10/12/31
	4,202	2,103(9)	56.09	10/11/32
	2,151	4,303(10)	58.68	10/10/33
	—	7,942(11)	58.87	10/15/34
							8,970(12)	322,741
							9,202(13)	331,088
							10,617(14)	382,000
							6,370(15)	229,193
					2,094(9)	75,342
					4,295(10)	154,534
					7,432(11)	267,403
Donald J. Clark					11,642(9)	418,879
					10,395(10)(11)	374,012
Casey J. Tubman	2,088	1,045(9)	56.09	10/11/32
	1,172	2,345(10)	58.68	10/10/33
	—	4,269(11)	58.87	10/15/34
							4,457(12)	160,363
							5,014(13)	180,404
							5,707(14)	205,338
							4,566(15)	164,285
					1,041(9)	37,455
					2,341(10)	84,229
					3,995(11)	143,740

Proxy Statement for 2025 Annual Meeting 50

Name	Option Awards				Stock Awards		LTIP / Performance Shares
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(16)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(17)
Stacy L. Bogart	9,823	—(5)	31.70	10/15/28
	4,091	—(6)	47.93	12/17/29
	3,710	—(7)	54.49	10/13/30
	3,255	—(8)	75.59	10/12/31
	3,207	1,605(9)	56.09	10/11/32
	1,592	3,185(10)	58.68	10/10/33
	—	5,465(11)	58.87	10/15/34
							6,846(12)	246,319
							6,812(13)	245,096
							7,306(14)	262,870
							4,384(15)	157,736
					1,598(9)	57,496
					3,180(10)	114,416
					5,114(11)	184,002

(1)
Represents stock option granted on January 18, 2016 as a new hire grant under the Company’s 2014 Omnibus Equity, Performance Award and Incentive Compensation Plan (the 2014 Plan), which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.

(2)	Represents stock option granted on October 11, 2016 as an annual grant under the 2014 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.
(3)
Represents award granted on December 13, 2016 as a grant for the purchase of Grand Design RV, LLC under the 2014 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.

(4)
Represents award granted on October 18, 2017 as an annual stock or option grant under the 2014 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the grant date.

(5)
Represents award granted on October 15, 2018 as an annual stock or option grant under the 2014 Plan, which vested with respect to 33% of the shares on the first three anniversaries of the date of grant.

(6)
Represents award granted on December 17, 2019 as an annual stock or option grant under the 2019 Plan, which vested with respect to 33% of the shares on the first three anniversaries of the date of grant.

(7)
Represents award granted on October 13, 2020 as an annual stock or option grant under the 2019 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the date of grant

(8)
Represents award granted on October 12, 2021 as an annual stock or option grant under the 2019 Plan, which vested with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(9)
Represents award granted on October 11, 2022 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(10)
Represents award granted on October 10, 2023 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(11)
Represents award granted on October 15, 2024 as an annual stock or option grant under the 2019 Plan, which will vest with respect to 33% of the shares on each of the first three anniversaries of the date of grant.

(12)	Represents Fiscal 2023-2025 LTIP at target, under the 2019 Plan for the three-year performance period beginning August 28, 2023 and ending August 30, 2025.
(13)	Represents Fiscal 2024-2026 LTIP at target, under the 2019 Plan for the three-year performance period beginning August 27, 2024 and ending August 29, 2026.
(14)	Represents Fiscal 2025-2027 LTIP at target, under the 2019 Plan for the three-year performance period beginning September 1, 2024 and ending August 28, 2027.
(15)	Represents Fiscal 2025 performance share units at target, under the 2019 Plan for the one-year performance period beginning on September 1, 2024 and ending August 30, 2025.
(16)	Represents the value of unvested stock based on the closing stock price as of August 29, 2025 of $35.98.
(17)	Represents the value of unearned performance share units at target based on the closing stock price as of August 29, 2025 of $35.98.

Proxy Statement for 2025 Annual Meeting 51

Option Exercises and Stock Vested Table
The following table provides the amounts received before payroll withholding taxes upon the exercise of options or similar instruments or the vesting of stock or similar instruments during Fiscal 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael J. Happe	—	—	41,722	2,418,254
Bryan L. Hughes	—	—	8,468	490,896
Donald J. Clark	—	—	21,298	1,230,004
Casey J. Tubman	—	—	2,209	126,573
Stacy L. Bogart	—	—	6,598	382,669

(1)
Valued at the closing market price of the Company’s common stock of $56.55 (October 10, 2024), $58.14 (October 11, 2024), $58.14 (October 12, 2024), and $58.87 (October 15, 2024) as quoted on the NYSE on the vesting dates.

Nonqualified Deferred Compensation
The following table summarizes non-qualified deferred compensation by NEOs during Fiscal 2025.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Bryan L. Hughes	—	—	101,467	—	1,115,728(1)

(1)
Balance includes (i) amounts from Mr. Hughes’ annual incentive payouts that were previously reported as Non-Equity Incentive Plan Compensation as follows: Fiscal 2018 - $60,792, Fiscal 2019 - $17,744, Fiscal 2020 - $54,027, Fiscal 2021 - $363,867, and Fiscal 2022 - $228,853 and (ii) amounts from Mr. Hughes’ base salary that were previously reported as Salary as follows: Fiscal 2021 - $52,500, and Fiscal 2022 - $54,904.

Potential Payments upon Termination or Change in Control
Executive Officer Severance Plan
The Executive Officer Severance Plan (the Executive Severance Plan) applies to all executive officers other than Mr. Happe and Mr. Clark. The Executive Severance Plan provides that, if an eligible executive is terminated by the Company (or an affiliate) without cause or terminates employment with the Company (and affiliates) for good reason (as such terms are defined in the Executive Severance Plan), the eligible executive would be entitled to receive: (a) severance pay equal to one times the executive’s annualized base salary as of the executive’s employment termination date, payable in substantially equal installments over the 12 months after the executive’s employment with the Company (or an affiliate) ends, and (b) an amount equal to one times the sum of (i) the executive’s annual target bonus, as in effect on the executive’s employment termination date, plus (ii) the annual COBRA premium cost for continuation of the executive’s then-current group medical, dental and vision insurance coverage, payable in a lump sum with the initial installment of severance pay. To receive benefits, the executive must sign a release agreement and otherwise comply with the terms of the Executive Severance Plan.
Executive Change in Control Agreements
Each of our NEOs is covered by a CIC Agreement. Due to the unique nature of Mr. Clark’s employment and compensation arrangements with the Company, we initially entered into a CIC Agreement with Mr. Clark in connection with the Grand Design acquisition and an amended and restated CIC Agreement, having the same terms as the prior agreement, was entered into on October 17, 2023 in connection with his amended and restated employment agreement. The purpose of the CIC Agreements is to reinforce and encourage executives to remain with the Company, to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change in control of the Company. The CIC Agreements provide that in the event of a change of control of the Company, as that term is defined in the CIC Agreements, the executive (provided such change in control occurs when the executive is employed by the Company) would receive, in the event he or she ceases to be employed by the Company within two years following a change in control of the Company (for a reason other

Proxy Statement for 2025 Annual Meeting 52

than death, disability, termination for cause or, under certain circumstances, a voluntary termination of employment by the executive), a lump-sum equal to two (or three, in the case of Mr. Happe) times the annual salary and target annual incentives (as well as annual COBRA premium cost). In the case of Mr. Clark, the total severance benefit would be capped at $3,000,000. These multiples were arrived at by the committee after an analysis of certain compensation peers’ change in control agreements at the time these CIC Agreements were initially developed.
Under the CIC Agreements, a “change in control” generally refers to the acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities, the Company’s continuing directors ceasing to constitute a majority of its Board of Directors, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of the Company’s previous holders of voting securities beneficially own 50% or more of the combined voting power of the resulting entity in substantially the same proportions). A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company. The CIC Agreements also include a “net best” provision providing that the amount of any severance payments and benefits that the NEO otherwise would be entitled to receive would be reduced to the extent necessary to avoid the excise tax under the Code, but only if such reduction would result in the executive retaining a greater amount of such payments and benefits on an after-tax basis than had no reduction been made. The calculations in the table below do not reflect any reduction that may apply as a result of this provision.
Annual Incentive Plan Payments
A participant must be employed by the Company as of the bonus payment date to be eligible for annual incentive payments, except for a change in control as described below or as otherwise determined by the committee in its discretion upon retirement, disability and death. In the event of a change in control (as defined in the applicable OICP), participants are entitled to receive payouts of awards within 15 days of the effective date of the change in control in an amount equal to the greater of the actual level of performance (if determinable) and target if the participant’s employment is terminated and the award is not assumed by the successor or is otherwise discontinued.
2014 Plan and 2019 Plan Payments
Long-Term Incentive Program and Performance Share Units
A participant must be employed by the Company at the end of the three-year fiscal period to be eligible for any long-term incentive award, except in cases of: death and termination due to disability (which, in each case would result in a payment at target or, in the discretion of the committee, based on actual results), or a change in control, as described below, or as waived by the committee. If, due to retirement (as defined in the applicable plan or award agreement), a participant’s employment terminates at least 12 months after the grant date but before the end of the performance period, the participant’s award will remain outstanding and eligible to vest based on actual performance results, as if he or she had not retired. In the event of a change of control (as defined in the plan or other agreement), the performance goals under a long-term incentive award will be deemed to be achieved at the greater of the target or actual level of performance (if determinable) and will continue to vest over the service period of the award. In the event of the participant’s involuntary termination of employment for reasons other than Cause (as defined in the applicable plan or agreement) or if the committee so provides, the participant’s termination of employment for Good Reason (as defined in an applicable agreement), in either cause, within 24 months following a change in control, the award will vest in full.
Restricted Stock Units
Pursuant to award agreements entered into by each NEO, unvested awards of restricted stock units will immediately vest to NEOs if the NEO’s termination of employment is due to his or her death or disability (as defined in the applicable plan) or, beginning in Fiscal 2022 and later, his or her retirement (as defined in the applicable plan); provided such retirement occurs at least 12 months after the grant date. In addition, any unvested restricted stock units vest upon the occurrence of a participant’s involuntary termination following a change in control (as defined in the applicable plan or award agreement) for reasons other than Cause (as defined in the applicable plan or award agreement) or participant’s termination of employment for Good Reason (as defined in the applicable plan or award agreement), in either case, within 24 months following a change in control. In all other circumstances, in the event that a NEO ceases to be employed by the Company or any subsidiary, any unvested awards held by such grantee will terminate and thereafter be null and void.

Proxy Statement for 2025 Annual Meeting 53

Stock Options
Pursuant to the stock option agreements entered into by certain of our NEOs, unvested options vest after a participant’s involuntary termination for reasons other than Cause (as defined in the applicable plan or award agreement) or participant’s termination of employment for Good Reason (as defined in the applicable plan or award agreement), in either cause, within 24 months following a change in control (as defined in the applicable plan or award agreement). In the event that a NEO ceases to be employed by the Company, stock options held by such NEO will vest as follows:
⯀	if the NEO’s termination of employment is due to his death or disability, the stock options become vested in full and immediately exercisable for a period of one year after termination;
⯀
if the NEO’s termination of employment is due to his death, the options will become vested in full and immediately exercisable by the NEO’s estate or legal representative for a period of 10 years after any stock option grant date for non-qualified stock options (or in the case of options granted beginning Fiscal 2019 or thereafter, for a period of one year after death); and

⯀
in the case of options granted beginning Fiscal 2022 or after, if the NEO’s termination of employment is due to his retirement (as defined in the applicable plan or award agreement) and such retirement occurs at least 12 months after the grant date, the options will become vested in full and immediately exercisable by the NEO for a period of one year after retirement.

In the event that a NEO ceases to be employed by the Company other than because of a change in control, disability, death or retirement, any outstanding stock options held by the NEO which have not vested as of the date of termination of employment will terminate. In the case of each award type above, if the award is not assumed or replaced in a change of control, the award will vest in full (in the case of any performance-based award, the award will vest as to a pro-rata portion of the greater of the actual level of performance (if determinable) or target.

Proxy Statement for 2025 Annual Meeting 54

Estimated Change in Control or Termination Payments and Benefits at the End of Fiscal 2025
The following table reflects the payments and benefits payable to each of the NEOs in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of August 30, 2025, at the executive’s compensation and service levels as of that date and are estimates of the amounts that would be payable to the NEOs in each scenario. The amounts do not include benefits paid by insurance providers under life and disability policies or payments and benefits provided on a non-discriminatory basis to employees upon a termination of employment. The actual amounts to be paid out can only be determined at the time of an executive’s actual separation from the Company. Factors that could affect the nature and the amounts paid on termination of employment, among others, include the timing of event, compensation level, the market price of the Company’s common stock and the executive’s age.

Name	Severance(1) ($)	Annual or Management Incentive Plan(2) ($)	LTIP / Performance Shares(3) ($)	Restricted Stock- Unvested and Accelerated(4) ($)	Stock Options- Unvested and Accelerated(5) ($)
Michael J. Happe
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	4,855,161	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	7,282,742	704,000	3,565,582	2,473,229	—
Death or Disability	—	—	3,565,582	2,473,229	—
Bryan L. Hughes
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,276,025	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	2,552,050	408,250	713,088	497,280	—
Death or Disability	—	—	713,088	497,280	—
Donald J. Clark
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,993,328	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	3,000,000	—	—	792,891	—
Death or Disability	—	—	—	792,891	—
Casey J. Tubman
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,110,871	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	2,221,743	850,828	385,742	265,424	—
Death or Disability	—	—	385,742	265,424	—

Proxy Statement for 2025 Annual Meeting 55

Name	Severance(1) ($)	Annual or Management Incentive Plan(2) ($)	LTIP / Performance Shares(3) ($)	Restricted Stock- Unvested and Accelerated(4) ($)	Stock Options- Unvested and Accelerated(5) ($)
Stacy L. Bogart
Retirement(6) or Voluntary Separation	—	—	—	—	—
Involuntary Termination for Cause	—	—	—	—	—
Involuntary Termination without Cause/Good Reason	1,028,121	—	—	—	—
Change of Control(7):
Termination without Cause/Good Reason	2,056,242	301,071	507,966	355,914	—
Death or Disability	—	—	507,966	355,914	—

(1)
For Mr. Happe, the Involuntary Termination without Cause and Termination for Good Reason before a Change in Control amounts reflect two years of base salary, annual target incentive, and annual premium cost of COBRA. For Mr. Clark, the Involuntary Termination without Cause or Termination for Good Reason before a Change in Control amounts reflect one year of base salary. For Messrs. Hughes and Tubman, and Ms. Bogart, the Involuntary Termination without Cause and Termination for Good Reason before a Change in Control amounts reflect one year of base salary, annual target incentive, and annual premium cost of COBRA. For all NEOs (except Mr. Clark), the Change in Control severance amount equals two times (or three times in the case of our CEO) base salary and annual target incentive, and annual premium cost of COBRA. In the case of Mr. Clark, the total severance benefit for a Change in Control termination is capped at $3,000,000.

(2)	Represents the NEOs’ actual annual incentive payout pursuant to the 2025 OICP (other than Mr. Clark).
(3)
Represents the LTIP incentive achieved pursuant to the Fiscal 2023-2025 LTIP and the target amount payable under the Fiscal 2024-2026 LTIP and the Fiscal 2025-2027 LTIP. Valuation is based on our closing stock price of $35.98 per share, on August 29, 2025. Actual payouts will depend on, among other things, whether or not awards are assumed or replaced, the type of change in control transaction and, in some cases, whether the payout will occur at target or actual based on the situation at the time, all as explained in the narrative preceding the table.

(4)	Represents the intrinsic value of unvested stock unit grants based on our closing stock price of $35.98 per share on August 29, 2025, the last trading day of Fiscal 2025.
(5)	Represents the intrinsic value of unvested and accelerated stock options based on our closing stock price of $35.98 per share on August 29, 2025, the last trading day of Fiscal 2025.
(6)
Retirement under certain of the 2014 Plan award agreements is defined as attaining age 60 and five or more years of service with the Company. Retirement under the 2019 Plan awards, granted prior to October 2021, does not trigger automatic acceleration of such awards. For grants beginning in October 2021, retirement is defined as attaining age 55 and 10 or more years of service with the Company, or age 65. In the event of a voluntary termination upon meeting this definition of retirement, vesting of awards granted at least one year prior to the date of retirement will accelerate.

(7)
The term “Change of Control” as used here is the term as defined in the 2014 Plan applicable to all awards granted prior to the Fiscal 2019 equity awards. Beginning with our Fiscal 2020 equity awards, under the 2019 Plan, the definition of “Change in Control” was updated to include, among other things, a double trigger mechanism.

Proxy Statement for 2025 Annual Meeting 56

CEO Pay Ratio Disclosure
For Fiscal 2025, we calculated the ratio of the annual total compensation of our principal executive officer (PEO), who is Mr. Happe, our President and CEO, to the annual total compensation of our median employee, as described below.
As of our measurement date of August 30, 2025, that we used to identify our median employee, our employee population including all full-time, part-time and temporary workers, consisted of approximately 5,300 individuals, all of whom worked in the United States.
To identify the median employee, as well as determine the annual total compensation of the median employee, we used the following methodology and consistently applied material assumptions, adjustments and estimates.
⯀
We compared the payroll data for our employee population described above (minus our PEO) using a compensation measure consisting of base pay related wages and incentive pay paid during Fiscal 2025. Base pay related wages includes the amount of base salary the employee received during the year and all other pay elements related to base pay including, but not limited to, holiday pay, paid time off, overtime and shift differentials. We also included cash bonuses and commissions paid during the fiscal year, but we excluded equity grants and any adjustments for the value of benefits provided.

⯀	We annualized the base pay related wages and incentive pay of all full-time and part-time employees who were hired by the Company and its subsidiaries between August 31, 2024 and August 30, 2025.
⯀	Based upon base pay related wages and cash incentive pay of each employee, we identified a median employee and calculated that employee’s annual total compensation.
⯀
We determined annual total compensation, including any perquisites and other benefits, in the same manner that we determine the annual total compensation of our PEO for purposes of the Summary Compensation Table disclosed above.

This resulted in the median employee’s annual total compensation as shown below.

Annual Total Compensation of Median Employee	$80,661
Annual Total Compensation of PEO (Mr. Happe)	$8,999,898

Based on this information for Fiscal 2025, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 112 to 1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported above.

Proxy Statement for 2025 Annual Meeting 57

Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance (PVP).

Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO ($)	Average Summary Compensation Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	Value of Initial Fixed $100 Investment Based on:		Net Income ($ in millions)	Incentive EPS($)(4)
					Total Shareholder Return(2) ($)	Russell 3000 Recreational Vehicle and Boats Subsector Index Total Shareholder Return(2)(3) ($)
2025	8,999,898	1,035,199	2,972,997	1,975,298	67.5	93.5	25.7	1.66
2024	7,217,231	4,265,209	2,846,983	2,206,716	108.0	109.2	13.0	3.45
2023	6,677,728	4,040,446	2,946,821	2,675,476	112.9	114.2	215.9	6.07
2022	6,676,569	5,569,618	4,824,469	4,871,036	106.7	115.2	390.6	12.39
2021	6,649,186	13,976,443	4,539,932	6,582,245	126.0	128.1	281.9	8.66

(1)	The CEO reflected above is Mr. Happe. The non-CEO NEOs reflects the following individuals in each year:
2025: Messrs. Clark, Hughes and Tubman, and Ms. Bogart
2024: Messrs. Bower, Clark, Hughes and Tubman
2023: Ms. Bogart and Messrs. Bower, Clark and Hughes
2022: Ms. Bogart and Messrs. Bower, Clark and Hughes
2021: Messrs. Bower, Clark, Hazelton and Hughes
(2)
Company and peer group Total Shareholder Return (TSR) for each year reflects what the cumulative value of a $100 investment would be, including reinvestment of dividends, if such an amount were invested on August 28, 2020, the last trading day of Fiscal 2020.

(3)	Peer group TSR is calculated using the Russell 3000 Recreational Vehicles and Boats Subsector Index.
(4)
Our company-selected measure, which is the measure we believe represents the most important financial performance metric used to link compensation paid to our NEOs in Fiscal 2025 to our performance is Incentive EPS. This is a non-GAAP measure, which is defined above under “Compensation Discussion and Analysis - Fiscal 2025 Equity Awards.”

Compensation Actually Paid (CAP) illustrated in the table above is calculated by making the following adjustments from the Summary Compensation Table (SCT) totals as follows:
Item and Value Added (Deducted)

For CEO:	2025 ($)
- SCT “Stock Awards” column value	6,185,000
- SCT “Options Awards” column value	915,006
+ Fiscal 2025 year-end fair value of awards granted in Fiscal 2025 that are outstanding and unvested at the end of Fiscal 2025	3,171,281
+/- difference between the fair value of awards from the end of Fiscal 2024 to the end of Fiscal 2025 for awards granted in any fiscal year prior to Fiscal 2025 that are outstanding and unvested at the end of Fiscal 2025	(3,909,244)
+/- change in fair value from the end of the Fiscal 2024 to the vesting date for awards granted in any fiscal year prior to Fiscal 2025 which vested during Fiscal 2025	(126,730)

Proxy Statement for 2025 Annual Meeting 58

For Other Named Executive Officers (Average)	2025 ($)
- SCT “Stock Awards” column value	816,689
- SCT “Options Awards” column value	104,333
+ Fiscal 2025 year-end fair value of awards granted in Fiscal 2025 that are outstanding and unvested at the end of Fiscal 2025	482,158
+/- difference between the fair value of awards from the end of Fiscal 2024 to the end of Fiscal 2025 for awards granted in any fiscal year prior to Fiscal 2025 that are outstanding and unvested at the end of Fiscal 2025	(528,486)
+/- change in fair value from the end of the Fiscal 2024 to the vesting date for awards granted in any fiscal year prior to Fiscal 2025 which vested during Fiscal 2025	(30,349)

None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made.

Proxy Statement for 2025 Annual Meeting 59

The charts below describe the relationship between the CEO’s and other NEOs’ (averaged) CAP to Net Income, Total Shareholder Return of the Company and our peer group, and Incentive EPS.

Relationship of CAP to Net Income

Net Income ($M)
$400
$300
$200
$100
$0
CAP ($M)
$16
$12
$8
$4
$0
2021
2022
2023
2024
2025
Compensation Actually Paid (CEO)
Average Compensation Actually Paid (Other NEOs)
Net Income

Relationship of CAP to Total Shareholder Return
$160
$120
$80
$40
$0
Total Shareholder Return
$16
$12
$8
$4
$0
CAP ($M)
2021
2022
2023
2024
2025
Compensation Actually Paid (CEO)
Average Compensation Actually Paid (Other NEOs)
Total Company Shareholder Return
Russell 3000 Recreational Vehicle and Boats Subsector Index

Relationship of CAP to Incentive Earnings Per Share (Incentive EPS)
$16
$12
$8
$4
$0
Incentive EPS ($)
CAP ($M)
2021
2022
2023
2024
2025
Compensation Actually Paid (CEO)
Average Compensation Actually Paid (Other NEOs)
Incentive EPS

Proxy Statement for 2025 Annual Meeting 60

The following table lists the five financial performance measures that we believe represent the most important financial performance measures we used to link compensation actually paid to our NEOs to our performance.
Most Important Performance Measures

Incentive EPS(1)
Net Revenue
Operating Income
Net Working Capital
Incentive ROIC(1)

(1)	Denotes non-GAAP financial measure described above under “Compensation Discussion and Analysis – Fiscal 2025 Equity Awards – LTIP / Performance Share Units.”

Proxy Statement for 2025 Annual Meeting 61

Equity Compensation Plan Information
Information with respect to shares of our common stock that may be issued under our existing equity compensation plans as of August 30, 2025 are as follows:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in (a))
Equity compensation plans approved by shareholders – 2014 Plan	202,334(3)	34.82	—
Equity compensation plans approved by shareholders – 2019 Plan	1,011,888(4)	57.98	3,006,754(5)
Equity compensation plans approved by shareholders – ESPP	—(6)	—	278,425(7)
Equity compensation plans not approved by shareholders(8)	20,302(9)	—	—(10)
Total	1,234,524		3,285,179

(1)	Number of securities to be issued in the table are shown in whole numbers.
(2)	Represents the weighted average exercise price of outstanding stock options only. Restricted share awards do not have an exercise price so weighted average is not applicable.
(3)	Represents stock options and unvested stock awards granted under the 2014 Plan.
(4)	Represents stock options and unvested stock awards granted under the 2019 Plan, which replaced the 2014 Plan effective on December 11, 2018.
(5)	Represents shares available for grant of awards under the 2019 Plan as of August 30, 2025.
(6)	Represents shares subject to purchase in the purchase period then in effect under the Winnebago Industries, Inc. Employee Stock Purchase Plan (ESPP).
(7)	Represents shares available for issuance under the ESPP as of August 30, 2025.
(8)	Our only equity compensation plan not previously submitted to our shareholders for approval is the Directors’ Deferred Plan. The Board may terminate the Directors’ Deferred Plan at any time.
(9)
Represents shares of common stock issued to a trust which underlie stock units, payable on a one-for-one basis, credited to stock unit accounts as of August 30, 2025 under the Directors’ Deferred Plan.

(10)
The table does not reflect a specific number of stock units which may be distributed pursuant to the Directors’ Deferred Plan. The Directors’ Deferred Plan does not limit the number of stock units issuable thereunder. The number of stock units to be distributed pursuant to the Directors’ Deferred Plan will be based on the amount of the director’s compensation deferred and the per share price of our common stock at the time of deferral.

Proxy Statement for 2025 Annual Meeting 62

Proposal 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers
As required by SEC rules, shareholders have the opportunity to vote, on an advisory and non-binding basis, on the compensation of our NEOs as set forth in this proxy statement. This is commonly referred to as the “Say on Pay” vote. At the 2023 annual meeting, the shareholders determined that the Say on Pay vote would be held annually.
As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our executive compensation programs are to attract and retain key executives critical to us; to align the interests of our management with those of our shareholders; to integrate compensation with our business plans; and to reward for both business and individual performance, such that a substantial portion of each executive officer’s total compensation potential is a function of performance incentives. The Board believes the compensation of the NEOs outlined in this proxy statement is appropriate based upon the performance of the Company.
While the Board and especially the Human Resources Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature.

✔	The Board unanimously recommends voting, on a non-binding, advisory basis, FOR approval of the compensation of the named executive officers.

Proxy Statement for 2025 Annual Meeting 63

Proposal 3 – Approval of the Amended and Restated 2019 Omnibus Incentive Plan
We are seeking stockholder approval of the amendment and restatement of our Amended and Restated 2019 Omnibus Incentive Plan (the 2019 Plan) to increase the number of shares of our common stock available for issuance under the 2019 Plan by an additional 820,000 shares and extend the term of the 2019 Plan. The 2019 Plan originally became effective on December 11, 2018, and was amended and restated effective December 14, 2023. On October 15, 2025, our Board, at the recommendation of our Human Resources Committee (the Committee), approved the amendment and restatement of the 2019 Plan, subject to approval by our shareholders at the Annual Meeting. This amendment and restatement of the 2019 Plan will become effective on the date it is approved by our shareholders.
Except for the increase in the number of shares and extension of the term, the amended and restated 2019 Plan is substantively the same as the current 2019 Plan.
Factors Considered in Requesting Share Reserve Increase
As of October 21, 2025, there were 28,207,219 shares of our common stock issued and outstanding. The closing sale price of a share of our common stock on the NYSE on that date was $31.62.
In setting the proposed number of additional shares to be reserved and issuable under the 2019 Plan, the Committee and our Board considered a number of factors as described below.
Awards Outstanding and Shares Available for Grant
The table below shows, as of October 21, 2025, the shares reserved for issuance of outstanding awards under the 2019 Plan as well as its predecessor, our 2014 Omnibus Equity, Performance Award and Incentive Compensation Plan (the 2014 Plan), and available for future grant under our 2019 Plan. The table also shows the number of shares that will be available for future grants under the 2019 Plan following approval of the amended and restated 2019 Plan by our shareholders.

	As of October 21, 2025		After Approval of Restated Plan
	Shares Underlying Outstanding Awards(1)	Shares Available for Future Awards	Shares Available for Future Awards
2014 Plan	202,334	—	—
2019 Plan	1,506,098	1,760,653	2,580,653
Total	1,708,432	1,760,653	2,580,653(2)(3)

(1)	Outstanding awards as of October 21, 2025 consist of the following:

	Types of Outstanding Awards
	Options/SARs	Full Value Awards	Weighted Average Exercise Price of Options/SARs ($)	Weighted Average Remaining Term for Options/SARs (years)
2014 Plan	167,986	34,348	34.82	2.26
2019 Plan	496,270	1,009,828	48.10	8.06
Total	664,256	1,044,176	44.74	6.59

(2)
We also issue vested deferred stock units pursuant to our Directors’ Deferred Plan. The Directors’ Deferred Plan does not limit the number of shares of common stock issuable thereunder. 20,302 deferred stock units were nominally held in stock unit accounts under the Directors' Deferred Plan as of October 21, 2025.

(3)
No further equity awards may be granted under the 2014 Plan; however, any shares that would return to the 2014 Plan as a result of an award terminating, expiring or being forfeited or being settled in cash in lieu of shares are instead available under the 2019 Plan.

Proxy Statement for 2025 Annual Meeting 64

Historical Equity Granting Practices
Our three-year average “burn rate” was 1.26% for Fiscal 2023 through Fiscal 2025.

	Options/SARs Granted	Full Value Awards Granted	Weighted Average Number of Common Shares Outstanding	Burn Rate
2023	66,873	357,297	30,309,730	1.40%
2024	70,299	292,218	29,205,733	1.24%
2025	74,927	244,657	28,206,923	1.13%
Average				1.26%

We calculated our burn rate by dividing the number of shares granted under the 2019 Plan by the weighted-average number of shares.
Estimated Duration of Shares Available for Issuance under the 2019 Plan
We expect to continue making equity awards consistent with our practices over the past three years, however, even though our total employee stock award dollar value is comparable to prior years, we expect our average annual burn rate to increase as our stock price has declined. On that basis, we expect that shares currently remaining available for awards under the 2019 Plan will likely be insufficient to continue making awards beyond our most recent grant in October 2025, but that the shares of common stock available for future awards if the amended 2019 Plan is approved by shareholders would be sufficient to cover awards for approximately one additional year.
Expected Dilution
As of October 21, 2025, our existing share capital dilution was 12.30%. We define existing share capital dilution as the sum of (i) the total number of shares of our common stock subject to outstanding awards under the 2014 Plan and the 2019 Plan, and (ii) the total number of shares available for future grants under the 2019 Plan, divided by the number of our common shares outstanding. Our projected share capital dilution as of that same date would be 15.21%, based on including the 820,000 additional share reserve under the amended 2019 Plan in the formula. In light of the expected duration of the amended 2019 Plan’s share reserve, we believe the expected dilution that will result from the amended 2019 Plan is reasonable for a company of our size in our industry.
Key Compensation Practices
The proposed amendments to the 2019 Plan change only the number of shares and the expiration date. Accordingly, the amended and restated 2019 Plan continues to include a number of features that we believe are consistent with the interests of our shareholders and sensible corporate governance practices, including the following:
⯀
Incorporates a fungible share design. Full value awards (such as restricted stock units and performance stock units), count against the shares reserved for issuance at a 2:1 ratio, while appreciation awards (such as SARs and stock options) count against the share reserve at a 1:1 ratio.

⯀	Minimum vesting or performance period for all awards. A minimum vesting or performance period of one year is prescribed for all awards, subject to limited exceptions.
⯀
Restrictions on dividends and dividend equivalents. The 2019 Plan prohibits the payment of dividends or dividend equivalents on stock options and stock appreciation rights (SARs), and provides that, any dividends or dividend equivalents payable with respect to shares or share equivalents subject to the unvested portion of a full value award are subject to the same restrictions and risk of forfeiture as the shares or share equivalents to which such dividends or dividend equivalents relate, including any performance conditions.

Proxy Statement for 2025 Annual Meeting 65

⯀
No liberal definition of “change in control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer, or any board assessment that a change in control may be imminent.

⯀
“Double trigger” acceleration of equity awards upon a Change in Control. The 2019 Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (i) the occurrence of a change in control and (ii) an accompanying involuntary termination of service without cause or, if so provided by the Committee, a termination for good reason, within 24 months of the consummation of the change in control (other than in the event awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control).

⯀
No parachute payment gross-ups; net best cutbacks. The 2019 Plan does not provide any parachute payment gross-ups to its participants. The 2019 Plan provides that if any benefits provided to a participant under the 2019 Plan or other Company compensation arrangements in connection with a change in control would constitute “parachute payments” within the meaning of Code Section 280G and result in the imposition of an excise tax on the participant under Code Section 4999, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.

⯀
No repricing of underwater options or stock appreciation rights without shareholder approval. The 2019 Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of a share of our common stock.

⯀	Limit on non-employee director awards. The 2019 Plan subjects awards to individual non-employee directors under the 2019 Plan to an annual limit of $400,000.
⯀
Clawback provisions. All awards under the 2019 Plan are subject to our compensation forfeiture and recoupment policies. Our clawback policies cover time-based as well as performance-based equity awards in certain circumstances. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis – Additional Compensation Policies” on page 42 of this proxy statement.

⯀
No discounted option or SAR grants. The 2019 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

Description of the Amended and Restated 2019 Omnibus Incentive Plan
The proposed material changes to the 2019 Plan are:
⯀	Increase the number of shares authorized for issuance by 820,000; and
⯀	Extend the term of the 2019 Plan to the date that is 10 years after shareholder approval of the amendment and restatement of the 2019 Plan.
The major features of the 2019 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2019 Plan, which is attached to this proxy statement as Appendix A.
Eligible Participants
Employees, consultants, and advisors of the Company or its affiliates, as well as non-employee directors of the Company, are eligible to receive awards under the 2019 Plan. As of October 21, 2025, there were approximately 5,200 employees, an indeterminate number of consultants and advisors of the Company and its affiliates and eight non-employee directors of the Company who would be eligible to receive awards under the 2019 Plan.

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Administration
The 2019 Plan is administered by the Committee. To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate its authority under the 2019 Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our directors or executive officers or to a committee of the Board comprised of one or more directors. The Committee may also delegate non-discretionary administrative duties to other persons as it deems advisable. The full Board performs the duties and have the responsibilities of the Committee with respect to awards under the 2019 Plan that are made to our non-employee directors.
The Committee has the authority to determine the persons to whom awards will be granted, the timing of awards, the type and number of shares covered by each award, the terms, conditions, performance criteria, and restrictions of the awards as well as the manner in which awards are paid and settled. The Committee may also establish, rescind, and modify rules to administer the 2019 Plan, adopt sub-plans or special provisions applicable to certain awards, interpret the 2019 Plan, any award and any related award agreement, reconcile any inconsistency, correct any defect or supply an omission in the 2019 Plan and any related award agreement, cancel or suspend an award, determine in what circumstances an award will be forfeited, accelerate the vesting (subject to certain minimum vesting provisions) or extend the exercise period of an award (whether by amendment or other action), grant substitute awards in accordance with the 2019 Plan, and require or permit the deferral of the settlement of an award.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2019 Plan prohibits the Committee from repricing any outstanding option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an option or SAR award in exchange for cash, other property or grant of a new full value award at a time when the per share exercise price of the option or SAR award is greater than the fair market value of a share of our common stock, or otherwise making an option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”
Subject to certain limitations set forth in the 2019 Plan, the Committee may also modify the terms of awards under the 2019 Plan with respect to participants who reside outside of the United States or who are employed by a non-United States subsidiary of the Company in order to comply with local legal or regulatory requirements.
Available Shares and Limitations on Awards
A maximum share reserve of 7,320,000 shares of our common stock will be authorized under the amendment and restatement of the 2019 Plan, inclusive of shares previously authorized and issued. The shares of common stock issuable under the 2019 Plan may come from authorized and unissued shares or treasury shares. Full value awards granted under the 2019 Plan count as two shares against the 2019 Plan’s authorized share reserve, whereas options and SARs count as one share against the authorized share reserve.
Under the terms of the 2019 Plan, the aggregate grant date fair value of awards granted under the 2019 Plan during a calendar year to any one of our non-employee directors (excluding awards granted at his or her election in lieu of any portion of retainers or fees otherwise payable in cash) may not exceed $400,000.
The share limitations under the 2019 Plan are subject to adjustment for changes in our corporate structure or shares, as described below.
If any shares of our common stock subject to any award under the 2019 Plan, or to an award under the 2014 Plan that was outstanding on the date our shareholders originally approved the 2019 Plan, that expires, is forfeited or cancelled, or is settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, become available again for future awards under the 2019 Plan. Each share that again becomes available for awards in such manner will increase the share reserve, with shares subject to full value awards increasing the share reserve by 2 shares and shares subject to options and SARs increasing the share reserve by one share. However, shares tendered or withheld in payment of the purchase price of a stock option, shares tendered or withheld to satisfy a tax withholding obligation, shares repurchased with proceeds received by the Company from exercise of a stock option and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right may not be used again under the 2019 Plan.

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Any shares of common stock issuable during the term of the 2019 Plan as a result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an award under the 2019 Plan or our 2019 Plan or 2014 Plan that are forfeited also will automatically replenish the 2019 Plan share reserve to the extent of such forfeiture.
Awards granted or shares of our common stock issued under the 2019 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our affiliates or with which we or any of our affiliates combines (referred to as “substitute awards”) will not reduce the share reserve under the 2019 Plan and will not reduce the shares authorized for grant to a participant in any calendar year.
Additionally, if a company acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2019 Plan and will supplement the share reserve under the 2019 Plan, but only if the awards are made to individuals who were not employed by, or serving as a non-employee director of, us or any of our subsidiaries prior to such acquisition or combination.
Share Adjustment Provisions
If certain equity transactions occur that cause the per share value of our common stock to change, such as stock dividends, stock splits, spin-offs, rights offerings, or certain recapitalizations (referred to as “equity restructurings”), the Committee will make adjustments as it deems equitable and appropriate to: (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the 2019 Plan, (ii) the number and kind of shares or other securities subject to outstanding awards, (iii) the exercise price of outstanding options and SAR awards, and (iv) award limitations prescribed by the 2019 Plan. Other types of transactions may also affect our common stock, such as a reorganization, merger, consolidation or partial or complete liquidation of our Company. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2019 Plan, the Committee may make such adjustments as it deems equitable.
Types of Awards
The 2019 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, and other stock-based awards to eligible recipients. These types of awards are described in more detail below.
Stock Options
Employees of the Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described above. “Fair market value” under the 2019 Plan as of any date generally means the closing sale price of a share of our common stock on the NYSE on that date.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee permits exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date and have an aggregate value equal to the purchase price of the shares being purchased.
An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than ten years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

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The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2019 Plan is the same number of shares which may be issued under the plan.
Stock Appreciation Rights
A SAR award provides the right to receive, in cash and/or shares of our common stock (as determined by the Committee), an amount equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described above. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than ten years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2019 Plan, as may be determined by the Committee.
Restricted Stock Awards
A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that we, or any of our subsidiaries or business units, satisfy specified performance goals. Dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Unless otherwise provided in an award agreement, participants are entitled to vote restricted shares prior to the time they vest.
Stock Unit Awards
A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee, including the satisfaction of specified performance goals. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Following the vesting of a stock unit award, settlement of the award and payment to the participant will be made at such time as determined by the Committee. Stock unit awards will be subject to such other terms and conditions, consistent with the other provisions of the 2019 Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards and any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other awards to which such dividend equivalents relate.
Other Stock-Based Awards
The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2019 Plan. The Committee has discretion in determining the terms and conditions of such awards, consistent with the terms and purposes of the 2019 Plan.
Minimum Vesting Periods
Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of not less than one year. These required vesting and performance periods will not apply: (i) to awards granted to our non-employee directors in payment of or in exchange for other compensation that is already earned and payable, (ii) upon certain specified instances of a change in control, (iii) upon termination of service due to death or disability, (iv) to a substitute award that does not reduce the vesting period of the award being replaced, or (v) to awards involving an aggregate

Proxy Statement for 2025 Annual Meeting 69

number of shares not in excess of 5% of the 2019 Plan’s share reserve. For purposes of awards made to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders, as long as such period lasts at least 50 weeks.
Transferability of Awards
In general, no right or interest in any award under the 2019 Plan may be sold, assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any award held by such permitted transferee will remain subject to the same terms and conditions that were applicable to the award before the transfer thereof.
Performance-Based Compensation
The Committee may grant awards under the 2019 Plan as a performance-based award if the Committee establishes performance goals to be attained based on one or more performance measures, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or shares of such award. Performance measures may include one or more of the following: (i) stock price measures (including but not limited to growth measures and total shareholder return); (ii) earnings per share (actual or targeted growth); (iii) earnings before interest, taxes, depreciation, and amortization (EBITDA); (iv) economic value added (EVA); (v) net income measures (including but not limited to income after capital costs and income before or after taxes); (vi) revenue and/or sales (gross or net) and margins; (vii) operating income; (viii) cash flow and working capital measures; (ix) return measures (including but not limited to return on assets, equity and/or invested capital); (x) growth measures (including revenue or sales growth); (xi) market share; (xii) product quality and customer satisfaction measures; (xiii) corporate values and strategic measures (including but not limited to ethics compliance, environmental, safety, strategic and succession planning); and (xiv) any other financial, operational or strategic measure approved by the Committee. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of the Company, its affiliates, divisions, business segments, business units or individual performance.
For each performance-based award, the Committee will select the applicable performance measure(s), specify the performance goal(s) based on those performance measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a participant if the performance goal(s) are satisfied, and determine the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with such award. When specifying performance goals in an award, the Committee may provide that one or more adjustments will be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP” financial measures. The Committee also may provide, in an agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as the occurrence of events that are unusual in nature or infrequently occurring, such as a change in control, certain equity restructurings, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, changes in applicable tax laws or accounting principles, or a participant’s death or disability. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an award.
Change in Control
If a change in control of the Company that involves a corporate transaction occurs, then the consequences will be as described below unless the Committee provides otherwise in an applicable award or other agreement with a participant. If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within 24 months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, or, if so provided in the discretion of the

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Committee in an award agreement, the participant terminates his or her employment or other service for good reason, (i) each of the participant’s outstanding options and SARs will become fully vested and exercisable and will remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. To the extent vesting of any award continued, assumed or replaced is subject to satisfaction of specified performance goals, those goals will be deemed to be achieved as of the date of the corporate transaction at the target level of performance, or, in the discretion of the Committee, at the actual level of performance (if determinable), and such Awards will continue to be subject to any continuing service requirements.
If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully vested and exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. For these purposes, a performance-based award will be considered fully vested at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the corporate transaction. Alternatively, if outstanding awards are not continued, assumed or replaced, the Committee may elect to cancel such awards at or immediately prior to the effective time of the corporate transaction in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the corporate transaction for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).
In the event of a change in control of the Company that does not involve a corporate transaction, if within 24 months after the change in control a participant’s employment or other service is involuntarily terminated without cause, or, if so provided in the discretion of the Committee in an award agreement, the participant terminates his or her employment or other service for good reason, (i) each of the participant’s outstanding options and SARs will become fully vested and exercisable and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based award will be considered fully vested at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the participant’s termination of employment or other service.
The 2019 Plan also provides that if any payments or benefits provided to a participant under the 2019 Plan or any other Company compensation programs or arrangements in connection with a change in control would constitute “parachute payments” within the meaning of Code Section 280G, and would otherwise result in the imposition of an excise tax under Code Section 4999, then the amount of such payments and benefits will either (i) be reduced to the extent necessary to avoid characterization as parachute payments and the imposition of the excise tax, or (ii) be paid in full and remain subject to the imposition of the excise tax, whichever results in the participant’s receipt on an after-tax basis of the greatest amount of payments and benefits.
For purposes of the 2019 Plan, the following terms have the meanings indicated:
⯀
A “change in control” generally refers to the acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of our voting securities, our continuing directors ceasing to constitute a majority of our Board, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of our previous holders of voting securities beneficially own 50% or more of the combined voting power of the resulting entity in substantially the same proportions).

⯀
A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company.

Effect of Termination of Employment or Other Service
Unless otherwise set forth in an applicable award agreement, if a participant ceases to be employed by or provide other services to us and our affiliates, awards under the 2019 Plan will be treated as set forth in the 2019 Plan. Upon termination for cause or upon conduct that would constitute cause during any post-termination exercise period, all

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unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration. If a participant’s service is terminated due to his or her death or disability, all unvested portions of any outstanding awards will vest in full immediately and the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination for any reason other than death, disability or cause, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration and the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of such termination. However, if a participant thereafter dies during such three-month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination.
Under the 2019 Plan, “cause” is generally defined as (i) material failure to perform satisfactorily the duties reasonably required of such person; (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses), including but not limited to, a violation of any federal or state securities laws, rules or regulations or of any rule or other requirement of any securities exchanges on which our common stock may, at the time, be listed; (iii) material breach of our business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any of its affiliates; (iv) engaging in any act or practice that involves personal dishonesty or demonstrates a willful and continuing disregard for the best interests of the Company and its affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its affiliates, their business or any of their customers, employees or vendors, provided that if a participant has another then-effective written agreement with the Company that defines “cause”, that definition will control.
Term of the Amended and Restated 2019 Plan
Unless terminated earlier, the 2019 Plan will terminate on the tenth anniversary of shareholder approval of the amendment and restatement of the 2019 Plan. Awards outstanding under the 2019 Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2019 Plan unless otherwise provided in the applicable agreements.
Amendment of the Plan
Our Board may amend the 2019 Plan from time to time, but no amendments to the 2019 Plan will be effective without shareholder approval if such approval is required under applicable laws, regulations or stock exchange rules. Our Board also may suspend or terminate the 2019 Plan at any time. No termination, suspension or amendment of the 2019 Plan may materially impair the rights of any participant under a previously granted award without the consent of the affected participant, unless such action is necessary to comply with applicable laws or stock exchange rules.
Amendment of Awards
The Committee may amend the terms of any award subject to certain limitations, however, no such amendment may materially impair the rights of any participant under a previously granted award without the consent of the affected participant, except for amendments necessary to comply with applicable laws, stock exchange rules or any compensation recovery policy as provided in the 2019 Plan.
Forfeiture and Clawback
All awards under the 2019 Plan will be subject to the company’s clawback policies. In addition to our Mandatory Compensation Recovery Policy, we have a Supplemental Compensation Recovery Policy which provides that the Committee may recover any equity or equity-based award, including awards subject to time-based vesting, under certain conditions. Both clawback policies are described in the Compensation Discussion and Analysis – Additional Compensation Policies” on page 42 of this proxy statement.
In addition, the Committee may specify in an award agreement that a participant’s rights, payments, and benefits under the award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain other specified events, which may include termination of service for cause; violation of any

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material Company policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the participant; a determination that the payment of the award was based on an incorrect determination that financial or other criteria were met or other conduct by the participant that is detrimental to the business or reputation of the Company or its affiliates.
United States Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to United States taxation with respect to awards granted under the 2019 Plan, based on statutes, regulations and interpretations in effect as of the date of this proxy statement.
Non-Qualified Stock Options
If a participant is granted a non-qualified stock option under the 2019 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options
If a participant is granted an incentive stock option under the 2019 Plan, the participant will not recognize taxable income upon grant of the option. Generally, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option satisfy applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise), the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards
The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount of cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.
Section 162(m) of the Code
Any awards the Company grants pursuant to the 2019 Plan to certain covered individuals are subject to a $1 million limit on the amount of annual compensation that a public company is permitted to deduct.

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Section 409A of the Code
The foregoing discussion of tax consequences of awards under the 2019 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Awards Under the 2019 Plan
Since all awards under the 2019 Plan are made in the discretion of the Committee, neither the number nor types of future 2019 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable, except with respect to restricted stock units granted to each non-employee director under the Company’s non-employee director compensation policy with a grant date value of $150,000 per year. Information regarding awards made under the 2019 Plan during Fiscal 2025 to our NEOs is provided under the caption “Grants of Plan-Based Awards Table” on page 48 of this proxy statement and to our non-employee directors under the caption “Director Compensation” on page 23 of this proxy statement.

✔	The Board unanimously recommends that you vote FOR the approval of the Amended and Restated 2019 Omnibus Incentive Plan.

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PROPOSAL 4 – Approval of the Amended and Restated Employee Stock Purchase Plan
We are seeking shareholder approval of the amendment and restatement of our Amended and Restated Employee Stock Purchase Plan (the ESPP) to increase the number of shares of our common stock available for issuance under the ESPP by an additional 200,000 shares. The ESPP originally became effective on December 12, 2017, and was amended and restated effective December 14, 2023. On October 15, 2025, our Board, at the recommendation of our Human Resources Committee (the Committee), adopted the Amended and Restated ESPP, subject to approval by our shareholders at the Annual Meeting.
Shareholder approval of the amendment and restatement of the ESPP is being sought in order to satisfy the shareholder approval requirements of Section 423 of the Code and the NYSE listing requirements for an amendment to the ESPP which increases the number of shares of our common stock available for issuance under the ESPP. Except for the increase in the number of shares, the amended and restated ESPP is substantively the same as the current ESPP.
Factors Considered in Requesting Share Reserve Increase
We believe that the ESPP is an important tool to provide our employees with direct ownership of our common stock, which provides a strong incentive for our employees to remain with our Company and work towards its success. As of October 21, 2025, 278,425 shares remained available for purchase under the ESPP. The amended and restated ESPP increases the shares available for issuance of options by 200,000 shares, which additional shares are subject to shareholder approval.
The shares added with the proposed amendment and restatement of the ESPP will not be available until the offering period beginning January 1, 2026. The Company estimates that, with the shares added by this proposal, the total number of available shares under the ESPP will be sufficient to cover purchases made under the ESPP for four years.
As of October 21, 2025, there were 28,207,219 shares of our common stock issued and outstanding. The total shares available under the amended and restated ESPP would constitute less than 2% of our total outstanding shares of common stock as of October 21, 2025. The closing price of a share of our common stock on the NYSE on October 21, 2025 was $31.62.
Description of the Amended and Restated Employee Stock Purchase Plan
The major features of the ESPP are summarized below. The summary is qualified in its entirety by reference to the full text of the ESPP, which is attached to this proxy statement as Appendix B.
Eligible Participants
Subject to certain limitations in the ESPP, any employee of Winnebago Industries or any participating subsidiary who is customarily employed for more than 20 hours per week, more than five months in a calendar year, and has completed three or more months of continuous employment service prior to the first day of the applicable offering period is eligible to participate in the Restated ESPP for such offering period. As of October 21, 2025, there were approximately 5,200 employees of the Company and its subsidiaries who were eligible to participate in the ESPP.
Administration
The ESPP will be administered by the Committee. To the extent not inconsistent with the terms of the ESPP, applicable law or stock exchange rules, the Committee may delegate non-discretionary administrative duties associated with the administration of the ESPP to any one or more of the Company’s executive officers, employees or agents as the Committee deems advisable.
The Committee has the authority to determine the offering periods and the terms and conditions related to the offering periods under the ESPP. The Committee may also designate subsidiaries of the Company that are eligible

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to participate in the ESPP, interpret the ESPP, establish, amend and revoke rules, regulations and procedures to administer the ESPP, correct any defect, omission or inconsistency in the ESPP, adopt rules, procedures and subplans applicable to participants who are foreign nationals or employed outside of the United States by a non-United States subsidiary of the Company in order to comply with local legal or regulatory requirements, and adopt and amend rules and procedures restricting the sale of common stock purchased by a participant under the ESPP.
Share Reserve
A maximum share reserve of 750,000 shares of common stock will be authorized under the amended and restated ESPP, inclusive of shares previously authorized and issued.
Participation
Shares generally will be offered under the ESPP through two offering periods of approximately six months that generally commence with the first trading day on or after January 1 and terminate on the following June 30 (or the last trading day prior to such date) and then again commence on the first trading day on or after July 1 and end on the following December 31 (or the last trading day prior to such date). The Committee has discretion to establish different offering periods. To participate in the ESPP, eligible employees must complete a subscription agreement that authorizes payroll deductions of a fixed dollar amount not to exceed 15% percent of the participant’s base salary (or such other maximum amount established by the Committee for the offering period). Once an eligible employee becomes a participant in the ESPP, the employee’s subscription agreement will remain in effect for successive offering periods unless terminated or modified; provided that, during an offering period, participants cannot increase or decrease the amount of payroll deductions but may withdraw from participation.
Stock Purchase Limits
No participant may be granted an option to purchase shares of common stock under the ESPP if such participant’s options under the ESPP and any other employee stock purchase plan of the Company and its subsidiaries has an aggregate fair market value in excess of $25,000 in any calendar year or if the participant’s option under the ESPP is in excess of 10,000 shares in any offering period. In addition, no participant may be granted an option under the ESPP if the participant, immediately after the grant of the option, would own stock (including stock subject to the option) constituting in the aggregate 5% or more of the total combined voting power or value of all classes of issued and outstanding stock of the Company.
Purchase Price
The purchase price of each share of common stock sold pursuant to the ESPP will be equal to the lesser of 85% of the fair market value of common stock on the first day of the relevant offering period or 85% of the fair market value common stock on the last day of the relevant offering period. The fair market value of a share of common stock on these measurement dates will be equal to the closing sales price for such stock as reported on the NYSE for that date.
Grant and Exercise of Options
Effective on the first day of each offering period, a participant will be granted an option to purchase shares of common stock, the number of which is determined by dividing the participant’s total payroll deductions made during the offering period and retained in the participant’s ESPP account as of the purchase date by the applicable purchase price without adjustment for changes in the participant’s compensation.
Unless a participant terminates employment or otherwise withdraws from the ESPP, the participant’s option to purchase shares of common stock will be exercised automatically on the purchase date and the maximum number of whole shares subject to the option will be purchased for such participant at the applicable purchase price with the accumulated payroll deductions in the participant’s ESPP account. Shares will thereafter as promptly as practicable be delivered to the participant or the participant’s broker.

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Withdrawal and Termination of Employment
A participant may withdraw from the ESPP at any time on or before 30 calendar days prior to the purchase date, in which case the Company will pay to the participant in cash all of the participant’s payroll deductions credited to the participant’s account under the ESPP, without interest. Withdrawal from an offering period will not impact the participant’s eligibility to participate in any succeeding offering period thereafter. A participant whose employment terminates during an offering period and before a purchase date will be deemed to immediately withdraw from the ESPP and that participant’s payroll deductions during that offering period will be refunded without interest in the same manner as described above for a withdrawal.
Transferability
No payroll deductions credited to a participant’s ESPP account, rights to exercise options or rights to receive shares of common stock under the ESPP will be transferable by the participant, except by will, the laws of descent and distribution or in accordance with the beneficiary designation requirements of the ESPP.
Share Adjustment Provisions
If any change is made in our capitalization during an offering period, such as a stock split, reverse stock split, stock dividend, consolidation, separation, reorganization or reclassification of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by the Company, appropriate adjustments will be made to the number of shares authorized for issuance under the ESPP, the maximum number of shares that may be purchased by a participant during any offering period, the purchase price and the number of shares covered by each option under the ESPP that has not yet been exercised, in each case as determined by the Committee, to continue to qualify as an option under Sections 423 and 424 of the Code.
Change in Control
If all or substantially all of the Company’s assets are sold or there is a merger of the Company with or into another corporation, or a similar transaction, in which the Company is not the surviving corporation, then all outstanding options will be assumed or substituted by the successor corporation. If the outstanding options are not assumed or substituted by the successor corporation, or if there is a dissolution or liquidation of the Company, then the offering period will be shortened, and all outstanding options will automatically be exercised immediately prior to the effective date of the transaction unless the participant terminates employment or withdraws from the shortened offering period pursuant to the terms of the ESPP before the purchase date.
Effective Date and Term of the ESPP
The amended and restated ESPP will became effective on the date it was adopted by the Board, subject to approval by the Company’s shareholders within 12 months after its adoption. Unless terminated earlier at the discretion of the Committee, the ESPP will terminate on the date that all the shares reserved for issuance under the ESPP have been purchased.
Amendment and Termination of the ESPP
The Committee may, at any time and for any reason, terminate, amend or suspend the ESPP; however, such termination, amendment or suspension may not affect previously granted options, except that an offering period may be terminated by the Board if it determines that such termination is in the best interests of the Company and its shareholders, and may not make any change that would adversely affect the rights of any participant. No amendment may be made to the ESPP without the approval or ratification of our shareholders if such amendment would require shareholder approval under Section 423 of the Code or any other applicable law, regulation or NYSE rule.

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United States Federal Income Tax Consequences
The following summary is intended only as a general guide as to federal income tax consequences, under current United States tax law, of participation in the ESPP, and does not attempt to describe all potential tax consequences. This discussion is intended for the information of our shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the ESPP. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Tax consequences are subject to change, and a taxpayer’s particular situation may be such that some variation in application of the desired rules is applicable. Furthermore, ESPP participants who are not subject to United States tax law will be subject to the tax rules of their respective jurisdictions, which are not described here. Accordingly, participants are advised to consult their own tax advisors with respect to the tax consequences of participating in the ESPP.
The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code for ESPP participants who are subject to United States tax law. With respect to these participants, no taxable income will be reportable by a participant, and no deductions will be allowable to us, due to the grant of the option at the beginning of the offering or at the purchase of shares at the end of an offering. A participant subject to United States tax law will, however, recognize taxable income in the year in which the shares purchased under the ESPP are sold or otherwise made the subject of disposition.
A sale or other disposition of shares purchased under the ESPP will be a “disqualifying disposition” for a participant subject to United States tax law if such sale or disposition occurs prior to the later of (i) two years after the date the option is granted (i.e., the commencement date of the offering period to which the option pertains) and (ii) one year after the date of the purchase of the applicable shares. If the participant makes a disqualifying disposition of shares purchased under the ESPP, the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant at the time of such disposition, and any additional gain (or loss) on the disposition (after adding the amount treated as ordinary income to the participant’s basis in the shares) will be a capital gain (or loss) to the participant. We will be entitled to an income tax deduction for the amount treated as ordinary income to the participant for the taxable year in which the disposition occurs, although the income tax deduction may be limited by the deductibility of compensation paid to certain of our officers under Section 162(m) of the Code. In no other instance will we be allowed a deduction with respect to the participant’s disposition of the purchased shares based on current United States tax law.
If the participant subject to United States tax law sells or otherwise disposes of shares purchased under the ESPP after satisfying the holding period outlined above (i.e., a qualifying disposition), then the participant will realize ordinary income in the year of disposition equal to the excess of the lesser of (i) the fair market value of the shares on the date of disposition over the purchase price for the shares, or (ii) the greater of (a) the fair market value of the shares on the date the option relating to the disposed shares was first granted over the purchase price and (b) the fair market value of the shares on the day immediately prior to the consummation of the transaction over the purchase price. Any additional gain (or loss) on the disposition (after adding the amount treated as ordinary income to the participant’s basis in the shares) will be long-term capital gain (or loss) to the participant. We will not be entitled to an income tax deduction for any amount with respect to the issuance or exercise of the option or the sale of the underlying shares.
Plan Benefits
Future benefits that will be provided to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of our common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant and the value of such stock is subject to change.

✔	The Board unanimously recommends that you vote FOR the approval of the Amended and Restated Employee Stock Purchase Plan.

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Proposal 5 – Ratification of the Appointment of Independent Registered Public Accountant for the Fiscal Year Ending August 29, 2026
The Audit Committee appointed Deloitte & Touche LLP (Deloitte) as our independent registered public accountant for the fiscal year ending August 29, 2026. We are asking our shareholders to ratify the appointment of Deloitte, who has served as our independent registered public accountant for over 35 years. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to any shareholder questions that may be asked. For a description of the fees for services rendered by Deloitte in Fiscal 2024 and 2025, and a description of our policy regarding the approval of independent registered public accountant provision of audit and non-audit services, see “Independent Registered Public Accountant’s Fees and Services” below.
Although ratification by the shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the shareholders. If our shareholders fail to ratify the appointment, the Audit Committee will consider this factor when making any determination regarding Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the Company’s best interests and those of its shareholders.

✔
The Board unanimously recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending August 29, 2026.

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Report of the Audit Committee
The Audit Committee serves as the representative of the Board for general oversight of our financial accounting and reporting, systems of internal control and audit process, and monitoring compliance with laws, regulations, and standards of business conduct.
Management is responsible for the financial statements and the reporting process, including the system of internal controls.
We retained PricewaterhouseCoopers LLP (PwC) to support our internal audit function. In this role, PwC assisted management with completing its assessment of our internal control over financial reporting by testing and reviewing our internal control processes. Deloitte, our independent registered public accountant, is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States and an assessment of our internal controls over financial reporting in accordance with the standards of the United States Public Company Accounting Oversight Board (PCAOB).
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the Company’s audited financial statements to be included in the 2025 Form 10-K with management and the independent accountants. The Audit Committee reports as follows:
⯀	The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended August 30, 2025 with the Company’s management.
⯀	The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
⯀
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence.

Based on the review and discussion referred to in the bullet points above, the Audit Committee recommended to the Board that the audited financial statements be included in our 2025 Form 10-K, for filing with the SEC.
The Audit Committee:
Kevin E. Bryant, Chair
Christopher J. Braun
William C. Fisher
Michael E. Pack

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Independent Registered Public Accountant’s Fees and Services
The following table presents fees for professional audit services rendered by Deloitte for the audit of our annual financial statements for fiscal years ended August 30, 2025 and August 31, 2024, and fees billed for other services rendered by Deloitte during those periods.

	Fiscal 2025 ($)	Fiscal 2024 ($)
Audit Fees(1)	1,879,000	1,970,000
Audit-Related Fees(2)	36,000	43,000
All Other Fees	—	—
Total	1,915,000	2,013,000

(1)
Represents fees for professional services provided for the audit of our annual financial statements, the audit of our internal control over financial reporting, review of our interim financial information, the issuance of our convertible debt and review of other SEC filings.

(2)	Represents fees for professional services provided for the audit of our benefit plan.
The Audit Committee considered whether the provision of tax, benefit plan audit and all other accounting consulting services by Deloitte are compatible with maintaining its independence and concluded that the independence of Deloitte is not compromised by the provision of such services.
Policy Regarding the Approval of Independent Registered Public Accountant Provision of Audit and Non-audit Services
The Audit Committee charter requires the committee to pre-approve the audit and non-audit fees and services that may be provided to us by Deloitte, our independent registered public accountant. The Audit Committee consults with management but does not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a single member of the committee, who then informs the entire committee of the engagement of such services. The Audit Committee pre-approved under that policy all of the audit and non-audit fees and services provided by Deloitte for Fiscal 2025 and 2024.

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Security Ownership of Certain Beneficial Owners and Management
The following table contains information with respect to the ownership of common stock by each person known to us who beneficially owns more than 5% of our outstanding common stock. This information is based on ownership reported as of October 21, 2025 according to SEC filings of the beneficial owners listed below unless more recent information was appropriate to be used.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Common Stock(1)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	4,117,349 shares of common stock(2)	14.60%
Cooke & Bieler LP 2001 Market Street Suite 4000 Philadelphia, PA 19103	2,186,515 shares of common stock(3)	7.75%
Dimensional Fund Advisors LP 6300 Bee Cave Road Building One Austin, TX 78746	1,752,053 shares of common stock(4)	6.21%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,088,125 shares of common stock(5)	7.40%

(1)	Based on 28,207,219 outstanding shares of common stock on October 21, 2025.
(2)
Based on information provided in a Schedule 13G/A filed with the SEC on July 17, 2025 by BlackRock, Inc., a parent holding company. BlackRock reported that it has sole voting power of 4,048,013 shares and sole dispositive power over 4,117,349 shares.

(3)
Based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2024 by Cooke & Bieler LP, an investment adviser. Cooke & Bieler reported that it has shared voting power over 1,438,551 shares and shared dispositive power over 2,186,515 shares.

(4)
Based on information provided in a Schedule 13G/A filed with the SEC on April 15, 2025 by Dimensional Fund Advisors LP, an investment adviser. Dimensional Fund Advisors reported that it has sole voting power over 1,704,506 shares and sole dispositive power over 1,752,053 shares.

(5)
Based on information provided in a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, an investment adviser. The Vanguard Group reported that it has shared voting power over 19,398 shares, sole dispositive power over 2,036,627 shares and shared dispositive power over 51,498 shares.

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The following table sets forth certain information known to us with respect to beneficial ownership of our common stock, as defined in Rule 13d-3 under the Exchange Act, at October 21, 2025 for (i) each of our directors and director nominees, (ii) each NEO listed in the Summary Compensation Table, and (iii) all current executive officers and directors as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

Name	Shares of Common Stock Owned Outright	Exercisable Stock Options(1)	Winnebago Stock Units(2)	Total Shares of Common Stock Owned Beneficially	% of Common Stock(3)
Sara E. Armbruster	6,848	—	—	6,848	(4)
Stacy L. Bogart	43,201	30,697	—	73,898	(4)
Christopher J. Braun	28,690	—	—	28,690	(4)
Kevin E. Bryant	13,755	—	—	13,755	(4)
Donald J. Clark	447,427	—	—	447,427	1.59%
William C. Fisher	32,267	—	6,327	38,594	(4)
Michael J. Happe	239,959	251,246	—	491,205	1.73%
Bryan L. Hughes	62,263	46,868	—	109,131	(4)
Staci L. Kroon	5,113	—	—	5,113	(4)
David W. Miles	28,031	—	12,346	40,377	(4)
John M. Murabito	20,790	—	—	20,790	(4)
Michael E. Pack	—	—	1,629	1,629	(4)
Casey J. Tubman	14,713	6,899	—	21,612	(4)
Current directors and executive officers as a group (15 persons)	988,383	388,770	20,302	1,397,455	4.88%

(1)	Includes shares underlying stock options that are currently exercisable or become exercisable within 60 days.
(2)
Winnebago Stock Units held under our Directors’ Deferred Plan as of October 21, 2025 (see further discussion of the plan in the Director Compensation section). These units are vested and will be settled 100% in common stock upon the earliest of the following events: a date designated by the director, the director’s termination of service, death or disability or a change in control of the Company, as defined in the plan.

(3)	Based on 28,207,219 outstanding shares of common stock on October 21, 2025.
(4)	Less than 1%.

Proxy Statement for 2025 Annual Meeting 83

Voting Information
Internet Availability of Proxy Materials
As permitted by “Notice and Access” rules adopted by the SEC, our proxy materials are furnished to shareholders on the internet, rather than mailing paper copies to each shareholder. If you received a Notice of Internet Availability of Proxy Materials (the Notice) by mail, you will not receive a paper copy of the proxy materials unless you specifically request one. Instead, the Notice instructs you how to access and review the proxy materials and vote your shares. If you would like to receive a paper copy of our proxy materials, follow the instructions in the Notice. The Notice will be mailed to shareholders on or about November 4, 2025.
Shareholders Entitled to Vote
The Board set October 21, 2025 as the record date for the Annual Meeting. This means that our shareholders as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. On the record date, 28,207,219 shares of our common stock were outstanding. The common stock is the only class of securities entitled to vote at the Annual Meeting. Each outstanding share entitles its holder to one vote.
Quorum for the Annual Meeting
A majority of the outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If you submit a valid proxy or attend the Annual Meeting, your shares will be counted to determine whether there is a quorum.
How to Vote
Whether or not you expect to attend the Annual Meeting, please carefully review the proxy materials and follow the instructions below to cast your vote.
Shares Registered in Your Name
By submitting voting instructions for shares registered in your name before the Annual Meeting, you are appointing a proxy to vote these shares. You may vote in one of the following ways:
⯀
Voting by Internet or Telephone. You may vote using the internet or telephone by following the instructions in the Notice. To vote by the internet, go to www.proxyvote.com and follow the instructions to record your vote. To vote by telephone call 1-800-690-6903. To vote by the internet or telephone, you will need your 16-digit control number included with the Notice.

⯀	Voting by Proxy Card. If you obtained a paper copy of the proxy materials, you may vote by completing, signing, dating and returning the proxy card in the enclosed postage pre-paid envelope.
⯀
Voting during the Annual Meeting. You may also vote by attending the Annual Meeting and voting via the online meeting platform. To vote online during the Annual Meeting, you will need your 16-digit control included with the Notice.

Whichever voting method you choose, all properly submitted voting instructions will be voted at the Annual Meeting according to the instructions given, provided they are received prior to the applicable deadlines. If you submit a proxy card without voting instructions, your shares will be voted in accordance with the Board’s recommendations described in this proxy statement.

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Shares Held in Street Name
If your shares are held in the name of a broker or bank (that is, in “street name”), refer to the instructions provided by your broker or bank regarding how to vote your shares. If you do not return voting instructions to your broker or bank by its deadline, your shares may be voted by your broker or bank on Proposal 5, but not the other proposals described in this proxy.
Revoking a Proxy or Voting Instructions
You may revoke your proxy or change your vote at any time before the Annual Meeting by:
⯀
Submitting a new, later-dated proxy by (1) following the internet voting instructions; (2) following the telephone voting instructions; or (3) completing, signing, dating and returning a new proxy card;

⯀	Giving written notice before the vote to our Corporate Secretary, stating that you are revoking your proxy; or
⯀	Attending the Annual Meeting and voting via the online voting platform.
To revoke your proxy by internet or telephone, you must do so by 11:59 p.m. Eastern Time on December 15, 2025. Attending the Annual Meeting will not, by itself, revoke your proxy.
Votes Necessary to Act on Proposals and Board Recommendation

Proposals		Vote Required	Voting Options	Broker Discretionary Voting Allowed(1)	Impact of Abstention	Board Recommendation(2)
1.	Elect three Class II directors to hold office for a three-year term	Plurality of the votes cast(3)	FOR WITHHOLD	No	None	FOR
2.	Approve, on an advisory basis, the compensation of our named executive officers	Majority of the votes cast(4)	FOR AGAINST ABSTAIN	No	None	FOR
3.	Approve our amended and restated 2019 Omnibus Incentive Plan	Majority of the shares present(5)	FOR AGAINST ABSTAIN	No	Against	FOR
4.	Approve our amended and restated Employee Stock Purchase Plan	Majority of the shares present(5)	FOR AGAINST ABSTAIN	No	Against	FOR
5.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending August 29, 2026	Majority of the shares present(5)	FOR AGAINST ABSTAIN	Yes	Against	FOR

(1)
If broker discretionary voting is not allowed, your broker will not be able to vote your shares on these matters unless your broker receives voting instructions from you. A broker non-vote will have no effect on the outcome of the voting on any of the proposals; provided, that a broker non-vote will have the effect of a vote “AGAINST” Proposal 3, 4 and 5 if a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the meeting is required in order to approve the item as described in footnote 5 below.

(2)	All properly submitted proxy cards not containing specific voting instructions will be voted in accordance with the Board’s recommendations.
(3)
Our Board has adopted a majority voting policy for the election of directors in uncontested elections. Under this policy, in any uncontested election of directors of the Company, if any nominee receives less than a majority of the votes cast for the nominee, that nominee will still be elected, but must tender his or her resignation to the Board for consideration at the next regularly scheduled meeting of the Board. The Board will only not accept the tendered resignation for, in its judgment, a compelling reason.

(4)
The vote of shareholders on this proposal is not binding, but rather is advisory in nature; however, the Board intends to carefully consider the result of the vote on this proposal. The Board will consider shareholders to have approved our executive compensation if more shares are voted “FOR” than “AGAINST” this proposal.

(5)
Majority of shares means the majority of shares present and entitled to vote on the matter or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting.

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Other Information
Other Matters
The Board is not aware of any matters expected to come before the Annual Meeting other than those described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxies received will be voted with the best judgment of the persons designated to vote the proxies.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Such directors, executive officers and shareholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms provided to us and written representations that no reports were required to be filed during Fiscal 2025, we believe that for Fiscal 2025, all required reports were filed on a timely basis under Section 16(a), except for one Form 4 filing for each of Ms. Woods and Mr. Miles reporting the issuance of deferred stock units under the Directors’ Deferred Plan, due to administrative oversight.
Fiscal 2026 Shareholder Proposals
To be considered for inclusion in our proxy statement for the 2026 annual meeting of shareholders, shareholder proposals other than a director nomination must comply with Rule 14a-8 under the Exchange Act and must be submitted in writing and received by us no later than July 7, 2026 at our principal executive offices, addressed to the Corporate Secretary.
A shareholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 or a shareholder nomination of a director candidate may be brought before the 2026 annual meeting so long as we receive information and notice of the proposal in compliance with the requirements of our bylaws. Notice of such proposal or nomination must be addressed to the Corporate Secretary at our principal executive offices and received no later than September 17, 2026 and no earlier than August 18, 2026.
In addition, to comply with the SEC’s universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than October 19, 2026. However, this date does not supersede any of the requirements or timing required by our bylaws.
It is also possible that certain other deadlines would apply under either the Exchange Act rules or our bylaws if, for example, the date of our 2026 annual meeting of shareholders differs from the anniversary of the 2025 Annual Meeting by more than the number of days specified in the Exchange Act rules or our bylaws, as applicable.
A copy of our bylaws may be obtained by written request to: Winnebago Industries, Inc., Attn: Senior Vice President — Chief Legal Officer, Corporate Secretary and Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, Minnesota 55347.

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Proxy Solicitation Costs
We will pay the cost of soliciting proxies. The Company will be soliciting proxies primarily through the internet and the use of mail. Our directors and employees (without additional compensation) may also solicit proxies in person, by telephone or email. We will reimburse brokers, banks, and other custodians, nominees, and fiduciaries for reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of Winnebago Industries stock.
Annual Report
Our Annual Report on Form 10-K for the fiscal year ended August 30, 2025 is available on our website at www.winnebagoind.com under “Finance Information” in the “Investors” section. The financial statements contained in the Annual Report on Form 10-K are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated in this proxy statement by reference. You may also request a free copy of our Annual Report on Form 10-K and this proxy statement by writing to Winnebago Industries, Inc., Attn: Senior Vice President — Chief Legal Officer, Corporate Secretary and Corporate Responsibility, 13200 Pioneer Trail, Eden Prairie, Minnesota 55347.
Forward-looking Information
Statements made in this proxy statement that are not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These forward-looking statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions and financial performance.
These statements are intended to constitute “forward-looking” statements in connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company is providing this cautionary statement to disclose that there are important factors that could cause actual results to differ materially from those anticipated. Reference is made to our Annual Report on Form 10-K for the fiscal year ended August 30, 2025 filed with the SEC for a list of such factors.
Website References
Website references throughout this proxy statement are provided for convenience only and the content on the referenced websites, including but not limited to the content contained in our Corporate Responsibility Report, is not incorporated herein by reference into this proxy statement, nor does it constitute a part of this proxy statement.

By Order of the Board of Directors

November 4, 2025
Stacy L. Bogart
Senior Vice President – Chief Legal Officer, Corporate Secretary and Corporate Responsibility

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Appendix A
WINNEBAGO INDUSTRIES, INC.
AMENDED AND RESTATED 2019 OMNIBUS INCENTIVE PLAN
1. Purpose. The Company previously adopted the 2019 Omnibus Incentive Plan, which was initially adopted by the Board on October 16, 2018, and approved by the shareholders of the Company on December 11, 2018 (the “Effective Date”). The 2019 Plan was first amended and restated effective as of December 14, 2023. The Board approved this second amendment and restatement of the Plan on October 15, 2025, which will be effective on the date it is approved by the Company’s shareholders (the “Restatement Date”). The purpose of the Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s shareholders, and to thereby promote the Company’s long-term business success. The terms of this second Amended and Restated Plan shall apply to Awards granted on and after the Restatement Date.
2. Definitions. In this Plan, the following definitions will apply.
(a) “Affiliate” means any entity that is a Subsidiary of the Company.
(b) “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.
(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.
(d) “Board” means the Board of Directors of the Company.
(e) “Cause” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, a Participant’s (i) material failure to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability); (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses); (iii) material breach of the Company’s business conduct or ethics code or of any fiduciary duty or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any Affiliate; (iv) engaging in any act or practice that involves personal dishonesty on the part of the Participant or demonstrates a willful and continuing disregard for the best interests of the Company and its Affiliates; or (v) engaging in dishonorable or disruptive behavior, practices or acts which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors.
(f) “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, one of the following:
(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:
(A) any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the Effective Date; or
(C) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 30% or more of the Company’s Voting Securities.

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If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 30% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board.
(3) A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.
(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations and guidance thereunder and any successor or similar statutory provisions.
(h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Human Resources Committee of the Board unless otherwise specified by the Board.
(i) “Company” means Winnebago Industries, Inc., a Minnesota corporation, and any successor thereto.
(j) “Consultant” means any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.
(k) “Continuing Director” means an individual (i) who is, as of the Effective Date, a director of the Company, or (ii) who becomes a director of the Company after the Effective Date and whose initial election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
(l) “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
(m) “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).
(n) “Effective Date” means December 11, 2018.
(o) “Employee” means an employee of the Company or an Affiliate.

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(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(q) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
(r) “Fair Market Value” means the fair market value of a Share determined as follows:
(1) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(2) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.
(s) “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.
(t) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(u) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
(v) “Non-Employee Director” means a member of the Board who is not an Employee.
(w) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.
(x) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.
(y) “Parent” means a “parent corporation,” as defined in Code Section 424(e).
(z) “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.
(aa) “Performance Measure” is a metric selected by the Committee, which may, but is not required to, include one or more of the following: (i) stock price measures (including but not limited to growth measures and total shareholder return); (ii) earnings per share (actual or targeted growth); (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (iv) economic value added (“EVA”); (v) net income measures (including but not limited to income after capital costs and income before or after taxes); (vi) revenue and/or sales (gross or net) and margins; (vii) operating income; (viii) cash flow and working capital measures; (ix) return measures (including but not limited to return on assets, equity and/or invested capital); (x) growth measures (including revenue or sales growth); (xi) market share; (xii) product quality and customer satisfaction measures; (xiii) corporate values and strategic measures (including but not limited to ethics compliance, environmental, safety, strategic and succession planning); and (xiv) any other financial, operational or strategic measure approved by the Committee. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, division, business segments, business units or individual performance.

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(bb) “Plan” means this Winnebago Industries, Inc. Amended and Restated 2019 Omnibus Incentive Plan, as amended and in effect from time to time.
(cc) “Prior Plan” means the Winnebago Industries, Inc. 2014 Omnibus Equity, Performance Award and Incentive Compensation Plan.
(dd) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ee) “Separation from Service” means a “separation from service” as such term is defined for purposes of Code Section 409A.
(ff) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
(gg) “Service Provider” means an Employee, a Non-Employee Director, or Consultant.
(hh) “Share” means a share of Stock.
(ii) “Stock” means the common stock, $0.50 par value per Share, of the Company.
(jj) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(kk) “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(ll) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(mm) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(nn) “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
3. Administration of the Plan.
(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:
(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

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(2) cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);
(3) adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;
(4) granting Substitute Awards under the Plan
(5) taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and
(6) requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.
Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(c) Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans or annexes to Award Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement.
The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

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4. Shares Available Under the Plan.
(a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 7,320,000. No further awards may be made under the Prior Plan after the Effective Date of this Plan. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1) Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.
(2) Shares that are subject to Full Value Awards shall be counted against the share reserve as 2.0 Shares for every one Share granted.
(3) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.
(4) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(5) Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(6) Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plan that is outstanding on the Effective Date (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.
(c) Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a) by (i) one Share if such Share was subject to an Option or Stock Appreciation Right Award under the Plan, and (ii) 2.0 Shares if such Share was subject to a Full Value Award under the Plan.
(d) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall

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supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(e) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(f) Limits on Awards to Non-Employee Directors. The aggregate grant date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director (excluding any Awards granted at the election of a Non-Employee Director in lieu of all or any portion of retainers or fees otherwise payable to Non-Employee Directors in cash) with respect to such individual’s Service as a Non-Employee Director shall not exceed $400,000.
5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are subject to income taxes imposed by the United States.
6. General Terms of Awards.
(a) Award Agreement. Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control as provided in Section 12(b)(2), 12(b)(4) or 12(c), (ii) a Separation from Service due to death, Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders, provided that such period lasts at least fifty (50) weeks.
(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

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(d) Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.
(e) Termination of Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(1) Upon Separation from Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.
(2) Upon Separation from Service for death or Disability, all unvested portions of any outstanding Awards shall vest in full immediately. If the vesting of any such Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 6(e)(2) at the target level of performance or, in the discretion of the Committee, the actual level of performance (if determinable).
(3) Upon Separation from Service for any reason other than death or Disability, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.
(4) Upon Separation from Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(5) Upon Separation from Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such Separation from Service.
(f) Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes performance goals to be attained based on one or more Performance Measures, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. The Committee will select the applicable Performance Measure(s) and specify the performance goal(s) based on those Performance Measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and determine the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned, including the degree to which applicable performance goals have been satisfied. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an Award.
(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture

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as the units or other Share equivalents to which such dividend equivalents relate. Dividends and dividend equivalents on performance-based awards will be subject to the same terms and conditions, including vesting conditions and the achievement of any applicable performance goals, as the original Award. For the avoidance of doubt, no dividends or dividends equivalents will vest or be paid out with respect to any unvested awards under the Plan. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.
(i) Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts. To the extent that any such deferral is effected in accordance with any then-effective non-qualified deferred compensation plan of the Company, the Share equivalents credited to such non-qualified deferred compensation plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and if settled in Shares, such Shares shall be drawn from and charged against the Plan’s share reserve.
7. Stock Option Awards.
(a) Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).
(c) Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
(d) Incentive Stock Options.
(1) An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option

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Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be the total number of Shares in the Plan’s share reserve as specified in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a).
(2) No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.
(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(4) If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.
(5) The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.
8. Stock Appreciation Right Awards.
(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).
(b) Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9. Restricted Stock Awards.
(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer

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instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10. Stock Unit Awards.
(a)  Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b) Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.
11. Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12. Changes in Capitalization, Corporate Transactions, Change in Control.
(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.
(b) Corporate Transactions; Change in Control. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction. The Committee will not be required to treat all Awards or Participants similarly for purposes of this Section 12(b).
(1) Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by

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their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award. To the extent vesting of any Award continued, assumed or replaced under this Section 12(b)(1) is subject to satisfaction of specified performance goals, those goals shall be deemed to be achieved as of the date of the Corporate Transaction at the target level of performance, or, in the discretion of the Committee, at the actual level of performance (if determinable), and such Awards shall continue to be subject to any continuing service requirements.
(2) Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(3) Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(4) Termination After a Corporate Transaction. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within twenty-four (24) months after the Corporate Transaction a Participant experiences an involuntary Separation from Service for reasons other than Cause, or, if so provided in the discretion of the Committee in an Agreement, terminates his or her Service for Good Reason (as defined in the applicable Agreement or other

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then-effective written agreement between the Participant and the Company), then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s Separation from Service, (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” at the greater of target level of performance or actual level of performance (if determinable) and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such Participant’s Separation from Service.
(c) Other Change in Control. In the event of a Change in Control that does not involve a Corporate Transaction, if within twenty-four (24) months after the Change in Control a Participant experiences an involuntary Separation from Service for reasons other than Cause, or, if so provided in the discretion of the Committee in an Agreement, terminates his or her Service for Good Reason (as defined in the applicable Agreement or other then-effective written agreement between the Participant and the Company), then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become fully vested and exercisable and shall remain exercisable for one year following the Participant’s Separation from Service, and (ii) any Full Value Awards that are not yet fully vested shall immediately vest in full.
(d) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.
(e) Parachute Payment Limitation.
(1) Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).
(2) Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A of the Code shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.
(3) If, notwithstanding the initial application of this Section 12(e), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(e) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).
(4) Any determination required under this Section 12(e) shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the

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Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(e). The Company shall be responsible for all fees and expenses of the Accountants.
13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the Service Provider’s Service at any time with or without Cause or change such Service Provider’s compensation, other benefits, job responsibilities or title.
14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.
15. Effective Date, Duration, Amendment and Termination of the Plan.
(a) Effective Date. This Amended and Restated Plan was approved by the Board on October 15, 2025, and shall become effective on the Restatement Date, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i).
(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Restatement Date, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan and applicable Agreement unless otherwise provided in the applicable Agreements.
(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.
(d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).
(e) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.
16. Other Provisions.

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(a) Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
(c) Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).
(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.
(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g) Code Section 409A. It is intended that all Awards under the Plan will be exempt from, or comply with, Code Section 409A, and to the maximum extent permitted the Awards and the Plan will be administered and interpreted in accordance with this intent. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:
(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service;
(2) Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A;

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(3) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Code Section 409A; and
(4) If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.
(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
(i) Forfeiture and Compensation Recovery.
(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include Separation from Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2) Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to, any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be automatically unilaterally amended to comply with any such compensation recovery policy.

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Appendix B
Winnebago Industries, Inc.
Amended and Restated Employee Stock Purchase Plan
(as of October 15, 2025)
1. Purpose. The purpose of this Winnebago Industries, Inc. Amended and Restated Employee Stock Purchase Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan continue to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, will be construed in a uniform and nondiscriminatory manner consistent with the requirements of Sections 423 and related sections of the Code. The Plan was initially approved by the Board of Directors on October 18, 2017 and approved by shareholders of the Company on December 12, 2017. The Plan was first amended and restated effective December 14, 2023. On October 15, 2025, the Plan was again amended and restated as set forth herein, subject to approval of the Company’s shareholders.
2. Definitions.
(a) “Board” means the Company’s Board of Directors.
(b) “Code” means the Internal Revenue Code of 1986, as amended.
(c) “Committee” means the Human Resources Committee of the Board, or its successor, or another committee of the Board as designated by the Board, and if no such committee exists or is designated by the Board, the Board will act as the Committee as described in the Plan.
(d) “Common Stock” means the Company’s common stock, $.01 par value.
(e) “Company” means Winnebago Industries, Inc., a Minnesota corporation.
(f) “Compensation” will be defined from time to time by the Committee in its sole discretion with respect to any Offering Period. Except as otherwise defined by the Committee from time to time in its sole discretion, Compensation means all gross cash compensation received by an Employee from the Company or a Designated Subsidiary and includable in the Employee’s gross income for federal income tax purposes, other than any taxable reimbursements, plus any pre-tax contributions made by the Employee under Section 401(k) and 125 of the Code. Except as otherwise defined by the Committee from time to time in its sole discretion, by way of illustration, but not limitation, “Compensation” will include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but will exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock Option, stock purchase, or similar plan of the Company or any Designated Subsidiary.
(g) “Designated Subsidiary” means any Subsidiary of the Company designated by the Committee from time to time in its sole discretion as a Subsidiary whose employees are eligible to participate in the Plan.
(h) “Employee” means any individual who is an employee of the Company (or Designated Subsidiary) for tax purposes and excludes persons paid under a contract and not through Company (or Designated Subsidiary) payroll. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company (or applicable Designated Subsidiary), except that where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed by either statute or contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.
(i) “Exercise” means the purchase of shares of Common Stock pursuant to an Option granted under Section 6 in accordance with the terms of the Plan.

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(j) “Fair Market Value” of Common Stock means, as of any date, the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the New York Stock Exchange (“NYSE”) for that date (or if that date is not a Trading Day, the last market trading day before the date of such determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.
(k) “Offering Commencement Date” means the first day of each Offering Period.
(l) “Offering Period” means a period of time during which offers to purchase Common Stock are outstanding under the Plan. Unless the Committee determines otherwise, each Offering Period will be a period of approximately six months commencing on the first Trading Day on or after January 1, and terminating on the following June 30 (or the last Trading Day prior to such date); and commencing on the first Trading Day on or after July 1, and ending on the following December 31 (or the last Trading Day prior to such date). The length of each Offering Period need not be uniform; provided that no Offering Period will exceed 27 months in length.
(m) “Option” means the right of a Participant who enrolls in the Plan to purchase Common Stock in accordance with the terms of the Plan.
(n) “Parent” means a corporation, domestic or foreign, that owns not less than 50% of the voting shares of the Company or of another Parent, whether or not such corporation now exists or is hereafter organized or acquires the Company or a Parent.
(o) “Participant” means an eligible Employee who has elected to participate in the Plan in the manner set forth in Section 4 and whose participation has not ended pursuant to Section 9 or Section 10.
(p) “Plan” means this Amended and Restated Winnebago Industries, Inc. Employee Stock Purchase Plan.
(q) “Purchase Date” means the last Trading Day of each Offering Period.
(r) “Purchase Price” means, unless a different purchase price is established by the Committee, the lesser of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Commencement Date, and (ii) 85% of the Fair Market Value of a share of Common Stock on the Purchase Date. However, the Purchase Price may be adjusted by the Committee pursuant to Section 18 of this Plan.
(s) “Recordkeeping Account” means the account maintained in the books and records of the Company (or its agent) recording the amount contributed to the Plan by each Participant through payroll deductions.
(t) “Reserves” means the number of shares of Common Stock covered by each Option under the Plan that have not yet been Exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under Option.
(u) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.
(v) “Trading Day” means a day on which the NYSE is open for trading.
3. Eligibility. With respect to the purchase of shares under this Plan, any Employee employed by the Company or a Designated Subsidiary on a given Offering Commencement Date will be eligible to participate in the Plan, except:
(a) Any Employee employed by the Company (or Designated Subsidiary) for less than three (3) months before the applicable Offering Commencement Date;
(b) Any Employee whose customary employment is less than 20 hours per week;
(c) Any Employee whose customary employment is not more than five (5) months in any calendar year;
(d) To the extent that, immediately after the grant, such Employee (including by attribution under Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding Options to purchase stock of the Company constituting in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company;

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(e) To the extent that such Employee’s Option to purchase stock under this Plan and any other employee stock purchase plans (within the meaning of Section 423(b) of the Code), if any, of the Company and its Subsidiaries exceeds $25,000 worth of stock (determined at the Fair Market Value of the shares at the time the Option is granted) in the aggregate for each calendar year in which the Option is outstanding at any time; and
(f) To the extent that such Employee’s Option to purchase stock under this Plan is in excess of 10,000 shares in any one Offering Period (or such other maximum share limit, other than no share limit, as established by the Committee in its sole discretion, with respect to any Offering Period).
Notwithstanding the foregoing, with respect to any Offering Period, the Committee may provide for the inclusion of Employees described in one or more of (a) – (c) above, or may change the exclusions provided in one or more of (a) – (c) above in any manner allowable under Treasury Regulations section 1.423-2(e)(1) and (2). In addition, notwithstanding the foregoing, with respect to any Offering Period, the Committee may provide for the exclusion of certain employees within the limitations described in Treasury Regulations section 1.423-2(e)(3).
4. Participation.
(a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form and process (which may be electronic) determined by the Committee before the applicable Offering Commencement Date, unless a later time for submission is set by the Committee for all eligible Employees with respect to a given Offering Period.
(b) Payroll deductions for a Participant will commence on the first payroll date occurring on or after the applicable Offering Commencement Date and will end on the last payroll date occurring on or before the Purchase Date of the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 9 or pursuant to Section 10.
5. Payroll Deductions.
(a) At the time a Participant files a subscription agreement, the Participant will elect to have payroll deductions made on each pay day during the Offering Period in an amount equal to a fixed dollar amount, but not exceeding 15% (or such other maximum percentage as the Committee may establish from time to time prior to the commencement of an Offering Period), of the Compensation that the Participant receives on each pay day during the Offering Period.
(b) All payroll deductions made for a Participant will be credited to the Participant’s Recordkeeping Account under the Plan. A Participant may not make any additional payments into such account, except to the extent allowed under Section 5(f) below. A Participant’s account will be only a bookkeeping account maintained by the Company, and neither the Company nor any Subsidiary is obligated to segregate or hold in trust or escrow any funds in a Participant’s account. Except for amounts not expended because of the Plan rule that fractional shares will not be purchased, no amount of accumulated payroll deductions will be carried over with respect to any Participant from the end of one Offering Period to the beginning of another.
(c) A Participant may discontinue participation in the Plan as provided in Section 9, but no other change can be made and, specifically, a Participant may not alter the rate of the Participant’s payroll deductions during an Offering Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated or modified as provided in Section 9.
(d) Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code or Section 3 of this Plan, a Participant’s payroll deductions may be decreased to 0% at any time during an Offering Period. In such event, payroll deductions will recommence at the rate provided in the Participant’s subscription agreement at the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 9.
(e) At the time the Option is Exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the Exercise of the Option or the disposition of the Common Stock. The Company may, but is not obligated to, withhold from the Participant’s other Compensation the

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amount necessary for the Company to meet applicable withholding obligations related to the Participant’s tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.
(f) If specifically provided by the Committee in connection with an Offering Period (including for purposes of complying with applicable local law), in addition to or instead of making contributions by payroll deduction, a Participant may make additional contributions to the Participant’s Recordkeeping Account through the payment of cash or check prior to a Purchase Date. A Participant may make such additional contributions into the Participant’s Recordkeeping Account only if the Participant has not already made the maximum permitted amount withheld during the Offering Period through payroll deductions, subject to the limitations set forth in Section 3(e). Any such additional contributions will be credited to the applicable Recordkeeping Accounts within a reasonable amount of time following receipt by the Company.
6. Grant of Option. Effective on the Offering Commencement Date of each Offering Period, each eligible Employee participating in such Offering Period will be granted an Option to purchase on the Purchase Date of such Offering Period, at the applicable Purchase Price, a number of full shares of Common Stock determined by dividing such Employee’s total payroll deductions actually made before such Purchase Date and retained in the Participant’s Recordkeeping Account as of the Purchase Date by the applicable Purchase Price without adjustment for changes in the Compensation of the Participant.
7. Exercise of Option. Unless a Participant terminates employment or otherwise withdraws from the Plan as provided in Section 9, or except to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, the Participant’s Option for the purchase of shares will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to the Option will be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s Recordkeeping Account. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s Recordkeeping Account that are insufficient to purchase a full share will be retained in the Participant’s Recordkeeping Account for the subsequent Offering Period, subject to earlier termination of employment or withdrawal by the Participant as provided in Section 9. Any other funds left over in a Participant’s Recordkeeping Account after the Purchase Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s Option to purchase shares under this Plan is exercisable only by the Participant.
8. Delivery. As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company will make a book entry for each Participant or the Participant’s broker, or to a broker designated by the Committee, evidencing the shares purchased upon Exercise of the Option. Shares may be registered in the name of the Participant or jointly in the name of the Participant and the Participant’s spouse as joint tenants with right of survivorship, or as community property, as the Participant may direct on an appropriate form filed with the Company (or its agent).
9. Withdrawal.
(a) A Participant may at any time on or before 30 calendar days before the Purchase Date withdraw from the Plan by complying with the rules set by the Committee. If a Participant withdraws, the Company will pay to the Participant in cash all of the Participant’s payroll deductions credited to the Participant’s Recordkeeping Account promptly after receipt of notice of withdrawal, such Participant’s Option for the Offering Period will automatically be terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period or any subsequent Offering Period unless the Participant delivers to the Company (or its agent) a new subscription agreement.
(b) A Participant’s withdrawal from an Offering Period will not have any effect upon the Participant’s eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.
10. Termination of Employment. If a Participant ceases to be an Employee for any reason at any time before the Purchase Date of an Offering Period, including but not limited to the sale of a Designated Subsidiary, the Participant will be deemed to have elected to withdraw from the Plan, and the payroll deductions credited to the

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Participant’s Recordkeeping Account during the Offering Period will be returned to the Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 14, and the Participant’s Option will be automatically terminated as of the date the Participant ceases to be an Employee.
11. No Interest. No interest will accrue or be payable on the payroll deductions credited to a Participant’s Recordkeeping Account in the Plan (unless required under local law).
12. Stock.
(a) The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either authorized but unissued shares or shares purchased by the Company on the open market.
(b) 750,000 shares of Common Stock are reserved for the Exercise of Options under the Plan, as adjusted as provided in Section 18. Shares reserved for Options that are not Exercised will again be available for Options under the Plan. If on a given Purchase Date the number of shares with respect to which Options are to be Exercised exceeds the number of shares then available under the Plan, the Committee will make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as is practicable and as it determines to be equitable.
(c) The Participant will have no interest or voting rights in shares covered by an Option or in any dividends declared by the Company in respect of its outstanding Common Stock until such Option has been Exercised and the shares of Common Stock have been issued and delivered.
13. Administration. This Plan will be administered by the Committee. Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee has full power and authority to:
(a) Determine when each Offering Period under this Plan occurs, and the terms and conditions of each related Offering Period (which need not be identical);
(b) Designate from time to time which Subsidiaries of the Company are eligible to participate in the Plan;
(c) Construe and interpret the Plan and establish, amend and revoke rules, regulations and procedures for the administration of the Plan. The Committee may, in the exercise of this power, correct any defect, omission or inconsistency in the Plan, in such manner and to the extent it may deem necessary, desirable or appropriate to make the Plan fully effective;
(d) Exercise such powers and perform such acts as the Committee may deem necessary, desirable or appropriate to promote the best interests of the Company and its Designated Subsidiaries and to carry out the intent that each Offering Period under the Plan is treated as qualifying under Section 423(b) of the Code;
(e) As more fully described in Section 24(f), to adopt such rules, procedures and sub-plans as may be necessary, desirable or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside the United States by a non-U.S. Designated Subsidiary, and to achieve tax, securities law and other compliance objectives in particular locations outside the United States; and
(f) Adopt and amend, as the Committee deems appropriate, a Plan rule specifying that shares of Common Stock purchased by a Participant during an Offering Period may not be sold by the Participant for a specified period of time after the Purchase Date on which the shares were purchased by the Participant, and establish such procedures as the Committee may deem necessary to implement such rule.
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan will be within the sole discretion of the Committee, may be made at any time and will be final, conclusive, and binding upon all persons, including the Company, any Subsidiary, any Participant and any Employee.
Subject to the terms of the Plan and applicable law, the Committee may delegate ministerial duties associated with the administration of the Plan to such of the Company’s officers, employees or agents as the Committee may determine.

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No member of the Board or Committee will be liable for any action taken or determination made in good faith with respect to the Plan. In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or a Designated Subsidiary, members of the Board and Committee and any officers or employees of the Company or Designated Subsidiary to whom authority to act for the Committee is delegated will be indemnified by the Company from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person has acted in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company.
14. Designation of Beneficiary.
(a) A Participant may file a designation, including by electronic means, as determined by the Committee from time to time, of a beneficiary who is to receive: (i) any shares and any cash, if any, from the Participant’s Recordkeeping Account under the Plan in the event of the Participant’s death subsequent to a Purchase Date on which the Option is Exercised, but before delivery to the Participant of the shares of Common Stock and cash, or (ii) any cash from the Participant’s Recordkeeping Account under the Plan in the event of the Participant’s death before Exercise of the Option. If a Participant is married and the designated beneficiary is not the Participant’s spouse, spousal consent will be required for such designation to be effective on such forms as approved by the Committee. Such designation of beneficiary may be changed by the Participant at any time by written notice, including electronic as determined by the Committee, subject to the requirements in the preceding sentence. No beneficiary will, prior to the death of the Participant by whom the Participant has been designated, acquire any interest in any shares of Common Stock or in any Option or cash credited to the Participant’s account.
(b) In the event of a Participant’s death and in the absence of a beneficiary validly designated under the Plan who is living at the time of the Participant’s death, the Committee will deliver the shares of Common Stock and/or cash first to the Participant’s spouse, if any, and then to the executor or administrator of the estate of the Participant or, if to the best of the Committee’s knowledge no such executor or administrator has been appointed, the Committee, in its sole discretion, may deliver such shares and/or cash to any one or more dependents or relatives of the Participant, or if no spouse, dependent, or relative is known to the Committee, then to such other person as the Committee may designate. The Committee may require reasonable proof of the identity and existence at the Participant’s death of the beneficiary validly designated under this Section 14. The Committee will not be responsible for or be required to give effect to the disposition of any cash or shares of Common Stock in accordance with any will or other testamentary disposition made by the Participant or in accordance with the provision of any law concerning intestacy, or otherwise.
15. Transferability. Neither payroll deductions credited to a Participant’s Recordkeeping Account nor any rights with regard to the Exercise of an Option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition is void and without effect, except that the Committee may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 9.
16. Use of Funds. The Recordkeeping Accounts are established solely for accounting purposes, and all payroll deductions received or held by the Company in the Recordkeeping Accounts under the Plan will be general corporate funds and as such may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate payroll deductions.
17. Reports. Statements of account will be available to Participants on a periodic basis setting forth their payroll deductions, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any.
18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Asset Sale.
(a) Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Offering Period, as well as the Purchase Price per share, the number of shares of Common Stock covered by each Option under the Plan which has not yet been Exercised will be adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, consolidation, separation, reorganization or reclassification of the

Proxy Statement for 2025 Annual Meeting B-6

Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Committee, in a manner that causes each Option to continue to qualify as an option issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 and 424 of the Code. The determination of the Committee is final and binding on all parties.
(b) In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress will be shortened by setting a new Purchase Date (the “New Purchase Date”), and the Offering Period will terminate immediately before the consummation of the proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Purchase Date will be determined by the Committee and will be before the date of the Company’s proposed dissolution or liquidation. The Committee will notify each Participant in writing before the New Purchase Date that the Purchase Date for the Participant’s Option has been changed to the New Purchase Date and that the Participant’s Option will be Exercised automatically on the New Purchase Date, unless the Participant terminates employment or withdraws from the Offering Period as provided in Section 9 before the New Purchase Date.
(c) In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, or similar corporate transaction, each outstanding Option will be assumed, or an Option substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation; provided that the terms of the Option remain substantially the same, the number of shares and the Purchase Price is proportionally adjusted such that the aggregate spread between the Purchase Price and Fair Market Value immediately after the transaction is not greater or less than the aggregate spread between the Purchase Price and Fair Market Value immediately prior to the transaction. If the successor corporation elects not to assume the Option or substitute equivalent Options, the Offering Period then in progress will be shortened by setting a New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed sale or merger. The Committee will notify each Participant in writing before the New Purchase Date, that the Purchase Date for the Participant’s Option has been changed to the New Purchase Date and that the Participant’s Option will be Exercised automatically on the New Purchase Date, unless Participant terminates employment or withdraws from the Offering Period as provided in Section 9 before the New Purchase Date.
(d) Except as otherwise expressly provided in this Section 18: (i) no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the Common Stock actually issued, (ii) no Participant will have any right by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and (iii) any issue by the Company of shares of any class, or securities convertible into shares of any class, will not affect, and no adjustment for such reason will be made with respect to, the number or price of shares subject to the Option.
19. Amendment and Termination.
(a) The Committee, in its sole discretion, may at any time and for any reason terminate, amend or suspend the Plan. Except as provided in Section 18, no termination, amendment or suspension can affect Options previously granted, provided that an Offering Period may be terminated by the Board on or prior to any Purchase Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option previously granted that adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation, or NYSE rule), the Company will obtain shareholder approval in such manner and to such degree as required.
(b) Without shareholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Committee will be entitled to exercise its authority under the Plan, including but not limited to, changing the Offering Periods or the maximum amount of permitted payroll deductions; establishing the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; permitting payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections; establishing reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that

Proxy Statement for 2025 Annual Meeting B-7

amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation; and establishing such other limitations and procedures as the Committee determines in its sole discretion are advisable.
(c) If the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its sole discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:
(1) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price; or
(2) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Committee action.
Such modifications or amendments will not require shareholder approval or the consent of any Participants.
20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21. Conditions Upon Issuance of Shares.
(a) Shares will not be issued with respect to an Option unless the Exercise of such Option and the issuance and delivery of the shares will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the NYSE, and will be further subject to the approval of counsel for the Company with respect to such compliance.
(b) As a condition to the Exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of the Exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
22. Term of Plan. The Plan was originally effective on December 12, 2017. This amended and restated Plan is effective on October 15, 2025, subject to approval by the shareholders of the Company within 12 months after its adoption, and will apply to Offering Periods beginning after the receipt of such Board approval. The Plan and all rights of Participants under the Plan will terminate (i) at any time, at the discretion of the Committee, or (ii) upon the completion of any Offering under which the limitation on the total number of shares of Common Stock to be issued during the entire term of the Plan, as determined in accordance with Section 3, has been reached. Except as otherwise determined by the Committee, upon termination of this Plan, the Company will pay to each Participant cash in an amount equal to the entire remaining balance in such Participant’s Recordkeeping Account.
23. Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan and Options issued to such persons will be deemed to contain, and the shares of Common Stock issued upon Exercise of the Options will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.
24. Miscellaneous.
(a) No Rights to Employment. The Plan will not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares of Common Stock under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it will not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Employee’s employment at any time.
(b) Governing Law. The law of the State of Minnesota will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

Proxy Statement for 2025 Annual Meeting B-8

(c) Electronic Documentation and Signatures. Any reference in the Plan to election or enrollment forms, notices, authorizations or any other document to be provided in writing will include the provision of any such form, notice, authorization or document by electronic means, including through the Company’s intranet or with the Company’s agent, and any reference in the Plan to the signing of any document will include the authentication of any such document provided in electronic form, in each case in accordance with procedures established by the Committee.
(d) Section 409A of the Code. The Plan is exempt from the application of Section 409A of the Code (“Section 409A”) and any ambiguities in the Plan will be interpreted to so be exempt from Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an Option granted under the Plan may be subject to Section 409A or that any provision in the Plan would cause an Option under the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding Option under the Plan, or take such other action as the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding Option or future Option that may be granted under the Plan from or to allow any such Options to comply with Section 409A, but only to the extent any such amendments or actions by the Committee would not violate Section 409A. Notwithstanding the foregoing, the Company and the Committee will have no liability to a Participant or any other party if the Option to purchase shares under the Plan that is intended to be exempt from or compliant with Section 409A is not exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representations that the Option to purchase shares under the Plan is compliant with Section 409A.
(e) Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
(f) Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent individual or other person incapable of receipt thereof will be deemed paid when paid to such individual’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment will fully discharge the Committee, the Board, the Company, its Subsidiaries and their employees, agents and representatives with respect thereto.
(g) Rules for Foreign Jurisdictions. The Committee may adopt rules, procedures or subplans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, the definition of Compensation, withholding procedures and handling of stock certificates that vary with local requirements.
Amended Plan Approved by Board of Directors: October 15, 2025
Amended Plan Approved by Shareholders:     , 2025

Proxy Statement for 2025 Annual Meeting B-9

WINNEBAGO INDUSTRIES

WINNEBAGO INDUSTRIES, INC.
ATTN: STACY BOGART
13200 PIONEER TRAIL
EDEN PRAIRIE, MN 55347

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WGO2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the nominees listed in proposal 1:

Nominees	For	Withhold
1a. Kevin E. Bryant	☐	☐
1b. John M. Murabito	☐	☐
1c. Michael E. Pack	☐	☐

NOTE: Act on any other matters that may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000684378_1 R2.09.05.010

WINNEBAGO INDUSTRIES

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, December 16, 2025

3:30 p.m., Central Standard Time

Virtual Meeting www.virtualshareholdermeeting.com/WGO2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

WINNEBAGO INDUSTRIES, INC.
Annual Meeting of Shareholders
December 16, 2025 3:30 PM CST
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stacy L. Bogart and Michael J. Happe, or either of them, the undersigned's attorneys and proxies, with full power of substitution, to vote all shares of Common Stock of Winnebago Industries, Inc. which the undersigned is entitled to vote, as fully as the undersigned could do if personally present, at the Annual Meeting of Shareholders of said corporation to be held virtually at www.virtualshareholdermeeting.com/WGO2025 on the 16th day of December, 2025, at 3:30 p.m., Central Standard Time, and at any and all adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000684378_2 R2.09.05.010